    As filed with the Securities and Exchange Commission on August 2, 2000
                                                      REGISTRATION NO. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                         FORM S-3 REGISTRATION STATEMENT


                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware

                            (State of incorporation)

                                   13-3411414

                      I.R.S. EMPLOYER IDENTIFICATION NUMBER

                         ONE NEW YORK PLAZA, 18TH FLOOR
                          NEW YORK, NEW YORK 10292-2018
                                 (212) 214-1000

               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                                    offices)

                              FRED ROBUSTELLI, ESQ.
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                          ONE SEAPORT PLAZA, 30TH FLOOR
                            NEW YORK, NEW YORK 10292
                     (Name and address of agent for service)

                                   ----------

                                    Copy to:


    KEVIN C. BLAUCH                                        WILLIAM J. CULLEN
    LATHAM & WATKINS                                        SIDLEY & AUSTIN
    885 THIRD AVENUE                                       875 THIRD AVENUE
NEW YORK, NEW YORK 10022                               NEW YORK, NEW YORK 10022
NEW YORK, NEW YORK 10022


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                          Proposed
                                                          Maximum
                                                          Offering        Proposed Maximum
  Title of Securities Being         Amount to be         Price Per       Aggregate Offering         Amount of
         Registered                Registered (1)         Unit (2)           Price (2)           Registration Fee
------------------------------ ----------------------- --------------- ----------------------- ---------------------
Commercial/Multifamily             $1,922,515,000           100%           $1,922,515,000          $422,400
Mortgage Pass-
Through
Certificates
====================================================================================================================

         (1) Includes $322,515,000 aggregate principal amount of the Registrant's Securities which were previously registered under its Registration Statement on Form S-3 (Registration No. 333-75209) and remain unsold as of the date hereof. As permitted by Rule 429 under the Securities Act of 1933, the Prospectus filed as a part of this Registration Statement on Form S-3 will be used in connection with the offering of such previously registered and unsold Securities and the Securities covered hereby. The registration fee specified in the table has been computed on the basis of $1,600,000,000 principal amount of Securities covered, prior to including the previously registered and unsold Securities referred to above. The requisite registration fees with respect to such previously registered and unsold Securities were paid upon the filing of the Registration Statement on Form S-3 (Registration No. 333-75209).


         (2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


         PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-75209).


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         Immediately following this explanatory note there are eight separate sets of alternative pages labeled in the upper right corner as follows: "Version 1: Multifamily Properties", "Version 2: Office Properties", "Version 3: Retail Properties", "Version 4: Hotel and Motel Properties", "Version 5: Health-Care Related Properties", "Version 6: Industrial Properties", "Version 7: Warehouse, Mini-Warehouse and Self-Storage Facilities", "Version 8: Mobile Home Parks". Each "version" contains inserts to the Prospectus and each Prospectus Supplement showing the text specific to a material concentration in each of the eight specified types of properties (that is, multifamily properties, office properties, retail properties, hotel and motel properties, health care-related facilities, industrial properties, warehouse, mini-warehouse and self-storage facilities, and mobile home parks). Each of the eight "versions" of changes to the Prospectus and each Prospectus Supplement is an integral part of the Prospectus and each Prospectus Supplement.

         The above described eight "versions" of changes to the Prospectus and each Prospectus Supplement are being filed with this Registration Statement for purposes of identifying changes that will be made thereto as a result of a material concentration in any of the eight specified types of properties in any specific securitization transaction. Depending on the types of properties that constitute a material concentration in any particular transaction, the respective changes to the Prospectus and each Prospectus Supplement outlined in the above described "versions" would be included in the specific Prospectus and Prospectus Supplement for that transaction. When multiple sets of inserts are to be included in the specific Prospectus and Prospectus Supplement for any particular transaction, these inserts will be included in each appropriate location in an order that goes from highest material concentration to lowest material concentration (provided that single-sentence inserts that simply identify properties that involve a material concentration may be combined but will still present those properties in the aforementioned order). The specific Prospectus and Prospectus Supplement for each particular transaction reflecting these changes would be filed at the time and in the manner provided by Rule 424 under the Securities Act of 1933.

                                               Version 1: Multifamily Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates issued.

                                               Version 1: Multifamily Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [**Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                               Version 1: Multifamily Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         MULTIFAMILY RENTAL PROPERTIES ARE PARTICULARLY SUSCEPTIBLE TO LOCAL, REGIONAL OR NATIONAL ECONOMIC CONDITIONS WHICH MAY CAUSE REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, adverse economic conditions, either local, regional or national, (1) may limit the amount of rent that can be charged for rental units, (2) may adversely affect tenants' ability to pay rent and (3) may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of those properties.

         SPECIAL LOW-INCOME HOUSING TAX CREDITS MAY NOT ALWAYS BE AVAILABLE TO THE BORROWER DUE TO RENT CONTROL LAWS AND LACK OF INTERESTED TENANTS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Tax Code. However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain those mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties. In addition, the income restrictions on tenants imposed by Section 42 of the Tax Code may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the rental properties eligible to receive tax credits under Section 42 of the Tax Code and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

         COOPERATIVELY-OWNED APARTMENT BUILDINGS ARE SUBJECT TO ADDITIONAL RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building. That payment represents the tenant-shareholder's proportional share of the

                                               Version 1: Multifamily Properties

corporation's payments in respect of the mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the property, less any other income that the cooperative corporation may realize. In addition to risks generally associated with real estate, adverse economic conditions, either local regional or national, may impair the financial conditions of individual tenant-shareholders or their ability to sub-let the subject apartments, reducing the likelihood tenants can make required maintenance payments. The lender on any mortgage loan secured by a cooperatively-owned apartment building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "Risk Factors--Multifamily rental properties are particularly susceptible to local, regional or national economic conditions which may cause reduced payments on your certificates" and "Risk Factors-- Special low-income housing tax credits may not always be available to the borrower due to rent control laws and lack of interested tenants which may result in reduced payments on your certificates." In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on that building will be subject to a risk associated with that sponsor's creditworthiness.

                                               Version 1: Multifamily Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools--General":]

            MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES.

         Significant factors determining the value and successful operation of a multifamily rental property are :

         (1)  the location of the property;

         (2) the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and single family homes);

         (3) the physical attributes of the multifamily building (such as its age and appearance); and

         (4)  state and local regulations affecting the property.

         In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may:

         (1)  limit the amount of rent that can be charged for rental units;

         (2)  adversely affect tenants' ability to pay rent; and

                                               Version 1: Multifamily Properties

         (3) result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses.

         Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Since multifamily rental property is typically leased on a short-term basis, its occupancy rate may subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and the cash flow therefrom.

       MORTGAGE LOANS SECURED BY COOPERATIVELY-OWNED APARTMENT BUILDINGS.

         A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing that tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Those payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the corporation, as well as all other operating expenses of that property, depends primarily upon receiving maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may, in some cases, have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the depositor nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants may subscribe during a specified period at discounted prices relative to prices offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

                                               Version 1: Multifamily Properties

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may also be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

                                               Version 1: Multifamily Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors--Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES


         _____ of the mortgage loans, which represent ___% of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:


         (1) "Risk Factors -- Multifamily rental properties are particularly susceptible to local, regional or national economic conditions which may cause reduced payments on your certificates";

         (2) "Risk Factors -- Special low-income housing tax credits may not always be available to the borrower due to rent control laws and lack of interested tenants which may result in reduced payments on your certificates";

         (3) "Risk Factors -- Cooperatively-owned apartment buildings are subject to additional risks which may reduce payments on your certificates";

         (4) "The Mortgage Pools -- Mortgage Loans Secured by Multifamily Rental Properties" and

         (5)  "The Mortgage Pools -- Mortgage Loans Secured by
              Cooperatively-Owned Apartment Buildings."

                                                    Version 2: Office Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Office properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 2: Office Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [** Office properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                    Version 2: Office Properties


         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         CHANGES IN POPULATION AND ECONOMIC GROWTH, LOCAL COMPETITIVE CONDITIONS AND QUALITY OF MANAGEMENT, ATTRACTIVENESS AND PHYSICAL CONDITIONS OF OFFICE PROPERTIES MAY ADVERSELY AFFECT THE CASH FLOWS AND LIQUIDATION VALUE OF THOSE PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, cash flows from mortgage loans secured by office properties are also significantly affected by the following factors:

         (1) adverse changes in population and economic growth, which generally create demand for office space;

         (2) local competitive conditions, including the supply of office space or construction of new competitive office buildings;

         (3)  the quality and management philosophy of the management;

         (4) the attractiveness of the properties and the surrounding neighborhood to tenants and their customers or clients; and

         (5) the necessity of major repairs or improvements to satisfy the needs of tenants.

         Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, an economic decline in the businesses operated by their tenants may reduce the office property's value and cash flows therefrom. An economic decline may result in one or more significant tenants ceasing operations at those locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of those tenants, the tenants' general cessation of business activities or for other reasons). The risk of an economic decline increases if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                                    Version 2: Office Properties


         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

                  MORTGAGE LOANS SECURED BY OFFICE PROPERTIES.

         Significant factors affecting the value of office properties include:

         (1)  the quality of the tenants in the building;

         (2) the physical attributes of the building in relation to competing buildings;

         (3) the location of the building with respect to the central business district or population centers;

         (4) demographic trends within the metropolitan area to move away from or towards the central business district;

         (5) social trends combined with space management trends (which may change towards options such as telecommuting );

         (6) tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located; and

         (7) the strength and stability of the market area as a desirable business location.

         An economic decline in the businesses operated by their tenants may reduce the office property's value and cash flow therefrom. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         The expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms affect repayment of the related mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the office properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's:

         (1)  age;

         (2)  condition;

         (3)  design (including floor sizes and layout);

         (4)  access to transportation;

                                                    Version 2: Office Properties


         (5)  availability of parking; and

         (6) ability to offer amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

         Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                                    Version 2: Office Properties


         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors-- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         _______ of the mortgage loans, which present ___% of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Changes in population and economic growth, local competitive conditions and quality of management, attractiveness and physical conditions of office properties may adversely affect the cash flows and liquidation value of those properties which may result in reduced payments on your certificates"; and

         (2)  "The Mortgage Pools -- Mortgage Loans Secured by Office
              Properties."

                                                    Version 3: Retail Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Retail properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 3: Retail Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [**Retail properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                    Version 3: Retail Properties

[The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         CONSUMER SPENDING PATTERNS, LOCAL COMPETITIVE CONDITIONS, ALTERNATIVE FORMS OF RETAILING, AND QUALITY, ATTRACTIVENESS, PERCEPTION OF SAFETY AND PHYSICAL CONDITIONS OF RETAIL PROPERTIES MAY ADVERSELY AFFECT THE CASH FLOWS FROM THOSE PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, cash flows from mortgage loans secured by retail properties are also significantly affected by the following factors:

         (1)  adverse changes in consumer spending patterns;

         (2) local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

         (3) alternative forms of retailing, such as direct mail, video shopping networks and selling through the Internet, which reduce demand for retail space by retail companies;

         (4)  the quality and management philosophy of the management;

         (5) the attractiveness of the properties and surrounding neighborhood to tenants and their customers;

         (6) the public perception of the safety of customers (at shopping malls and shopping centers, for example); and

         (7) the necessity of major repairs or improvements to satisfy the needs of tenants.

         Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at those locations (which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons). Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

                                                    Version 3: Retail Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

                   MORTGAGE LOANS SECURED BY RETAIL PROPERTIES

         Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties depends on various factors including, but not limited to, the following:

         (1)  the ability to lease space in those properties;

         (2)  the ability of tenants to meet their lease obligations;

         (3) the possibility of a significant tenant becoming bankrupt or insolvent; and

         (4) other fundamental aspects of real estate such as location and market demographics.

         The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because (a significant component) of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents, and may also cause those tenants to become unable to pay their base rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. An anchor tenant's failure to renew its lease, the termination of its lease, its bankruptcy or economic decline, or its cessation of the business (notwithstanding any continued payment of rent) can materially reduce the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

         Unlike other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect value of and cash flow from related retail properties.

                                                    Version 3: Retail Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors -- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Consumer spending patterns, local competitive conditions, alternative forms of retailing, and quality, attractiveness, perception of safety and physical conditions of retail properties may adversely affect the cash flows from those properties which may result in reduced payments on your certificates"; and

         (2)  "The Mortgage Pools - Mortgage Loans Secured by Retail
              Properties."

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Hotel and motel properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                           Version 4: Hotel and Motel Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [** Hotel and motel properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         CASH FLOWS AND LIQUIDATION VALUE OF HOTELS AND MOTELS MAY BE ADVERSELY AFFECTED BY FACTORS SUCH AS HIGH CAPITAL EXPENDITURE EXPENSES, COMPETITION, INCREASED COSTS, DEPENDENCE ON TOURISM, ADVERSE ECONOMIC CONDITIONS, SEASONALITY, NATURE OF FRANCHISE ARRANGEMENTS, TRANSFERABILITY OF LICENSES AND NEGATIVE PERCEPTION, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

         (1) a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated;

         (2)  competition from other hotels and motels;

         (3) increases in operating costs (which increases may not necessarily in the future be offset by increased room rates);

         (4)  dependence on business and commercial travelers and tourism;

         (5)  increases in energy costs and other expenses of travel; and

         (6) adverse effects of national, regional and local economic conditions.

         These factors could reduce the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly achieve an initially positive value, an over-building of hotels and motels could occur in any given region, which would likely reduce occupancy and daily room rates. (The availability of construction capital is generally independent from the primary drivers of room demand.) Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of some hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         A hotel or motel property may present additional risks as compared to other commercial property types in that:

         (1) hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

         (2) the transferability of any operating, liquor and other licenses to the entity acquiring a hotel or motel (either through purchase or foreclosure) is subject to local law requirements;

                                           Version 4: Hotel and Motel Properties

         (3) it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of that property; and

         (4) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

         Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain operating standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise agreement. The franchisor could possibly condition the continuation of a franchise agreement on the completion of capital improvements or making specified capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise agreement to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the hotel or motel property independently of a franchise license. The loss of a franchise agreement could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

                                           Version 4: Hotel and Motel Properties

[The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

              MORTGAGE LOANS SECURED BY HOTEL AND MOTEL PROPERTIES.

         Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in some locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

         The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise agreement. The transferability of franchise agreements may be restricted and, in the event of a foreclosure on a hotel or motel property, the consent of the franchisor for the continued use of the franchise by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of that hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for a liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                           Version 4: Hotel and Motel Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors -- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         HOTEL AND MOTEL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         _____ of the mortgage loans, which represent _____ % of the initial poll balance, are secured by mortgages on fee and/or leasehold interests in hotels and motels. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Cash flows and liquidation value of hotels and motels may be adversely affected by factors such as high capital expenditure expenses, competition, increased costs, dependence on tourism, adverse economic conditions, seasonality, nature of franchise arrangements, transferability of licenses and negative perception, which may result in reduced payments on your certificates"; and

         (2) "The Mortgage Pools -- Mortgage Loans Secured by Hotel and Motel Properties."

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Health-care related properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                       Version 5: Health-Care Related Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [** Health-care related properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         NATURE OF MEDICAID AND MEDICARE PROGRAMS AND HIGH LEVEL OF FEDERAL, STATE AND LOCAL REGULATIONS MAKE SOME TYPES OF HEALTH CARE-RELATED FACILITIES SUBJECT TO ADDITIONAL LIMITATIONS WHICH MAY ADVERSELY AFFECT THE CASH FLOWS AND LIQUIDATION VALUE OF THOSE PROPERTIES WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, some types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to the following:

         (1)  statutory and regulatory changes;

         (2)  retroactive rate adjustments;

         (3)  administrative rulings;

         (4)  policy interpretations;

         (5)  delays by fiscal intermediaries; and

         (6) government funding restrictions, all of which can reduce revenues from operation.

         Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and various proposals for national health care relief could, if enacted, further limit these payments.

         In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, the following:

         (1)  federal and state licensing requirements;

         (2)  facility inspections;

         (3)  the setting of rates and charges;

         (4) governmental reimbursement policies and laws relating to the adequacy of medical care;

         (5)  distribution of pharmaceuticals and equipment;

         (6)  personnel operating policies; and

                                       Version 5: Health-Care Related Properties

         (7) maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation and limit growth.

         In extreme cases, violations of applicable laws can result in suspension or cessation of operations.

         Under federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a mortgaged property that is operated as a health care-related facility, neither the trustee nor a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain any outstanding reimbursement payments relating to services furnished prior to the foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the trustee or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, that a new license could be obtained or that a new approval would be granted. In addition, health care-related properties are generally "special purpose" properties that are not readily converted to general residential, retail or office use, and transfers of health care-related properties are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate. Any of the foregoing circumstances may adversely affect a property's liquidation value.

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools--General":]

                  MORTGAGE LOANS SECURED BY HEALTH CARE-RELATED PROPERTIES.

         The mortgaged properties may include senior housing, assisted living facilities, skilled nursing facilities and acute care facilities. "Senior Housing" generally consists of apartment-style facilities, the residents of which are ambulatory and handle their own affairs. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and assistance with daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require sub-acute medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

         Some types of health care-related properties, particularly Acute Care Facilities and Skilled Nursing Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare reimbursements are subject to the following factors:

         (1)  statutory and regulatory changes;

         (2)  retroactive rate adjustments;

         (3)  administrative rulings;

         (4)  policy interpretations;

         (5)  delays by fiscal intermediaries; and

         (6)  government funding restrictions.

         Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If the payments are insufficient, net operating income of those health care-related properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any mortgage loans secured by those properties, could be adversely affected.

         Moreover, health care-related properties that provide medical care are generally subject to federal and state laws that relate to:

         (1)  adequacy of medical care;

         (2)  distribution of pharmaceuticals;

                                       Version 5: Health-Care Related Properties

         (3)  rates and charges;

         (4)  equipment;

         (5)  personnel;

         (6)  operating policies; and

         (7)  additions to facilities and services.

         In addition, those facilities are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in some states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related property or, if applicable, prohibit it from participating in government reimbursement programs. Furthermore, under applicable federal and state laws, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, neither the Trustee nor a subsequent lessee or operator of any health care-related property securing a defaulted mortgage loan would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished prior to the foreclosure. Any of the aforementioned circumstances may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

         Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take other specified actions such as acquiring major medical equipment, making major capital expenditures, adding services, refinancing long-term debt, or transferring ownership of a facility. States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a Certificate of Need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, upon a foreclosure of a mortgage loan secured by a lien on a health care-related property, the purchaser at foreclosure might be required to obtain a new Certificate of Need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

                                       Version 5: Health-Care Related Properties

         Further government regulation applicable to health care-related properties exists in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that those laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related properties that are subject to the laws.

         The operators of health care-related properties are likely to compete on a local and regional basis with others that operate similar facilities, and those competitors may be better capitalized or may offer services not offered by the operators. Other potential competitors may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to the operators. The successful operation of a health care-related property will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as

         (1)  its age;

         (2)  appearance;

         (3)  reputation and management;

         (4)  the types of services it provides and, where applicable;

         (5)  the quality of care; and

         (6)  the cost of that care.

                                       Version 5: Health-Care Related Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors-- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         HEALTH CARE-RELATED PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in health care-related properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Nature of Medicaid and Medicare programs and high level of federal, state and local regulations make some types of health care-related facilities subject to additional limitations which may adversely affect the cash flows and liquidation value of those properties which may reduce payments on your certificates"; and

         (2) "The Mortgage Pools -- Mortgage Loans Secured by Health Care-Related Properties."

                                                Version 6: Industrial Properties

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Industrial properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                Version 6: Industrial Properties

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [** Industrial properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         CHANGES IN A PARTICULAR INDUSTRY SEGMENT OR GENERAL CONDITION OF THE ECONOMY, ALONG WITH OTHER FACTORS, MAY ADVERSELY AFFECT THE ABILITY OF THE OWNER OF AN INDUSTRIAL PROPERTY TO MAKE REQUIRED LOAN PAYMENTS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any industrial property is heavily dependent on the success of the tenant's business.

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools - General":]

                MORTGAGE LOANS SECURED BY INDUSTRIAL PROPERTIES.

         Significant factors that affect the value of industrial properties are:

         (1)  the quality of tenants;

         (2)  building design; and

         (3)  adaptability and the location of the property.

         Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any industrial property is heavily dependent on the success of the tenant's business.

         Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include the following:

         (1)  clear heights;

         (2)  column spacing;

         (3)  number of bays and bay depths;

         (4)  divisibility;

         (5)  floor loading capacities;

         (6)  truck turning radius; and

         (7)  overall functionality and accessibility.

         Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

         Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

                                                Version 6: Industrial Properties

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors-- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         INDUSTRIAL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         _____ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Changes in a particular industry segment or general condition of the economy, along with other factors, may adversely affect the ability of the owner of an industrial property to make required loan payments which may reduce payments on your certificates"; and

         (2) "The Mortgage Pools -- Mortgage Loans Secured by Industrial Properties."

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Warehouse, mini-warehouse and self-storage facilities will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                              Version 7: Self-Storage Facilities

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [** Warehouse, mini-warehouse and self-storage facilities properties will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         LOW COSTS ASSOCIATED WITH SELF-STORAGE FACILITIES MAKE THEM PARTICULARLY VULNERABLE TO COMPETITION; CONVERSION OF THOSE FACILITIES TO OTHER USE REQUIRE SUBSTANTIAL CAPITAL EXPENDITURES WHICH MAY ADVERSELY AFFECT THEIR LIQUIDATION VALUE, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of these types of properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the these types of properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, and the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of these types of properties, as is building design and location.

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools -- General":]

MORTGAGE LOANS SECURED BY WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES.

         Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, these types of properties require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a these types of properties. In addition to competition, factors that affect the success of a these types of properties include:

         (1)  the location and visibility of the facility;

         (2) the facility's proximity to apartment complexes or commercial users;

         (3) the trends of apartment tenants in the area moving to single-family homes;

         (4)  the services provided (such as security and accessibility);

         (5)  the age of improvements;

         (6)  the appearance of the improvements; and

         (7)  the quality of management.

                                              Version 7: Self-Storage Facilities

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors-- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         SELF-STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         ______ of the mortgage loans, which represent _____% of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in warehouse, mini-warehouse and self-storage facilities. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Low costs associated with self-storage facilities make them particularly vulnerable to competition; conversion of those facilities to other use require substantial capital expenditures which may adversely affect their liquidation value, resulting in reduced payments on your certificates; and

         (2) "The Mortgage Pools -- Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities."

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted, as indicated by starred brackets ([** // **]) on the next page, on the cover of the Prospectus as a new sentence in the paragraph captioned "The Trust Funds --".]

         Mobile home parks consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.

                                                    Version 8: Mobile Home Parks

THE TRUST FUNDS-
A new trust fund will be established to issue each series of certificates. Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial and/or multifamily residential properties. [**Mobile home parks will represent security for a material concentration of the mortgage loans comprising each trust fund, based on principal balances at the time each series of certificates is issued.**]

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus immediately following "Risk Factors -- Commercial and multifamily mortgage loans are subject to special risks which may cause reduction in payments on your certificates":]

         VARIETY OF FACTORS AFFECT THE CASH FLOW AND LIQUIDATION VALUE OF MOBILE HOME PARKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         In addition to risks generally associated with real estate, the successful operation of a mortgaged property operated as a mobile home park will generally depend upon the following factors:

         (1)  the number of competing parks in the local market;

         (2)  its age;

         (3)  its appearance;

         (4)  its reputation;

         (5) the ability of management to provide adequate maintenance and insurance; and

         (6)  the types of facilities and services it provides.

         Mobile home parks also compete against alternative forms of residential housing, including

         (1)  multifamily rental properties;

         (2)  cooperatively-owned apartment buildings;

         (3)  condominium complexes; and

         (4)  single-family residential developments.

         Mobile home parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors, and the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the park were readily adaptable to other uses.

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus immediately following "The Mortgage Pools --General":]

                  MORTGAGE LOANS SECURED BY MOBILE HOME PARKS.

         Mobile home parks consist of land that is divided into "spaces" or "homesites" that are primarily leased to mobile home owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate (or a leasehold interest in the property) upon which the mobile homes are situated, but not the mobile homes themselves. The mobile home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the mobile home, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

         (1)  driveways;

         (2)  visitor parking;

         (3)  recreational vehicle and pleasure boat storage;

         (4)  laundry facilities;

         (5)  community rooms;

         (6)  swimming pools;

         (7)  tennis courts;

         (8)  security systems; and

         (9)  healthclubs.

         Due to relocation costs and, in some cases, demand for mobile home spaces, the value of a mobile home in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the mobile home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

         Mortgage loans secured by liens on mobile home parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of those types of properties will generally depend upon the following:

         (1)  the number of competing parks;

         (2)  its age;

         (3)  its appearance;

                                                    Version 8: Mobile Home Parks

         (4)  its reputation;

         (5) the ability of management to provide adequate maintenance and insurance, and

         (6)  the types of facilities and services it provides.

               Mobile home parks also compete against alternative forms of residential housing, including:

         (1)  multifamily rental properties;

         (2)  cooperatively-owned apartment buildings;

         (3)  condominium complexes; and

         (4)  single-family residential developments.

         Mobile home parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors, and the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the park were readily adaptable to other uses.

         Some states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Some states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the mobile home is removed from the homesite. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                                    Version 8: Mobile Home Parks

         [The following is to be inserted in the Prospectus Supplement immediately following "Risk Factors-- Because the securities are in book-entry form, your rights can only be exercised indirectly":]

         MOBILE HOME PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         ______ of the mortgage loans, which represent _____ % of the initial pool balance, are secured by mortgages on fee and/or leasehold interests in mobile home parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

         (1) "Risk Factors -- Variety of factors affect the cash flow and liquidation value of mobile home parks which may reduce payments on your certificates"; and

         (2)  "The Mortgage Pools -- Mortgage Loans Secured by Mobile Home
              Parks."

The information contained in this supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                SUBJECT TO COMPLETION, DATED __________ __, 2000


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ________________)

                            $           (APPROXIMATE)

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor
                                [_______________]
                              Mortgage Loan Sellers

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______

--------------------------------------------------------------------------------
YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE ___ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ IN THE ACCOMPANYING PROSPECTUS.

The certificates are asset backed securities issued by the trust. The certificates are not obligations of Prudential Securities Secured Financing Corporation or any of its affiliates.



This Prospectus Supplement may be used to offer and sell the certificates only if it is accompanied by the Prospectus dated ___________, 2000


--------------------------------------------------------------------------------

The trust fund:
o        The trust fund will consist primarily of a pool of ___ mortgage loans.
o The mortgage loans are generally secured by first liens on commercial and multifamily properties.
o As of ____________, the mortgage loans had an aggregate principal balance of $______________.

The certificates:
o        The trust fund will issue ___ classes of certificates.
o Only the certificates described on the following table are being offered by this Prospectus Supplement and the Prospectus.
o        The certificates accrue interest from _________, ___.

                             PRINCIPAL AMOUNT  INTEREST RATE    FINAL MATURITY
                                                                      DATE
Class A-1 Certificates.....   $___________       _______%      _________, ____
Class A-2 Certificates.....   $___________       _______%      _________, ____
Class B Certificates.......   $___________       _______%      _________, ____
Class C Certificates.......   $___________       _______%      _________, ____
Class D Certificates.......   $___________       _______%      _________, ____
Class E Certificates.......   $___________       _______%      _________, ____

On or about _________, ____, Prudential Securities Secured Financing Corporation will sell these securities to Prudential Securities and [name other underwriters], which will sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL SECURITIES

                              [Other Underwriters]

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _________,____.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates is provided in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and (b) this prospectus supplement, which describes the specific terms of your class of certificates.

         IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on page [ ] and the Table of Contents in the prospectus on page [ ].


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (including the prospectus and this prospectus supplement). The prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that the Depositor files with it, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus and this prospectus supplement. Information that the Depositor files later with the SEC will automatically update the information in the prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the prospectus or this prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the Certificates. The Depositor has determined that its financial statements are not material to the offering of any of the Certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

You can find the definitions of capitalized terms that are used in this prospectus supplement beginning on page ___ in this prospectus supplement and under the caption "Glossary" beginning on page ___ in the prospectus.

                     ---------------------------------------

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                              Prospectus Supplement
                              ---------------------
Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus................
Where You Can Find More Information..................................
Summary..............................................................
Risk Factors.........................................................
Description of the Mortgage Pool.....................................
Prudential Securities Secured Financing Corporation..................
Mortgage Loan Sellers................................................
Description of the Certificates......................................
Yield and Maturity Considerations....................................
Master Servicer and Special Servicer.................................
The Pooling and Servicing Agreement..................................
Material Federal Income Tax Consequences.............................
ERISA Considerations.................................................
Legal Investment.....................................................
Plan of Distribution.................................................
Use of Proceeds......................................................
Legal Matters........................................................
Ratings..............................................................
Glossary.............................................................
Schedule A--Mortgage Loan Characteristics
Schedule B--Additional Loan Characteristics
Schedule C--Affiliated Borrowers

                                   Prospectus
                                   ----------

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement................
Where You Can Find More Information..................................
Incorporation of Information by Reference Reports....................
Summary of Prospectus................................................
Risk Factors.........................................................
The Depositor........................................................
Use of Proceeds......................................................
Description of the Certificates......................................
The Mortgage Pools...................................................
Servicing of the Mortgage Loans......................................
Credit Enhancement...................................................
Material Legal Aspects of the Mortgage Loans.........................
Material Federal Income Tax Consequences.............................
State and Other Tax Considerations...................................
ERISA Considerations.................................................
Legal Investment.....................................................
Plan of Distribution.................................................
Legal Matters........................................................
Financial Information................................................
Rating...............................................................
Glossary.............................................................

                                     SUMMARY

         The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

OVERVIEW OF THE CERTIFICATES:

         The trust fund will issue ___classes of certificates in an aggregate principal amount equal to $______. ___ of those classes of certificates are being offered by this prospectus supplement and ___ of those classes of certificates will be issued separately in a private offering. The trust fund will rely upon collections from the mortgage loans in the mortgage pool and funds on deposit in certain accounts to make payments on the certificates. Neither the depositor, nor the mortgage loan sellers nor any other person or entity, will be liable for the payments on the certificates.

         We are offering only the offered certificates to you with this prospectus supplement and the accompanying prospectus, and are not offering the private certificates to you pursuant to this prospectus supplement or the prospectus. [Only information on Class A-EC of the private securities is included in this Summary.] Class A-EC represents an interest-only strip with a notional balance equal to the aggregate of all classes of certificates in the trust fund. Class A-EC receives interest payments pro rata with Class A-1 and Class A-2 and prior to Class B, Class C, Class D and Class E.

         Ratings are by [Agencies]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, or the likelihood of collection by the master servicer of default interest.

--------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE                                         APPROXIMATE
               BALANCE OR                       APPROXIMATE       PERCENTAGE OF
             NOTIONAL AMOUNT    RATINGS    PERCENTAGE OF INITIAL  SUBORDINATED
CLASS           (+/- 5%)       [AGENCIES]      POOL BALANCE        SECURITIES
--------------------------------------------------------------------------------

Offered Certificates

--------------------------------------------------------------------------------
Class A-1                     ____________
--------------------------------------------------------------------------------
Class A-2                     ____________
--------------------------------------------------------------------------------
Class B                       ____________
--------------------------------------------------------------------------------
Class C                       ____________
--------------------------------------------------------------------------------
Class D                       ____________
--------------------------------------------------------------------------------
Class E                       ____________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 INITIAL
               CERTIFICATE                                         APPROXIMATE
               BALANCE OR                       APPROXIMATE       PERCENTAGE OF
             NOTIONAL AMOUNT    RATINGS    PERCENTAGE OF INITIAL  SUBORDINATED
CLASS           (+/- 5%)       [AGENCIES]      POOL BALANCE        SECURITIES
--------------------------------------------------------------------------------

Private Certificates (not offered hereby)

--------------------------------------------------------------------------------
Class A-EC                    ____________
--------------------------------------------------------------------------------


The following table assumes no prepayments before maturity, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults.

-------------------------------------------------------------------------------
                                                                   EXPECTED
                                                                 AMORTIZATION
                                           WEIGHTED AVERAGE         PERIOD
            CLASS      PASS-THROUGH RATE     LIFE (YEARS)        (MONTH/YEAR)
-------------------------------------------------------------------------------

Offered Certificates

-------------------------------------------------------------------------------
Class A-1                    %
-------------------------------------------------------------------------------
Class A-2                    %
-------------------------------------------------------------------------------
Class B                      %
-------------------------------------------------------------------------------
Class C                      %
-------------------------------------------------------------------------------
Class D                      %
-------------------------------------------------------------------------------
Class E                      %
-------------------------------------------------------------------------------

Private Certificates (not offered hereby)

-------------------------------------------------------------------------------

Class A-EC                   %
-------------------------------------------------------------------------------



Denominations.................. We will issue the following offered certificates in the following denominations: (i) the Class A-1 and Class A-2 Certificates in minimum denominations of $25,000 and multiples of $1.00 in excess of 25,000; (ii) the Class B Certificates in minimum denominations of
                                $50,000 and multiples of $1.00 in excess of $50,000; and (iii) Class C and Class D and Class E Certificates in minimum denominations of $100,000 and multiples of $1.00 in excess of $100,000.


Priority of Distributions...... From collections on the mortgages during the prior collection period, amounts advanced by the master servicer for the distribution date, and any other amounts collected by the master servicer and placed in the collection account, the trust fund will pay the following amounts on each distribution date in the following order of priority:

                                (1) trustee fee payable to the trustee for the
                                    trust fund;
                                (2) reimbursement of any unreimbursed advances
                                    made by the master servicer, plus interest on those advances;
                                (3) fees payable to the master servicer and the
                                    special servicer for servicing the mortgage loans; and
                                (4) payments of principal and interest to the
                                    various classes in alphabetical order as shown in the following chart. (Class A-EC is of equal priority with Class A-1 and Class A-2 only in respect of interest.)

                                Entitlement to receive principal and interest on any distribution date is depicted in descending order. No principal will be paid on the next class of certificates until the principal balance of the previous class of certificates has been reduced to zero. The manner in which mortgage loan losses are allocated is depicted in ascending order.

                                              --------------------
                                              Class A-1, Class A-2,
                                                   Class A-EC

                                              --------------------
                                                        |
                                              --------------------
                                                    Class B
                                              --------------------
                                                        |
                                              --------------------
                                                    Class C
                                              --------------------
                                                        |
                                              --------------------
                                                    Class D
                                              --------------------
                                                        |
                                              --------------------
                                                    Class E
                                              --------------------

Credit Enhancement............. The pooling and servicing agreement includes certain features designed to provide protection against losses and delays in distributions to the Class A certificateholders, Class A-EC certificateholders and, to a lesser extent, the Class B certificateholders and the other certificateholders with certificates of a later alphabetical designation. These features are referred to as "credit enhancement." Losses on the mortgage loans or other shortfalls of cash flow will be covered by, among other things, allocating available cash flow in some cases to the more senior classes of certificates (for example, to the Class A Certificates before the
`                                Class B Certificates, to the Class B
                                Certificates before the Class C Certificates, and so forth) before making allocations to subordinate classes. This reallocation is referred to as "subordination."

                                The credit enhancement for the certificates will be as follows:

                                [specify features]

The Trust Fund................  The trust fund will use the net proceeds from the issuance and sale of the certificates to purchase, on the closing date, the assets that make up the mortgage pool from Prudential Securities Secured Funding Corporation, as the depositor. The depositor will use a portion of the funds from the issuance and sale of the securities to purchase the commercial mortgage loans from _____ and _____, as mortgage loan sellers. [The trust fund may also pay for a portion of the mortgage loans with the certificates.]

                                The assets of the mortgage pool will consist of fixed rate commercial mortgage loans that are secured by first liens on commercial and multifamily properties. The mortgage loans will have a total outstanding principal balance of $___________ as of ______, _____, the cutoff date. The chart below represents the flow of funds provided by investors for the certificates and the mortgage loans sold by the depositor.

Property of the Trust Fund..... The trust fund will primarily include the following, to the extent provided in the pooling and servicing agreement:

                                (1) the mortgage loans and collections on the
                                    mortgage loans on and after the cut-off
                                    date;
                                (2) any mortgaged property that has been
                                    foreclosed upon by master servicer or the special servicer on behalf of the trust fund;
                                (3) accounts;
                                (4) rights to proceeds under certain insurance
                                    policies that cover the mortgaged
                                    properties;
                                (5) rights and remedies for any breaches of
                                    representations, warranties and covenants made by the depositor, the mortgage sellers, the master servicer [specify others]; and
                                (6) other rights under the documents relating to
                                    the mortgage loans, the mortgages and the
                                    mortgaged properties.

                                The composition of the assets making up the mortgage pool is described in this prospectus supplement in the section titled "Description of the Mortgage Pool" and in the schedules to this prospectus supplement, each of which constitutes an integral part of this prospectus supplement.

















Servicing of the Mortgage Pool. ________ will act as master servicer and ______
                                as special servicer for the mortgage loans in the mortgage pool owned by the trust fund. The master servicer and special servicer will handle all collections, administer defaults and delinquencies and otherwise service the contracts. The trust will pay the master servicer and special servicer a servicing fee [specify terms].


                                The master servicer will also be obligated to advance to the trust fund interest and principal (including, with respect to any mortgage loans for which a balloon payment is not made, the amount of interest and principal that was payable on the payment date immediately prior to the default to the extent provided in the pooling and service agreement) on the mortgage loans that is due but unpaid by the obligors. The master servicer will also be required to make cash advances to cover designated unpaid expenses on the mortgaged properties and to maintain the security in the mortgaged property. However, if the master servicer determines that it will not be able to recover an advance from an obligor or from the proceeds of the mortgaged property, the master servicer will not be required to make such advance and may be reimbursed for previously made advances, plus interest on those advances, from amounts collected on other mortgage loans.


                                For more detailed information, you should refer to "The Pooling and Servicing
                                Agreement--Advances" in this prospectus
                                supplement.

Early Termination.............. The trust fund may be terminated and therefor the certificates may be redeemed early by designated entities when the outstanding aggregate scheduled principal balance of the mortgage loans is reduced to __% of the initial pool balance of the mortgage loans.

                                For more detailed information, you should refer to "Description of the Certificates--Early Termination" in this prospectus supplement.

RELEVANT PARTIES:

Depositor...................... Prudential Securities Secured Financing
                                Corporation
                                One New York Plaza
                                New York, New York 10292
                                (212) 214-1000

Master Servicer................ [Name]
                                [Address]
                                [Phone Number]

Special Servicer............... [Name]
                                [Address]
                                [Phone Number]

Trustee........................ [Name]
                                [Address]
                                [Phone Number]

Mortgage Loan Sellers.......... The mortgage loans will be purchased from
                                _____________  and _____________.

RELEVANT DATES AND PERIODS:

Cut-off Date................... _____________.

Closing Date................... On or about _____________.

Distribution Date.............. Payments on the certificates will be made on each distribution date which will be the ____ day of each month, or if that day is not a business day, the next succeeding business day. The first distribution date will be
                                _____________.

                                We expect that the scheduled final distribution dates for the payment of principal of the certificates will be as set forth below. The dates are calculated assuming that there are no defaults, delinquencies or modifications of the mortgage loans after ______________.

                                CLASS                 SCHEDULED FINAL
                                -----                 DISTRIBUTION DATE
                                                      -----------------
                                Class A-1
                                Class A-2
                                Class B
                                Class C

                                Class D
                                Class E

Record Date.................... The record date for payments on the certificates is the close of business on the last business day of each month. The record date always relates to the distribution date for the following calendar month.

Interest Accrual Period........ Interest on the certificates will be payable on each distribution date, based on the interest accrual for the calendar month before the month in which the distribution date occurs. Interest will be calculated based on [a 360-day year consisting of twelve 30-day months] [actual number of days elapsed each month in a 360-day year].

Collection Period.............. Payments on the certificates on each distribution date will be based on the
                                collections on the mortgage loans in the mortgage pool during the preceding collection period. The collection period is the period beginning on the day after the determination date in the preceding month and ending on the determination date in the month in which the payment is made. The determination date is the ____ day of each month, or if that day is not a business day, the next business day. The collection period for the first distribution date will begin on the day after the cut-off date.

Due Date....................... Payments on the mortgage loans in the mortgage pool are due on the [first] day of each month beginning on the [first] month on which payments on a particular mortgage loan are due (disregarding any applicable grace periods). [describe any exceptions]

DESCRIPTION OF THE MORTGAGE POOL:

The Mortgage Pool.............. The assets of the trust fund will primarily consist of the mortgage loans. Each mortgage loan constitutes the obligation of one or more persons to repay a specified sum with interest. Each mortgage loan will be secured by a first lien on a commercial or multifamily residential property. [describe any exceptions]

                                The composition of the mortgage loans in the mortgage pool as of the cut-off date are summarized below. For more detailed information, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool" and to the Exhibit A attached to this prospectus supplement.

                                The "Initial Pool Balance" is the aggregate of the cut-off date principal balances of the mortgage loans. [describe any qualifications]


                                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                                     -------------------------------------
                                           (AS OF THE CUT-OFF DATE)

                                INITIAL POOL BALANCE
                                NUMBER OF MORTGAGE LOANS
                                AVERAGE LOAN BALANCE
                                MAXIMUM OF MORTGAGE BALANCES
                                MINIMUM OF MORTGAGE BALANCES
                                WEIGHTED AVERAGE MORTGAGE
                                   RATE (GROSS)
                                WEIGHTED AVERAGE MORTGAGE RATE (NET)
                                AMORTIZED WEIGHTED AVERAGE
                                   MATURITY (MONTHS)
                                RANGE OF AMORTIZATION TERMS
                                WEIGHTED AVERAGE UNDERWRITTEN DSCR
                                RANGE OF DSCRS
                                WEIGHTED AVERAGE LTV (CURRENT)
                                RANGE OF LTVS (CURRENT)
                                WEIGHTED AVERAGE BALLOON/ARD LTV
                                PERCENTAGE OF INITIAL POOL
                                   BALANCE MADE UP OF:
                                      FULLY AMORTIZING LOANS
                                      BALLOON LOANS (INCLUDING ARD LOANS)

                             DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                             -----------------------------------------------
                                                                 PERCENTAGE OF
                                                                   AGGREGATE
                                                       NUMBER OF    CURRENT
                                     RANGE OF           MORTGAGE   PRINCIPAL
                            CURRENT PRINCIPAL BALANCES   LOANS      BALANCE
                            --------------------------   -----      -------
                                249,999 or less
                                250,000 - 499,999
                                500,000 - 999,999
                              1,000,000 - 1,999,999
                              2,000,000 - 2,999,999
                              3,000,000 - 3,999,999
                              4,000,000 - 4,999,999
                              5,000,000 - 5,999,999
                              6,000,000 - 6,999,999
                              7,000,000 - 7,999,999
                              8,000,000 - 8,999,999
                              9,000,000 - 9,999,999
                             10,000,000 - 11,999,999
                             12,000,000 - 13,999,999
                             14,000,000 - 16,999,999
                                17,000,000 OR MORE                        %


                                      TOTAL               ___          100%
                            ===================================================

                                          DEBT SERVICE COVERAGE RATIOS

                                         Debt service coverage ratios ("DSCRs")
                                for each Mortgage Loan are calculated based on the ratio of the related annual underwritten cash flow to the related annual debt service, as more fully described in the section of this prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool."

                                      RANGE OF DEBT SERVICE COVERAGE RATIOS
                                      -------------------------------------
                                                                    PERCENT OF
                                                      NUMBER OF       INITIAL
                                DSCR                    LOANS      POOL BALANCE
                                ----                    -----      ------------























                                TOTAL                   _____        100.00%
                                ===============================================

                                    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS
                                    --------------------------------------
                                                                    PERCENT OF
                                                         NUMBER OF    INITIAL
                                ORIGINAL LTV               LOANS   POOL BALANCE
                                ------------               -----   ------------













                                TOTAL                      _____      100.00%
                                ===============================================

                                            PROPERTY TYPES
                                            --------------
                                                        NUMBER OF   PERCENT OF
                                                        MORTGAGED     INITIAL
                           PROPERTY TYPE               PROPERTIES  POOL BALANCE
                           -------------               ----------  ------------
                           ACUTE CARE FACILITY
                           ASSISTED LIVING FACILITY
                           CONGREGATE CARE
                           HOTEL AND MOTEL
                           INDUSTRIAL
                           MIXED USE
                           MOBILE HOME PARK
                           MULTIFAMILY
                           NURSING HOME
                           OFFICE
                           OFFICE/INDUSTRIAL
                           RETAIL-ANCHORED
                           RETAIL-SHADOW ANCHORED
                           RETAIL-SINGLE TENANT
                           RETAIL-UNANCHORED
                           SELF-STORAGE
                           SENIOR HOUSING
                           SKILLED NURSING FACILITY
                           SPECIAL PURPOSE
                           WAREHOUSE
                                                          =====        =====

                           TOTAL                          _____        100.00%
                           ====================================================

                                             RANGE OF MATURITY YEARS
                                             -----------------------
                                                                    PERCENT OF
                                                    NUMBER OF         INITIAL
                                MATURITY YEAR         LOANS        POOL BALANCE
                                -------------         -----        ------------
                                    2005
                                    2006
                                    2007
                                    2008
                                    2009
                                    2010
                                    2011
                                    2012
                                    2013
                                    2014
                                    2015
                                    2016
                                    2017
                                    2018
                                                      =====           ======

                                    TOTAL             _____           100.00%
                                ===============================================


STRUCTURAL FEATURES:

Federal Tax Status............. Elections will be made to treat designated portions of the Trust Fund as two separate
                                "REMICs". All of the offered certificates will constitute "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Certain classes not part of the offered certificates will constitute "residual interests" in a REMIC.

                                This means you will be required to include in income all interest on our certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. [Explain whether any of the offered certificates is expected to be treated for federal income tax reporting purposes as having been issued with an original issue discount.] We anticipate that the offered certificates may be treated for federal income tax purposes as having been issued at a premium. [Explain which class, if any]

                                If you are a mutual savings bank or domestic building and loan association, the offered certificates held by you will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Tax Code. If you are a REIT, the offered certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code, and income with respect to offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Tax Code. If you are a domestic building and loan association, the offered certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Tax Code only to the extent that the Mortgage Loans are secured by multifamily apartment buildings.

                                For additional information concerning the application of United States federal income tax laws to the trust fund and the certificates, you should refer to the section in the prospectus titled "Material Federal Income Tax Consequences."

ERISA.......................... The Class A Certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the prospectus titled "ERISA Considerations."

                                The other classes of offered certificates, however, may not be acquired by any employee benefit plan or an individual retirement plan. [However, under limited circumstances, Class __ Certificates may be purchased as limited investments by persons using insurance company general accounts or separate accounts.]

                                You should refer to sections in this prospectus supplement and the prospectus titled "ERISA Considerations." If you are a benefit plan fiduciary considering purchase of the certificates of any class you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

SMMEA.......................... The offered certificates will [not] constitute mortgage-related securities pursuant to SMMEA [explain any exceptions]. For more information, you should refer to sections in the prospectus supplement and the prospectus titled "Legal Investment."

                                  RISK FACTORS

You should carefully consider the following risks and those in the prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment. You can find the definitions of capitalized terms that are used in this section beginning on page ___ in this prospectus supplement and under the caption "Glossary" beginning on page ___ in the prospectus.

         MOST DECISIONS RELATING TO THE TRUST FUND ARE MADE BY THE SERVICER, THE TRUSTEE OR THE SPECIAL SERVICER, AND THEIR DECISIONS MAY NOT BE REPRESENTATIVE OF THOSE OF THE CERTIFICATEHOLDERS AND MAY ADVERSELY AFFECT THE INTERESTS OF THE CERTIFICATEHOLDERS


         Your certificates generally do not entitle you to vote, except with respect to required consents to specific amendments to the pooling and servicing agreement described in this prospectus supplement and, in some cases, to replace parties to the pooling and servicing agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the trust fund (although, among other things, the controlling class will have the right to replace the special servicer and the directing certificateholder will have limited rights with respect to approving asset status reports, the conduct of property appraisals and appraisal reductions described in this prospectus supplement). Decisions relating to the administration of the trust fund are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if made in the best interests of the certificateholders (as determined by that party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of those holders.

         ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Each of the mortgage loan sellers has represented to the transferor that each of the related mortgaged properties was subject to a phase I "environmental site assessment" conducted consistently with:

                  (1)      generally recognized industry standards;

                  (2) a similar study or an update of a previously conducted;

                  (3)      environmental site assessment; or

                  (4) an update based upon information contained in an established database.

         Other than as described in the section titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Environmental Risks" in this prospectus supplement, the mortgage loan sellers have informed the depositor that those assessments, studies or updates were conducted within 12 months prior to the cut-off date. The mortgage loan sellers have also stated that the environmental assessments, screen assessments, studies or updates identified no material adverse environmental factors anticipated to require any material expenditure for any mortgaged property, except for:

                  (1) those cases where a qualified environmental consultant investigated those factors and recommended no further investigations or remediation;

                  (2) maintenance plan which was obtained or an escrow reserve established to cover the estimated costs of obtaining that plan;

                  (3) those cases in which soil or groundwater contamination was suspected or identified and either
                           (a) those factors were remedied or abated prior to the closing date, (b) a letter was obtained from the applicable regulatory authority stating that no further action was required or (c) an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any those cases in which an environmental consultant recommended an operations and required investigation, monitoring or remediation;

                  (4) those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) that condition is not known to have affected the mortgaged property or (b) the responsible party has either received a letter from the applicable regulatory agency stating nor further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; and

                  (5) those cases involving small loans (with an original principal balance of less than $1,000,000), when the borrower has acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

         The above information regarding the absence of material adverse environmental conditions is based upon the environmental assessments, similar studies or updates. The mortgage loan sellers, the depositor, the transferor, and their respective affiliates have not independently verified this information.

         The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of each mortgaged property prior to either acquiring title on behalf of the trust fund or assuming the property's operations. This requirement may effectively delay foreclosure until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. However, this requirement will also decrease the likelihood that the trust fund will become liable under any environmental law. Any environmental site assessment could potentially fail to reveal the factors that could result in the trust fund becoming liable under any environmental law. In addition, the pooling and servicing agreement's requirements may not effectively insulate the trust fund from potential liability under environmental laws.

         For more information on environmental site assessments, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks" and the section titled "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--General Standards for Conduct in Foreclosing or the Selling Defaulted Loans" in this prospectus supplement.

         SOME MORTGAGED PROPERTIES DO NOT HAVE OPERATING HISTORIES WHICH MAKE IT DIFFICULT TO PREDICT FUTURE EVENTS WHICH MAY ADVERSELY AFFECT THE CASH FLOW OF THESE PROPERTIES AND WHICH MAY REDUCE THE PAYMENTS ON YOUR CERTIFICATES

         [ ] of the mortgaged properties securing the mortgage loans with a cut-off date balance of approximately $________, representing approximately __% of the initial pool balance, were constructed after [______________] and consequently do not have significant operating histories. There can be no assurance that the businesses operated at these mortgaged properties will be successful. There can be no assurances that current occupancy levels of these mortgaged properties will be maintained or that full occupancy will be achieved or maintained or that as yet undiscovered physical or design problems with the recently constructed mortgaged properties will not adversely affect occupancy levels of any of those mortgaged property.

         [RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON THE CLASS A-EC CERTIFICATES

         If you purchase Class A-EC Certificates, your yield to maturity will be extremely sensitive to the rate and timing of principal payments (including prepayments) and principal losses with respect to the mortgage loans. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the mortgage pool could result in the failure by investors in the Class A-EC Certificates to fully recoup their initial investments.

         For more detailed information regarding these risks, you should refer to the section in this prospectus supplement titled "Yield and Maturity Considerations."]

         CONCENTRATION OF MORTGAGE LOANS IN ONE OR MORE GEOGRAPHIC AREAS REDUCES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID IN FULL

         A concentration of mortgaged properties in a particular state, region or locale increases the exposure of the mortgage pool to adverse conditions in that state, region or locale, which may reduce the mortgaged property's income and its foreclosure value. Possible adverse conditions may include:


                  (1) general economic or demographic conditions in the state, region or locale or adverse developments affecting an industry that is concentrated in the state or region;

                  (2)      real estate market conditions in the state or region;

                  (3)      state or local government regulations;

                  (4) natural disasters, such as earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

                  (5) other factors that are beyond the control of the related borrower.

         Some states or geographic regions may be more severely affected by these factors than other states or regions, and to the extent that there is a concentration of mortgaged properties or borrowers in that state or region, the impact on the trust fund may be more significant than would be the case if the properties were more geographically diversified.

         For more detailed information regarding theses risks, you should refer to sections in this prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Geographic Concentration."

         BECAUSE THE SECURITIES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY

         One or more classes of the certificates initially will be represented by certificates registered in the name of the nominee for the DTC, and will not be registered in the names of the certificateholders or their nominees. Unless and until definitive certificates are issued, beneficial owners of the certificates will be able to exercise the rights of certificateholders only indirectly through the DTC and its participating organizations.

         For more detailed information regarding theses risks, you should refer to the section in this prospectus supplement titled "Description of the Certificates--Delivery, Form and Denomination Book-Entry Certificates."

         You can find the definitions of capitalized terms that are used in the remainder of this prospectus supplement beginning on page ___ in this prospectus supplement and under the caption "Glossary" beginning on page ___ in the prospectus.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of ______ Mortgage Loans. The Mortgage Loans have an Initial Pool Balance of approximately $_____________, subject to a variance of plus or minus 5%. The following is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from this generalized description. On the Closing Date, not more than 5% of the aggregate principal balances of the Mortgage Loans will be Mortgage Loans not described in this prospectus supplement.

         Generally, each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by one or more Mortgages that create a first lien on a related Mortgaged Property.

         The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:


                                              Number of          Percent of
                                              Mortgaged            Initial
                       Property Type         Properties         Pool Balance
                       -------------         ----------         ------------
                  Acute Care Facility                                    %
                  Assisted Living                                        %
                   Facility
                  Congregate Care                                        %
                  Hotel and Motel                                        %
                  Industrial                                             %
                  Mixed Use                                              %
                  Mobile Home Park                                       %
                  Multifamily                                            %
                  Nursing Home                                           %
                  Office                                                 %
                  Office/Industrial                                      %
                  Retail-Anchored                                        %
                  Retail-Shadow Anchored                                 %
                  Retail-Single Tenant                                   %
                  Retail-Unanchored                                      %
                  Self-Storage                                           %
                  Senior Housing                                         %
                  Skilled Nursing Facility                               %
                  Special Purpose                                        %
                  Warehouse                                              %
                                                =====               =====

                  Total                         _____               100.00%
                  =========================================================




         No Mortgage Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the Depositor, the Transferor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates.


         The Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor (or directly from the Mortgage Loan Seller) pursuant to a Mortgage Loan Purchase Agreement to be dated on or about ___________. The Transferor, if any, will purchase ____ and ____ Mortgage Loans (representing approximately ____% and ____% of the Initial Pool Balance) from [the related Mortgage Loan Sellers], on or before the Closing Date pursuant to the Underlying Mortgage Loan Purchase Agreements. The Depositor will assign the Mortgage Loans and make representations and warranties regarding the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. For more detailed information, you should refer to the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."


SECURITY FOR THE MORTGAGE LOANS


         Each Mortgage Loan is secured by a Mortgage encumbering the related Mortgaged Property. of the Mortgage Loans, representing approximately __% of the Initial Pool Balance provide for full or limited recourse against the related borrower, or a guarantor or guarantors. The remainder of the Mortgage Loans are non-recourse loans, meaning that if a borrower defaults under that loan, recourse generally may be had only against the specific Mortgaged Property securing that Mortgage Loan and any other assets specifically pledged by the borrower to secure that Mortgage Loan. For example, each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. Also, each Mortgage Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. In some instances, additional collateral may exist. However, borrowers generally have limited assets, and there can be no assurance that any borrower will have sufficient assets to support any of the indemnification obligations that may arise. For more detailed information, you should refer to the section in this prospectus supplement titled "Risk Factors--Environmental conditions of the mortgaged properties may subject the trust fund to liability under federal and state laws, reducing the value and cash flow of the mortgaged properties, which may result in reduced payments on your certificates."


         Except as described above under the section titled "--General", each Mortgage constitutes a first lien on a Mortgaged Property. Generally that lien is subject only to the following:

         (1)      liens for real estate and other taxes and special assessments;

         (2) covenants, conditions, restrictions, rights of way, easements and other encumbrances in effect as of the date of recording of that Mortgage; and

         (3) exceptions and encumbrances on the Mortgaged Property reflected in the related title insurance policy.

         Ground Leases; Estates for Years. _____ of the Mortgage Loans, representing approximately ______% of the Initial Pool Balance, are secured by a first lien encumbering the related borrower's leasehold interest in the related property. _____ of the Mortgage Loans, representing approximately ______% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's leasehold interest in the related Mortgaged Property, together with the fee owner's interest in that real property. ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, are secured by first liens encumbering the related borrower's (1) fee interest in a portion of the Mortgaged Property and (2) leasehold interest in the remainder of the Mortgaged Property. The Mortgage Loan Sellers have represented that each ground lease expires not less than 10 years after the maturity date of the related Mortgage Loan (including extension options). For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Foreclosure-Leasehold Risks."

MATERIAL TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         Due Dates. The Mortgage Loans provide for Monthly Payments to be due on the Due Date, except _____ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, provide for Monthly Payments to be due on the
____ day of each month. ___ of the Mortgage Loans, representing approximately
__% of the Initial Post Balance, provide for a grace period of ___ days or less from the related Due Date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.


         Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at a Mortgage Rate that is fixed for the entire term of that Mortgage Loan (or adjusts based on an index) and does not permit any negative amortization or the deferral of interest except that ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, provide that for a period of up to ____ years from origination the borrower is obligated only to pay interest accrued each month. ____ of those Mortgage Loans, representing approximately ___% of the Initial Pool Balance, have not yet reached the end of that period. These ____ Mortgage Loans, together with a summary of the relevant provisions, are identified in Schedules A and B each of which constitutes an integral part of this prospectus supplement.


         ARD Loans; Excess Interest. The ARD Loans, representing approximately % of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date specified in that loan. Commencing on the Anticipated Repayment Date, each of these Mortgage Loans will bear interest at a Revised Rate equal to the Mortgage Rate plus a specified percentage (generally, no more than __%, so long as that Mortgage Loan is included in the Trust Fund). Until the principal balance of that Mortgage Loan has been reduced to zero, the borrower will only be required to pay interest at the Mortgage Rate, and the interest accrued at the related Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. The deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent lawful.

         Borrowers under ARD Loans generally are required to enter into lockbox agreements in which revenue from the related Mortgage Property will be deposited into a lockbox account controlled by the Master Servicer, if conditions specified in those ARD Loans are met, rather then paid directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority:

         (1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

         (2)      payment of monthly debt service;

         (3)      payments to any other required escrow funds;

         (4) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer;

         (5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

         (6) principal on the Mortgage Loan until the principal is paid in full; and

         (7)      Excess Interest.

         As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of that period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Schedule A which constitutes an integral part of this prospectus supplement.

         The Class __ Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including distributions on or after that on which the Class
__ Certificate Balance is reduced to zero. Additionally, the holders of 100% of the Class __ Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect to that ARD Loan (with interest on the unreimbursed Advances). As a condition to the purchase of any ARD Loan described above, each of those holders will be required to deliver an opinion of counsel to the effect that the purchase (or the right to purchase) would not cause either REMIC to fail to qualify as a REMIC under the Tax Code and either (1) an opinion of counsel to the effect that the purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Tax Code Section 860F(a)(1)) or result in the imposition of any other tax on either REMIC or (2) an accountant's certification to the effect that the purchase would not result in the realization of any net income to either REMIC.

         Amortization of Principal. The Balloon Loans, representing approximately ____% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, leaving substantial principal amounts due and payable on their respective maturity dates. The remaining Mortgage Loans have amortization terms that match their respective terms to maturity. The weighted average Balloon LTV applicable to the Mortgage Pool is approximately ____%.

         Prepayment Provisions. ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, provide there are no restrictions on voluntary prepayments during a specified period (generally [two] to [twelve] months) prior to the maturity date or Anticipated Repayment Date, as applicable, of those Mortgage Loans. Prior to the specified period, if any, each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

         (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of that Mortgage Loan;

         (2) Imposing a "Yield Maintenance Charge" in connection with any principal prepayment made during a Yield Maintenance Period; or

         (3) Imposing Prepayment Premiums (fees or premiums generally equal to a fixed percentage of the then outstanding principal balance of that Mortgage Loan) in connection with any principal prepayment made during a Prepayment Premium Period.

         ____ of the Mortgage Loans that allow prepayment with either a Prepayment Premium or Yield Maintenance Charge, representing % of the Initial Pool Balance, also give the related borrower the option either to defease the Mortgage Loan (as described below).

         The Mortgage Loans generally require prepayments to be accompanied by a full month's interest, regardless of the date on which they are made.

         [The following table sets forth, for each month indicated in the table,
(1) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (2) the percentage of such amounts subject to a Lockout Period, Yield Maintenance Charge or a Prepayment Premium , in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations - Weighted Average Life" herein.]

                            [INSERT PREPAYMENT TABLE]

Schedule A attached hereto contains information regarding the Prepayment Premiums applicable to each of the Mortgage Loans.

         Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a Casualty or Condemnation, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the Mortgaged Property. Some Mortgage Loans permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan if conditions specified in those Mortgage Loans are satisfied, including an assumption by the transferee of all of that borrower's obligations in respect of that Mortgage Loan. For more detailed information, you should refer to the section in this prospectus supplement titled "--`Due-on-Encumbrance' and `Due-on-Sale' Provisions."

         You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states, and that the collectibility of any

Prepayment Premium depends on the creditworthiness of the borrower. For more detailed information, you should refer to the section in this prospectus supplement titled "Yield and Maturity Considerations" and to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions."

         Defeasance. ______ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, grant the related borrower the right, after a specified period, to obtain the release of the lien of the related Mortgage on the related Mortgaged Property by substituting direct, non-callable obligations of the United States of America for that Mortgaged Property. Those securities must, in the aggregate, provide for payments on or prior to each Due Date and on the maturity date of the Mortgage Loan in amounts equal to or greater than the amounts payable under the related promissory note on each of those dates (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on the related Anticipated Repayment Dates).

         Conditions to the related borrower's right to a defeasance include delivery of the following documents:

         (1) an opinion of counsel stating that the Trust REMICs will not fail to maintain their respective statuses as REMICs as a result of the defeasance; and

         (2) in some cases, written confirmation from the Rating Agencies that the defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates. [ of the Mortgage Loans, representing approximately % of the Initial Pool Balance, afford the related borrower the option either to prepay (with an accompanying Yield Maintenance Charge) or to exercise the defeasance feature.]

         "Due-on-Encumbrance" and "Due-on-Sale" Provisions. The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without its consent. Some borrowers are allowed, under circumstances described in the related Mortgage Loans, to further encumber the related Mortgaged Property with additional liens. For more detailed information, you should refer to the section in the prospectus titled "Risk Factors--If a borrower uses the mortgaged property as security for another loan, the value of the mortgaged property may be reduced, which may result in reduced payments on your certificates." The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described in the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments," whether to accelerate payment of a Mortgage Loan upon, or to consent to, any additional encumbrance of the related Mortgaged Property. In some cases, acceleration may not be waived except upon confirmation from each Rating Agency that the waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any Class of Certificates.

         The Mortgages generally prohibit the borrower from transferring the Mortgaged Property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

         (1) a specified percentage (generally from 10% to 49%) change in the ownership of the borrower, a guarantor of the Mortgage Loan, or the general partner or managing member of the borrower;

         (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the Mortgage Loan;

         (3) with respect to some of the Mortgage Loans, the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property; or

         (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

With respect to some of the Mortgage Loans, the borrower may be entitled to transfer the Mortgaged Property or allow a change in ownership if the conditions specified in the related Mortgage Loan are satisfied, typically including one or more of the following:

         (1)      no event of default has occurred;

         (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

         (3) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria;

         (4)      an acceptable assumption agreement is executed; and

         (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related Mortgage
                  Loan) has been received by the mortgagee.

         Some Mortgages also allow the following:

         (1)      changes in ownership between existing partners and members;

         (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and individuals and entities specified in those Mortgages;

         (3) issuance by the borrower of new partnership or membership interests;

         (4) other changes in ownership for estate planning purpose described in those Mortgages; or

         (5) other transfers similar in nature to the foregoing described in those Mortgages.

         Upon any transfer or change in ownership of the Mortgaged Property which is in direct violation of provisions contained in the Mortgage Loan Documents, the holder of the Mortgage Loan is generally permitted to accelerate the loan's maturity. For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material

Provisions--Due-on-Sale Provisions." You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

         Default Provisions. The related Mortgage Loan Documents generally provide that an event of default will exist if:

         (1) the borrower fails to pay any regular installment of principal and/or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of the failure to make those payments;

         (2) the borrower violates prepayment, defeasance, Due-on-Encumbrance or Due-on-Sale provisions;

         (3) the borrower fails to pay taxes or other charges when due, to keep all required insurance policies in full force and effect, to cure any material violations of laws or ordinances affecting the Mortgaged Property or to operate the related Mortgaged Property according to specified standards;

         (4) a mechanic's, materialman's or other lien is imposed against the Mortgaged Property; or

         (5) a bankruptcy, receivership or similar action is instituted against the borrower or the Mortgaged Property.

         Additionally, the related Mortgage Loan Documents may contain other specified events of default, including one or more of the following:

         (1) for multi-family rental properties, the unapproved conversion of the related Mortgaged Property to a condominium or cooperative;

         (2) defaults under other agreements specified in the related Mortgage Loan Documents;

         (3) defaults under or unapproved modifications to any related franchise agreement;

         (4) material changes to or defaults under any related management agreement; and

         (5) for health-care related properties, the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency specified in the related Mortgage Loan Document.

         Upon an event of default, the Master Servicer or the Special Servicer may take any action as it deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and against the related Mortgaged Property, subject to the terms of the related Mortgage Loan. Actions may include acceleration of maturity of the Mortgage Loan or complete or partial foreclosure of the Mortgage Loan.

         Default Interest. All of the Mortgage Loans provide for imposition of a Default Interest. Default Interest is generally calculated as a specified rate above the stated interest rate of that Mortgage Loan, and in some cases may be calculated as a specified rate above a specified base rate (typically a prime rate reported in The Wall Street Journal or published by major money center banks). You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of any Default Interest is dependent on the creditworthiness of the borrower. For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans --Enforceability of Material Provisions."

         Hazard, Liability and other Insurance. Each Mortgage Loan requires that the related Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Standard extended coverage insurance generally includes:

         (1) commercial general liability insurance for bodily injury or death and property damage;

         (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

         (3) other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property (including in each case other than where a Major Tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

         (4) where appropriate, boiler and machinery coverage and flood insurance.

         Generally, the above insurance must be for an amount equal to (1) the full replacement cost of the Mortgaged Property or (2) the outstanding principal balance of the related Mortgage Loan, whichever is less, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

         The related Mortgage Loan Documents typically provide that upon a Casualty to the Mortgaged Property, insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply the insurance proceeds it receives to the outstanding indebtedness rather then to restoration of the related Mortgaged Property. However, the mortgagee may be required to apply those proceeds to restoration of the related Mortgaged Property if conditions specified in the related Mortgage Loan Documents are met. These conditions typically include one or more of the following:

         (1) the insurance proceeds payable are less than a specified amount;

         (2) less than a specified percentage of the related Mortgaged Property is destroyed;

         (3) the value of the related Mortgaged Property following the Casualty remains greater than either a specified amount or a specified percentage of the value of the related Mortgaged Property before the Casualty;

         (4) the Casualty affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

         (5) restoration will cost less than a specified amount and the proceeds are sufficient to complete the restoration; (6) restoration can be accomplished within a specified time period;

         (7) the restored Mortgaged Property will adequately secure the related Mortgage Loan;

         (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

         (9)      no event of default then exists.

Some leases require the borrower or the tenant to rebuild the buildings located upon the related Mortgaged Property if a Casualty has occurred, and the related Mortgage Loan Documents permit the application of insurance proceeds to satisfy that requirement.

         Condemnation. Generally the Mortgage Loans provide that all awards payable to the borrower in connection with any Condemnation in respect of the related Mortgaged Property will be paid directly to the mortgagee. The mortgagee may elect to apply those proceeds to the outstanding indebtedness rather than to the restoration of the related Mortgaged Property. However, the mortgagee may be required to apply those awards to restoration of the related Mortgaged Property if conditions specified in the related Mortgage Loan Documents are met. These conditions typically include one or more of the following:

         (1)      the award is less than a specified amount;

         (2) the Condemnation affects less than a specified percentage of the net rentable area of the Mortgaged Property or interrupts less than a specified percentage of the rentals from the Mortgaged Property;

         (3) restoration will cost less than a specified amount and sufficient funds are available to complete the restoration;

         (4) restoration can be accomplished within a specified time period;

         (5) income (including the Condemnation award, rentals and insurance proceeds) will be adequate to service the debt during the restoration period;

         (6)      no event of default then exists; and

         (7) restoration is feasible and the Mortgaged Property will be commercially viable after the restoration.

Some leases require the borrower or the tenant to restore the related Mortgaged Property in the event of a Condemnation, and the related Mortgage Loan Documents permit the application of Condemnation Proceeds to satisfy that requirement.

         Delinquencies and Modifications. As of the Cut-off Date for each Mortgage Loan, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment, and no Mortgage Loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.

MATERIAL CHARACTERISTICS OF THE MORTGAGE POOL


         Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan has a Cut-off Date Principal Balance of $__________, which represents approximately _____% of the Initial Pool Balance. The ten largest individual Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately __% of the Initial Pool Balance.


         Descriptions of the Ten Largest Individual Mortgage Loans. See Schedule B which constitutes an integral part of this prospectus supplement.

         Affiliated Borrowers. ____, _____, and ___ Mortgage Loans, collectively representing approximately ___%, ___% and ___% of the Initial Pool Balance, respectively, were made to _____ or more affiliated entities. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately ___% of the Initial Pool Balance. ________ Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with other Mortgage Loans made to the same borrower or its affiliate. ____ Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are cross-defaulted with other Mortgage Loans made to the same borrower or to its affiliate but are not cross-collateralized. "Cross-Collateralized Loans" and "Cross-Defaulted Loans" reduce the risk that the inability of an individual Mortgaged Property to generate net operating income sufficient to pay debt service on that property will result in defaults (and ultimately losses) by making the collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Schedule C, which constitutes an integral part of this prospectus supplement, contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding Mortgage Loans made to a single borrower or to a single group of affiliated borrowers.

         Geographic Concentration. The Mortgaged Properties are located in _______ states [, the District of Columbia and the U.S. Virgin Islands]. The states with the greatest concentration of Mortgage Loans are indicated in the table below. No more than _____% of the Mortgage Loans by Initial Pool Balance are secured by Mortgaged Properties located in any state not indicated below.


                  -------------------------------------------------------------
                                                               PERCENTAGE
                                       NUMBER OF               OF INITIAL
                      STATE          MORTGAGE LOANS           POOL BALANCE
                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         Environmental Risks. An ESA, a similar study, an update of a previously conducted Phase 1 ESA, an update based on information contained in an established database, or for loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12 months of the respective dates as of which the Mortgage Loans were originated or purchased. Other than as described below, an ESA or other similar study or update has been prepared within the 12 months preceding the Cut-off Date for each Mortgage Property.

         ____ of the Mortgage Loans with original principal balances equal to or greater than $1,000,000, representing approximately ___% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA performed on the Mortgaged Properties less than 12 months before origination of the loan. As of ________, ___ of the Mortgage Loans with original principal balances equal to greater than $1,000,000, representing approximately ___% of the Initial Pool Balance, have Phase I ESA report dates that are over twelve months old , and consequently, an update to these Phase I ESAs based on information contained in an established database has been ordered and will be received prior to
____________.

         ____ of the Mortgage Loans with original principal balances less than $1,000,000, representing approximately ____% of the Initial Pool Balance, were funded only after receipt of a Phase I ESA, a similar study, an update of a previously conducted Phase I ESA or an update based upon information contained an established database, performed on the Mortgaged Properties less than 12 months before origination of the loan. As of ____________, ___ of the Mortgage Loans, representing approximately ___% of the Initial Pool Balance, have report dates that are over twelve months old. Given the relatively small original principal balances of these _____ Mortgage Loans and small percentage of the total Mortgage Pool, no updates have been ordered.

         Other than as described below, the Mortgage Loan Sellers have informed the Depositor that these ESAs, studies or updates did not identify any material adverse environmental conditions or circumstances, except for:

         (1) cases where those conditions or circumstances were investigated further, and based upon additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

         (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and the maintenance plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining the maintenance plan;

         (3) cases where soil or groundwater contamination was suspected or identified and either (a) that condition was remediated or abated prior to the Closing Date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any further required investigation, testing, monitoring or remediation;

         (4) cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a)that condition is not known to have affected the Mortgaged Property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

         (5) cases in which, for small loans with an original principal balance of less than $1,000,000, the borrower has acknowledged in the Mortgage Loan Documents the existence of that condition and expressly agreed to comply with all federal, state and local statutes or regulations respecting that condition.

         The foregoing information is based upon ESAs, similar studies or updates and has not been independently verified by the Mortgage Loan Sellers, the Depositor, the Transferor, or any of their respective affiliates.

         The ESAs, studies or updates with respect to some Mortgaged Properties identified adverse environmental conditions which could be important and require material expenditure. [Describe]

         You should understand that none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the Mortgaged Properties that could result in environmental liability. The ESAs, similar studies and updates are limited in scope. An environmental condition may not be discovered or have its severity revealed. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

         Other Financing. __ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, allow the borrower, under circumstances specified in the Mortgage Loan Documents, either to maintain an existing subordinate mortgage encumbering the Mortgaged Property or to grant a subordinate mortgage in the future. These Mortgage Loans are identified in Schedule A. The circumstances specified in the Mortgage Loan Documents typically include one or more of the following:

         (1) The senior mortgagee approves the purpose, amount, term and amortization period of the proposed subordinate debt, together with the identity of the subordinate lender and the terms of the subordinate loan document;

         (2) The subordinate mortgage is unconditionally subordinated to the related Mortgage Loan Documents, [and/or] the subordinate lender is prohibited from exercising any remedies against the borrower without the senior mortgagee's consent [and/or] from receiving any payments on the subordinate debt if, for the preceding 12 months, either (a) the aggregate debt service coverage ratio for that Mortgage Loan and the subordinate debt is less than a specified ratio (generally ranging from [1.20 to 1.30]), or (b) the aggregate loan to value ratio for that Mortgage Loan and the subordinate debt is greater than a specified ratio (generally ranging from [70% to 80%]);

         (3)      The subordinate debt is non-recourse;

         (4) The Mortgaged Property is in acceptable economic condition as of the effective date of the subordinate financing, as typically indicated by the following: (a) the aggregate debt service coverage ratio for that Mortgage Loan and the subordinate debt is equal to or greater than a specified ratio (generally [1.20]), and/or (b) the aggregate loan to value ratio for that Mortgage Loan and the subordinate debt is less than a specified ratio (generally ranging from [70% to 80%]); and

         (5) The conditions set forth in the Pooling and Servicing Agreement for waiver of Due-on-Encumbrance provisions are met.

         ____ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, permit a specific existing or proposed subordinate mortgage without specifying any particular circumstances.

         Zoning Compliance. The related Mortgage Loan Seller received assurances that all of the improvements located upon each respective Mortgaged Property complied in all material respects with applicable Zoning Laws, or that those improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to that borrower.

         Tenant Matters. In connection with __ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, a major tenant occupies more than 20% of the net leasable area of the related Mortgaged Property. Many of these major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements on the premises and maintain the physical condition of those improvements. With respect to Mortgage Loans secured by a retail, office or industrial property, the related Mortgage Loan Seller generally obtained an estoppel certificate from each major tenant in which that tenant indicated its intention to continue in the relevant lease and that that tenant was not presently aware of any condition or event that would allow it to terminate that lease prior to the end of the lease term. Generally, major tenants do not have investment-grade credit ratings. Additional information regarding major tenants is set forth in Schedule A of this prospectus supplement.

         Other Information. The following tables and Schedule A set forth material information with respect to the Mortgage Loans and the Mortgaged Properties. The information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. "Net Operating Income" and "Cash Flow" do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the

Mortgage Loan Sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related Mortgage Loan Seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, these adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related Mortgage Loan Seller to reflect their assessment of the market based performance of the related Mortgaged Property. None of the Depositor, the Transferor or the Underwriter has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

         "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the Mortgaged Properties, nor are "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth in this prospectus supplement intended to represent those future net income or net cash flow.

         The Mortgage Loan Sellers have had appraisals of the Mortgaged Properties conducted in compliance with the Tax Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the Mortgaged Property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth in this prospectus supplement as necessarily indicative of the true Loan-to-Value Ratios.

         Debt service coverage ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases that expire during the loan term and provide for above-market rents, or that are difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                             COLLATERAL CONTRIBUTORS
                             -----------------------

                                                                                                             SCHEDULED
                                                                         WEIGHTED                            PRINCIPAL
                                                     PERCENT OF          AVERAGE           WEIGHTED        BALANCE AS OF
                                   NUMBER OF           INITIAL           INTEREST           AVERAGE         THE CUT-OFF
   COLLATERAL CONTRIBUTORS           LOANS          POOL BALANCE           RATE             DSCR(X)             DATE
   -----------------------           -----          ------------           ----             -------             ----
                                                             %                 %                             $
                                                             %                 %                             $
                                                             %                 %                             $
                                                       ------              ----                               ---------
TOTAL                                                        %                 %                             $
============================================================================================================================




                                  PAYMENT TYPES
                                  -------------

                                                                                                              SCHEDULED
                                                           WEIGHTED     WEIGHTED    WEIGHTED                  PRINCIPAL
                                             PERCENT OF     AVERAGE     AVERAGE     AVERAGE    WEIGHTED        BALANCE
                                NUMBER OF     INITIAL      INTEREST    REMAINING    ORIGINAL    AVERAGE       AS OF THE
PAYMENT TYPES                     LOANS     POOL BALANCE     RATE        TERM         LTV       DSCR(X)     CUT-OFF DATE
-------------                     -----     ------------     ----        -----        ---       -------     ------------
[AMORT. BALLOON                                     %             %                                         $
FULLY AMORTIZING                                    %             %                                         $
INT. ONLY, THEN AMORT BALL.                         %             %                                         $
INT. ONLY, THEN AMORT.                              %             %                                         $
GRADUATED P&I BALLOON]                              %             %                                                   $
                                                            ------      --------    -------     -------               -
                                                    %
                                              ------
TOTAL                                         100.00%             %                                                   $
============================================================================================================================

                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                 -----------------------------------------------

                                             PERCENTAGE OF   WEIGHTED     WEIGHTED                            SCHEDULED
                                               AGGREGATE      AVERAGE     AVERAGE     WEIGHTED                PRINCIPAL
                                 NUMBER OF      CURRENT      MORTGAGE    REMAINING    AVERAGE    WEIGHTED   BALANCE AS OF
           RANGE OF              MORTGAGE      PRINCIPAL     INTEREST     TERM TO     CURRENT     AVERAGE    THE CUT-OFF
  CURRENT PRINCIPAL BALANCES       LOANS        BALANCE        RATE       MATURITY      LTV       DSCR(X)        DATE
  --------------------------       -----        -------        ----       --------      ---       -------        ----

      [255,509 - 499,999                              %            %                                           $
       500,000 - 999,999                              %            %                                           $
     1,000,000 - 1,999,999                            %            %                                           $
     2,000,000 - 2,999,999                            %            %                                           $
     3,000,000 - 3,999,999                            %            %                                           $
     4,000,000 - 4,999,999                            %            %                                           $
     5,000,000 - 5,999,999                            %            %                                           $
     6,000,000 - 6,999,999                            %            %                                           $
     7,000,000 - 7,999,999                            %            %                                           $
     8,000,000 - 8,999,999                            %            %                                           $
     9,000,000 - 9,999,999                            %            %                                           $
    10,000,000 - 11,999,999                           %            %                                           $
    12,000,000 - 13,999,999                           %            %                                           $
    14,000,000 - 16,999,999                           %            %                                           $
      17,000,000 OR MORE]                             %            %                                           $
      ------------------        --------        ------        -----                                             -------

             TOTAL                               100%              %                                           $
===========================================================================================================================


                             RANGE OF MORTGAGE RATES
                             -----------------------

                                                                                                               SCHEDULED
                                                      WEIGHTED      WEIGHTED      WEIGHTED                     PRINCIPAL
                                      PERCENT OF      AVERAGE        AVERAGE       AVERAGE      WEIGHTED        BALANCE
RANGE OF                 NUMBER OF      INITIAL       INTEREST      REMAINING      CURRENT       AVERAGE       AS OF THE
MORTGAGE RATES             LOANS     POOL BALANCE       RATE          TERM           LTV         DSCR(X)     CUT-OFF DATE
--------------             -----     ------------       ----          -----          ---         -------     ------------
6.0001 - 6.2500%                              %             %                                                $
6.2501 - 6.5000%                              %             %                                                $
6.5001 - 6.7500%                              %             %                                                $
6.7501 - 7.0000%                              %             %                                                $
7.0001 - 7.2500%                              %             %                                                $
7.2501 - 7.5000%                              %             %                                                $
7.5001 - 7.7500%                              %             %                                                $





                                      S-36

7.7501 - 8.0000%                              %             %                                                $
8.0001 - 8.2500%                              %             %                                                $
8.2501 - 8.5000%                              %             %                                                $
8.5001 - 8.7500%                              %             %                                                $
8.7501 - 9.0000%                              %             %                                                $
9.0001 - 9.2500%                              %             %                                                $
9.2501 - 9.5000%                              %             %                                                $
10.7501 - 11.0000%]                                         %                                                $
                                                       -----
TOTAL                                   100.00%             %                                                $
============================================================================================================================

                  RANGE OF REMAINING TERMS TO MATURITY (MONTHS)
                  ---------------------------------------------

   REMAINING                                      WEIGHTED        WEIGHTED       WEIGHTED
    TERMS TO                      PERCENT OF       AVERAGE        AVERAGE        AVERAGE        WEIGHTED        CURRENT
    MATURITY       NUMBER OF       INITIAL        INTEREST       REMAINING       CURRENT        AVERAGE        PRINCIPAL
    (MONTHS)         LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)         BALANCE
    --------         -----       ------------       ----            ----           ---          -------         -------
[71 - 90                                  %              %                                                    $
91 - 110                                  %              %                                                    $
111 - 130                                 %              %                                                    $
131 - 150                                 %              %                                                    $
151 - 170                                 %              %                                                    $
171 - 190                                 %              %                                                    $
191 - 210                                 %              %                                                    $
211 - 230                                 %              %                                                    $
231 - 250]                                %              %                                                    $
                                   -------        -------
TOTAL                              100.00%               %                                                    $
============================================================================================================================



                             RANGE OF MATURITY YEARS
                             -----------------------


                                                                                                               SCHEDULED
                                                  WEIGHTED        WEIGHTED       WEIGHTED                      PRINCIPAL
                                  PERCENT OF       AVERAGE        AVERAGE        AVERAGE        WEIGHTED     BALANCE AS OF
    MATURITY       NUMBER OF       INITIAL        INTEREST       REMAINING       ORIGINAL       AVERAGE       THE CUT-OFF
      YEAR           LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)          DATE
      ----           -----       ------------       ----            ----           ---          -------          ----
     [2005                                %              %                                                    $
      2006                                %              %                                                    $
      2007                                %              %                                                    $
      2008                                %              %                                                    $
      2009                                %              %                                                    $
      2010                                %              %                                                    $
      2011                                %              %                                                    $
      2012                                %              %                                                    $
      2013                                %              %                                                    $
      2015                                %              %                                                    $
      2016                                %              %                                                    $
      2017                                %              %                                                    $
     2018]                                %              %                                                    $
                                   -------        -------



                                      S-38


     TOTAL                         100.00%               %                                                    $
============================================================================================================================




                     RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS
                     --------------------------------------


                                                                                                               SCHEDULED
                                                     WEIGHTED      WEIGHTED       WEIGHTED                     PRINCIPAL
                                     PERCENT OF      AVERAGE        AVERAGE       AVERAGE        WEIGHTED       BALANCE
                       NUMBER OF      INITIAL        INTEREST      REMAINING      ORIGINAL       AVERAGE       AS OF THE
ORIGINAL LTV             LOANS      POOL BALANCE       RATE          TERM           LTV          DSCR(X)      CUT-OFF DATE
------------             -----      ------------       ----          ----           ---          -------      ------------
[15.01 - 35.00%                              %              %                                                 $
40.01 - 45.00%                               %              %                                                 $
45.01 - 50.00%                               %              %                                                 $
50.01 - 55.00%                               %              %                                                 $
55.01 - 60.00%                               %              %                                                 $
60.01 - 65.00%                               %              %                                                 $
65.01 - 70.00%                               %              %                                                 $
70.01 - 75.00%                               %              %                                                 $
75.01 - 80.00%                               %              %                                                 $
80.01 - 85.00%                               %              %                                                 $
85.01 - 95.00%                               %              %                                                 $
95.01 - 96.00%]                              %              %                                                 $
                                      -------        -------
TOTAL                                 100.00%               %                                                 $
============================================================================================================================

                         RANGE OF LOAN ORIGINATION YEARS
                         -------------------------------

                                                                                                         SCHEDULED
                                                 WEIGHTED     WEIGHTED    WEIGHTED                       PRINCIPAL
                                   PERCENT OF     AVERAGE     AVERAGE     AVERAGE    WEIGHTED          BALANCE AS OF
                      NUMBER OF     INITIAL      INTEREST    REMAINING    ORIGINAL    AVERAGE           THE CUT-OFF
ORIGINATION YEAR        LOANS     POOL BALANCE     RATE         TERM        LTV       DSCR(X)              DATE
----------------        -----     ------------     ----         ----        ---       -------              ----
[1997                                      %            %                                               $
1998                                       %            %                                               $
1999                                       %            %                                               $
2000]                                      %            %                                               $
                                    -------      -------
Total                               100.00%             %                                               $
============================================================================================================================

                      RANGE OF DEBT SERVICE COVERAGE RATIOS
                      -------------------------------------

                                                  WEIGHTED                                                     SCHEDULED
                                                   AVERAGE        WEIGHTED       WEIGHTED                      PRINCIPAL
                                  PERCENT OF      MORTGAGE        AVERAGE        AVERAGE        WEIGHTED     BALANCE AS OF
                   NUMBER OF       INITIAL        INTEREST       REMAINING       ORIGINAL       AVERAGE       THE CUT-OFF
DSCR(X)              LOANS       POOL BALANCE       RATE            TERM           LTV          DSCR(X)          DATE
-------              -----       ------------       ----            ----           ---          -------          ----
[.9 - 1.00                                %              %                                                    $
1.01 - 1.15                               %              %                                                    $
1.16 - 1.20                               %              %                                                    $
1.21 - 1.25                               %              %                                                    $
1.26 - 1.30                               %              %                                                    $
1.31 - 1.35                               %              %                                                    $
1.36 - 1.40                               %              %                                                    $
1.41 - 1.45                               %              %                                                    $
1.46 - 1.50                               %              %                                                    $
1.51 - 1.55                               %              %                                                    $
1.56 - 1.60                               %              %                                                    $
1.61 - 1.65                               %              %                                                    $
1.66 - 1.70                               %              %                                                    $
1.71 - 1.75                               %              %                                                    $
1.76 - 1.80                               %              %                                                    $
1.81 - 1.85                               %              %                                                    $
1.86 - 1.90                               %              %                                                    $
1.91 - 1.95                               %              %                                                    $
1.96 - 2.00                               %              %                                                    $
2.00 - 2.15                               %              %                                                    $
2.16 - 2.50                               %              %                                                    $
2.51 - 3.00]                              %              %                                                    $
                                   -------        -------
TOTAL                              100.00%               %                                                    $
============================================================================================================================

                                 PROPERTY TYPES
                                 --------------

                                                         WEIGHTED                                               SCHEDULED
                                            PERCENT      AVERAGE      WEIGHTED      WEIGHTED                    PRINCIPAL
                             NUMBER OF    OF INITIAL     MORTGAGE      AVERAGE       AVERAGE      WEIGHTED       BALANCE
                             MORTGAGED       POOL        INTEREST     REMAINING     ORIGINAL      AVERAGE       AS OF THE
PROPERTY TYPE               PROPERTIES      BALANCE        RATE         TERM           LTV        DSCR(X)     CUT-OFF DATE
-------------               ----------      -------        ----         -----          ---        -------     ------------
ACUTE CARE FACILITY                               %             %                                              $
ASSISTED LIVING FACILITY                          %             %                                              $
CONGREGATE CARE                                   %             %                                              $
HOTEL AND MOTEL                                   %             %                                              $
INDUSTRIAL                                        %             %                                              $
MIXED USE                                         %             %                                              $
MOBILE HOME PARK                                  %             %                                              $
MULTIFAMILY                                       %             %                                              $
NURSING HOME                                      %             %                                              $
OFFICE                                            %             %                                              $
OFFICE/INDUSTRIAL                                 %             %                                              $
RETAIL-ANCHORED                                   %             %                                              $
RETAIL-SHADOW ANCHORED                            %             %                                              $
RETAIL-SINGLE TENANT                              %             %                                              $
RETAIL-UNANCHORED                                 %             %                                              $
SELF-STORAGE                                      %             %                                              $
SENIOR HOUSING                                    %             %                                              $
SKILLED NURSING FACILITY                          %             %                                              $
SPECIAL PURPOSE                                   %             %                                              $
WAREHOUSE                                         %             %                                              $
                                           -------       -------
TOTAL                                       100.00%             %                                              $
=============================================================================================================================

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
               ---------------------------------------------------


                                                                                                             SCHEDULED
                                                     WEIGHTED       WEIGHTED      WEIGHTED                   PRINCIPAL
                     NUMBER OF      PERCENT OF       AVERAGE        AVERAGE       AVERAGE     WEIGHTED        BALANCE
                     MORTGAGED       INITIAL         MORTGAGE      REMAINING      ORIGINAL     AVERAGE       AS OF THE
STATE                PROPERTIES    POOL BALANCE   INTEREST RATE      TERM           LTV        DSCR(X)      CUT-OFF DATE
-----                ----------    ------------   -------------      -----          ---        -------      ------------
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $


                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                            %               %                                               $
                                     -------         -------
TOTAL                                100.00%                %                                               $
============================================================================================================================

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The foregoing description of the Mortgage Pool and the Mortgaged Properties is based upon scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Before we issue the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems the removal necessary or appropriate or if those Mortgage Loans are prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool before we issue the Certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool, as described in this prospectus supplement. Accordingly, the characteristics of the Mortgage Loans constituting the Mortgage Pool at the time we issue the Certificates may vary from those described in this prospectus supplement.

         A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates. The Form 8-K will be available to the Certificateholders promptly after its filing. If Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

         Each Mortgage Loan Seller will make representations and warranties to the Transferor or directly to the Depositor in the related Underlying Mortgage Loan Purchase Agreement. The Transferor will make substantially similar representations and warranties to the Depositor in the Mortgage Loan Sale Agreement. The sole remedy available to the Trustee or Certificateholders for a Mortgage Loan Seller's failure to cure any breach of those representations and warranties that materially and adversely affect the interest of the Certificateholders in that Mortgage Loan is for the Depositor to cure or repurchase the affected Mortgage Loan within 85 days of receiving notice of the breach or as otherwise provided in the Pooling and Servicing Agreement. The Depositor will assign its rights under the Mortgage Loan Purchase Agreement (and, as a result, the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders.

         All references in these representations and warranties are to related documents and entities unless otherwise indicated. The representations and warranties are made for each Mortgage Loan as of the date specified in the related Underlying Mortgage Loan Purchase Agreement, and include the following (subject to exceptions set forth in that Underlying Mortgage Loan Purchase Agreement):

         (1) Mortgage Loan Characteristics. The information set forth in the mortgage loan schedule is true and complete in all material respects. In the case of the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," ["96 NOI," "97 NOI," "98 NOI,"] "Underwritten NOI," "Underwritten Net

                  Cash Flow" and "Underwritten NOI DSCR", however, the Mortgage Loan Seller represents only that the information is an accurate reproduction or derivation, as adjusted in accordance with its customary underwriting practices, of the information provided to it by the related borrower. The Mortgage Loan Seller takes no responsibility for the truth, accuracy or completeness of any of the information; however, the Mortgage Loan Seller has no actual knowledge that the information is incorrect, inaccurate or incomplete following the reasonable and customary investigation performed by the Mortgage Loan Seller in connection with its origination of the Mortgage Loans.

         (2) Loan Origination; Loan Underwriting. The Mortgage Loan was originated by the Mortgage Loan Seller, an affiliate of the Mortgage Loan Seller or an originator approved by the Mortgage Loan Seller, and the Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Mortgage Loan Seller's underwriting standards in effect at the time of the origination or purchase of that Mortgage Loan, subject to those exceptions as are noted in the related Mortgage File and as the Mortgage Loan Seller approved in the exercise of discretion consistent with that of a prudent commercial mortgage lender.

         (3) Domestic Borrower. The related borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States.

         (4) Single-Purpose Entity. Each borrower of a Mortgage Loan in excess of $25 million is an entity which has represented in connection with the origination of the Mortgage Loan, or whose organizational documents provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity.

         (5) Delivery of Mortgage Loan Documents. The related Mortgage Loan Seller has or will deliver to the Transferor or its designee, within the time period prescribed by the related Underlying Mortgage Loan Purchase Agreement, each of the documents comprising the Mortgage File for each Mortgage Loan.

         (6) Payment Current. All payments required to be made with respect to the Mortgage Loan under the terms of the related promissory note or Mortgage up to the closing date (including any applicable grace or cure period) specified in the related Underlying Mortgage Loan Purchase Agreement have been made. Within the twelve months proceeding the closing date, there had not been any delinquency in excess of 30 days.

         (7) Equity Participation or Participation Interest. The Mortgage Loan contains no equity participation by the Mortgage Loan Seller and is a whole loan and not a participation interest. Neither the related promissory note nor the Mortgage provides for negative amortization or any contingent or additional participation interest in the cash flow of the Mortgaged Property. The Mortgage Loan Seller has no ownership interest in that Mortgaged Property or in the borrower. Neither the Mortgage Loan Seller nor any affiliate of the Mortgage Loan Seller has any obligation to make any capital contributions to the related borrower under the Mortgage or any other related Mortgage Loan Document.

         (8) Compliance with Applicable Laws. As of its origination, the Mortgage Loan either complied with or was exempt from applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's knowledge, as of the origination of the Mortgage Loan, the related originator complied in all material respects with the requirements of all other federal, state or local laws applicable to the origination, servicing and collection of the Mortgage Loan, including truth-in-lending laws, real estate settlement procedures, equal credit opportunity and disclosure laws. No governmental or regulatory approval or consent is required for the sale of the Mortgage Loan by the Mortgage Loan Seller, and the Mortgage Loan Seller has full right, power and authority to sell that Mortgage Loan. To the extent necessary to ensure the enforceability and effective transfer of the Mortgage Loan and the related promissory note, the originator and/or the Mortgage Loan Seller each was qualified and appropriately licensed to conduct business in the jurisdiction in which the Mortgaged Property is located at the time it had possession of the related promissory note.

         (9) Proceeds Fully Disbursed. The proceeds of the Mortgage Loan have been fully disbursed. Some of the proceeds may have been disbursed into reserve accounts that are controlled by the Mortgage Loan Seller and have been established as described in Schedule A. There is no requirement for future advances under the Mortgage Loan.

         (10) Origination Expenses Paid. The borrower has paid, or has made arrangements to pay, on a timely basis and to the appropriate person all costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan, including recording costs and fees.

         (11) Documents Valid. Each of the related promissory note, the Mortgage and any other related mortgage loan document is the legal, valid and binding obligation of the borrower, the related guarantor or other party executing that document and is enforceable in accordance with its terms. Those documents are subject to any non-recourse or partial recourse provisions contained in those documents and may also be subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, general principles of equity, and any applicable anti-deficiency law. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note, Mortgage or other document. The operation of any of the terms of the promissory note or the Mortgage, or the exercise of any right under the promissory note or the Mortgage, will not render either the Mortgage or the promissory note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including the defense of usury. The Mortgage Loan Seller has no knowledge that any right of rescission, offset, counterclaim or defense has been asserted or is available with respect to the promissory note or the Mortgage. The Mortgage and related promissory note do not require the mortgagee to release any portion of the Mortgaged Property except upon payment in full of the loan or the exercise of a defeasance feature]. In the case of Mortgaged Properties securing cross-collateralized Mortgage Loans and Mortgage Loans secured by multiple Mortgaged Properties, the mortgagee may be required to release a Mortgaged Property upon payment of a portion of the Mortgage Loan, determined as specified in the related mortgage loan documents.

         (12) Assignment of Mortgage: Note Endorsement. The assignment of mortgage is or will be in recordable form and constitutes or will constitute the Mortgage Loan Seller's legal, valid and binding assignment to the Transferor of the Mortgage and any related assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The Mortgage Loan Seller's endorsement and delivery of the related promissory note to the Transferor in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement constitutes or will constitute a legal, valid and binding assignment to the Transferor of that promissory note, and, together with the Mortgage Loan Seller's execution and delivery of the assignment of mortgage to the Transferor, legally and validly conveys or will convey all right, title and interest of the Mortgage Loan Seller in that Mortgage Loan to the Transferor.

         (13) First Lien. Based on the related policy of title insurance, the Mortgage is a legal, valid and enforceable first lien on the Mortgaged Property, except the Mortgage securing Mortgage Loan Control # ___, which is a legal, valid and enforceable second lien on the related Mortgaged Property. The first lien includes all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to those buildings, and all additions, alterations and replacements made at any time prior to the closing date of the Mortgage Loan. The first lien does not include any related personal property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage, except for:

                  (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

                  (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage which do not materially and adversely (A) affect the value of the Mortgaged Property as security for the Mortgage Loan or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of that Mortgaged Property for the intended purposes;

                  (c) leases and subleases for the Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of the Mortgage, provided that those leases and subleases, if any, are with entities which are not affiliated with the Mortgage Loan Seller; and

                  (d)      other matters which do not materially and adversely
                           (A) affect the value of the Mortgaged Property as security for the Mortgage Loan, or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of the Mortgaged Property for the intended purposes.

         (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Transferor or its designee as part of the Mortgage File:


                  (a) neither the Mortgage nor the related promissory note (including any amendments or supplements thereto) has been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded;

                  (b) the Mortgaged Property has not been released from the lien of the Mortgage; and

                  (c) the borrower has not been released from its obligations under the Mortgage, in whole or in any part, in any manner which would materially interfere with the security intended to be provided by the Mortgage.

         (15) Defeasance. Mortgage Loans that permit defeasance provide that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property, or a portion of the related Mortgaged Property, from the lien of the related Mortgage by pledging to the Trustee noncallable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates) in the amounts due on those dates and upon the satisfaction of other conditions set forth in the related Mortgage Loan Documents. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date or include other conditions which will ensure that the exercise of a defeasance option will not cause either REMIC to fail to be a REMIC. Some of the Mortgage Loans require that a REMIC opinion be provided as a condition to exercise of any defeasance option, and the Mortgage or other related Mortgage Loan Documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the related Mortgaged Property:

                  (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

                  (b) the borrower must pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this (15);

                  (c) the borrower must provide a written confirmation from the Rating Agencies indicating that the defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates;

                  (d) the borrower must deliver an officer's certificate to the effect that all of the borrower's obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

                  (e) the borrower must undertake to provide other documents or information as the mortgagee may reasonably request in connection with the defeasance.

         (16) No Delinquent Taxes or Assessments. The Mortgage Loan Seller knows of no taxes or governmental assessments, or installments of taxes or assessment, which became due prior to the Closing Date and which, if left unpaid, would be, or might become, a lien on the Mortgaged Property having priority over the Mortgage which has become delinquent so that (a) these taxes, assessments or installments have commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect these taxes, assessments or installments.

         (17) Escrow or Reserve Deposits. As of the date specified in the Underlying Mortgage Loan Purchase Agreement: (a) the related reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the mortgage loan documents to be held by the Mortgage Loan Seller as of the date specified; and (b) the Mortgage Loan Seller has transferred all amounts on deposit in the related reserve account(s) to the Transferor. All escrow deposits required under the promissory note, the Mortgage and any other Mortgage Loan Documents that are not being transferred to the Transferor have been applied in accordance with their intended purposes by the mortgage loan originator, Mortgage Loan Seller or its agent.

         (18) No Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a Person other than the borrower; or (c) to the Mortgage Loan Seller's knowledge, received payment, from any person other than the borrower, of any amount required under the promissory note or the Mortgage, except for interest accruing from the date of the promissory note or the date of disbursement of the proceeds of the related Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under the promissory note.

         (19) No Condemnation or Damages. To the best of the Mortgage Loan Seller's knowledge, except for partial condemnation proceedings which do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, no proceedings for the total or partial condemnation of the Mortgaged Property (a) have occurred since the date of the appraisal relied upon in the origination of the Mortgage Loan or (b) are pending or threatened. To the best of the Mortgage Loan Seller's knowledge, the Mortgaged Property is free of material damage. The Mortgage requires that any related condemnation award be applied either to the restoration of the Mortgaged Property or the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

         (20) No Mechanics' Liens. To the knowledge of the Mortgage Loan Seller, the Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' or materialmen's or similar liens. No rights are outstanding that, under law, could give rise to any liens which are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the lender's title insurance policy referred to in (24) below.

         (21) Title Survey: Improvements; Separate Tax Parcels. The Mortgage Loan Seller has satisfied the requirements of the title insurance company for deletion from the title insurance policy of the standard general exceptions for encroachments, boundary and other survey matters and, if possible, for easements not shown by the public records. With respect to any of the Mortgaged Properties located in jurisdictions such as the State of Texas in which the exception for easements not shown by the public records could not be deleted, that exception is customarily accepted by prudent commercial mortgage lenders in that jurisdiction.

                  Except for encroachments and similar matters which are (a) inconsequential, (b) do not materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan, or (c) are insured against by the lender's title insurance policy referred to in (24) below, surveys and/or title insurance obtained at the time of origination indicated that (a) none of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property in the appraisal at the time of the origination of the Mortgage Loan lie outside the boundaries and building restriction lines of the Mortgaged Property, and
                  (b) no improvements on adjoining properties encroach upon the Mortgaged Property.

                  Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related title insurance policy described in (24) below.

         (22) Title. The Mortgage Loan Seller has good title to and is the sole owner and beneficial holder of the Mortgage Loan. The Mortgage Loan Seller has full right and authority to sell and assign the Mortgage Loan, is the sole mortgagee or beneficiary of record under the Mortgage and is transferring the Mortgage Loan to the Transferor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the Mortgage Loan.

         (23) Compliance with Laws. To the best of the Mortgage Loan Seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the Mortgage Loan or other information acceptable to the Mortgage Loan Seller at the time of origination of that Mortgage Loan:

                  (a) no improvements located on or forming a part of the Mortgaged Property are in violation of any applicable zoning and building laws or ordinances;

                  (b) the Mortgaged Property complies with all other laws and regulations pertaining to its use and occupancy excluding Environmental Laws (see (35) and (36) below) and all applicable insurance requirements;

                  (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for compliance, including certificates of occupancy, if available; and

                  (d) the Mortgage Loan Seller has not received notification from any governmental authority that the Mortgaged Property violates laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain those inspections, licenses or certificates, except any violation, unlawfulness or failure (A) which does not materially and adversely affect the value of the Mortgaged

                           Property as security for the Mortgage Loan or the use for which that Mortgaged Property was intended at the time of origination, (B) which was specifically addressed by the appraiser in the determination of the appraised value, or (C) for which a reserve account held for the related Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct the violation.

         (24) Title Insurance. The lien of the Mortgage is or will be insured by an ALTA lender's title insurance policy or another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the Mortgage Loan after all advances of principal. The policy insures the Mortgage Loan Seller and its successors and assigns that the Mortgage is a valid first lien on the Mortgaged Property, subject only to exceptions described in
                  (13) above. If title insurance policy has not yet been issued with respect to the Mortgage Loan, then that policy is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the Mortgage Loan. The premium for the title insurance policy has been paid in full and the title insurance policy is or will be in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor and recording of the assignment of mortgage in favor of the Transferor in the applicable real estate records, the title insurance policy will inure to the benefit of the Transferor. The title insurance policy (a) does not contain the standard general exceptions for encroachments or boundary or other survey matters and for easements not shown by the public records, other than the exceptions as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction, and (b) only contains those exceptions for encroachments and boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The Mortgage Loan Seller and its agents have not taken, or omit to take, any action that would materially impair the coverage benefits of any of the title insurance policies. Neither the Mortgage Loan Seller nor any prior holder of the Mortgage has made any claim under any title insurance policy.

         (25) Insurance Related to Mortgaged Property. All improvements on the Mortgaged Property are insured as follows:

                  (a) by a fire and extended perils insurance policy containing a standard mortgagee clause naming the originator or Mortgage Loan Seller and its successors as additional insureds covering full replacement cost in an amount not less than the lesser of (A) the full replacement cost of all improvements to the Mortgaged Property, and (B) the outstanding principal balance of the Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy;

                  (b) by an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the Mortgaged Property;

                  (c) by a comprehensive general liability insurance policy in an amount not less than $1 million per occurrence;

                  (d) if any material improvement on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, by a flood insurance policy providing coverage in an amount not less than the lesser of (A) the stated principal amount of the promissory note, and (B) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended; and

                  (e) by a workers' compensation insurance policy as required by applicable law.

                  The insurance premium for each insurance policy has been paid or escrowed. Each insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee except that, if nonpayment of insurance premiums occurs, each insurance policy provides for termination upon not less than 10 days prior written notice. No notice of termination has been received by the Mortgage Loan Seller. With respect to each insurance policy, the Mortgage Loan Seller has received a certificate of insurance or similar document dated within the last 12 months stating that that policy is in full force and effect. The Mortgage Loan Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any insurance policy. The Mortgage Loan Documents require the related borrower or a tenant of that borrower to maintain insurance policy at its expense, but authorizes the mortgagee to maintain any one of these insurance policies at the borrower's expense upon the borrower's or the tenant's failure to do (subject to any applicable notice or cure period). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on the Mortgage Loan.

         (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements have been filed or recorded, or have been sent for filing or recording, wherever necessary to perfect under applicable law a security interest in all furniture, fixtures, equipment and other personal property, including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the Mortgaged Property, (a) which are collateral under the Mortgage or under a security or similar agreement executed and delivered in connection with the Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law.

         (27) Default, Breach and Acceleration. The Mortgage Loan Seller knows of no default, breach, violation or event of acceleration existing under the Mortgage or the promissory note and no event, other than failure to make payments due but not yet delinquent, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. The Mortgage Loan

                  Seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (28) Customary Provisions. The promissory note and the Mortgage, together with applicable state law, contain customary and enforceable provisions which render the rights and remedies of the lender adequate for the practical realization against the Mortgaged Property of the benefits of the security. Those remedies include, for example, judicial or nonjudicial foreclosure, subject to limitations to enforceability arising under bankruptcy, insolvency, reorganization or other similar laws, by general principles of equity or applicable anti-deficiency laws or statutes.

         (29) Access Routes. Surveys, title insurance reports, the title insurance policy or other relevant documents indicate that at the time of origination of the Mortgage Loan, (a) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal as critical to the appraised value of the Mortgaged Property, and (b) the Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities, none of which are subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

         (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. If the Mortgage Loan is secured in whole or in part by the related borrower's interest as lessee under a ground lease of all or a portion of the Mortgaged Property and the related fee interest in the portion of the Mortgaged Property covered by the ground lease is not subject or subordinate to the lien of the Mortgage:

                  (a) as of the date of the Closing of the Mortgage Loan, the ground lease is in full force and effect, and the ground lease or a memorandum of the ground lease has been duly recorded in the applicable real estate records and, to the knowledge of the Mortgage Loan Seller (A) that ground lease does not prohibit the interest of the related lessee from being encumbered by the Mortgage, or a separate estoppel letter or written agreement permitting the encumbrance by the Mortgage has been obtained, and (B) there have been no material changes in the terms of the ground lease except as set forth in written instruments which are part of the Mortgage File;

                  (b) except as may be indicated in the title insurance policy, the lessee's leasehold interest in the portion of the Mortgaged Property covered by the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage;

                  (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns through foreclosure of the Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor, provided that the ground lease has not been terminated and all amounts owed under that ground lease have been paid. Alternatively, if any consent described above is required, either (A) it has been obtained prior to the date specified in the Underlying Mortgage Loan Purchase Agreement, or (B) it is not to be unreasonably withheld;

                  (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;

                  (e) before the lessor may terminate the ground lease, the mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any notice of default, to not less than the time provided to the lessee under the ground lease to cure the default. All rights of the lessee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

                  (f) the currently effective term of the ground lease, excluding any extension or renewal which is not binding on the lessor, extends not less than 10 years beyond the Maturity Date of the Mortgage Loan;

                  (g) the ground lease does not impose any restrictions on subletting which the Mortgage Loan Seller considered to be commercially unreasonable at the time of origination or purchase of the Mortgage Loan;

                  (h) the Mortgage Loan Seller has not received any notice that (A) the lessor under the ground lease is asserting a default by the lessee or an event of default or (B) any event (other than rental or other payments being due, but not yet delinquent) has occurred which, with the passage of time or the giving of notice would result in a default or an event of default under the terms of the ground lease;

                  (i) the lessor has agreed that the ground lease may not be amended, modified, cancelled or terminated without the prior written consent of the Mortgage Loan Seller and that any of these actions without the required consent is not binding upon the mortgagee. The lessor is required to enter into a new ground lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding; and

                  (j) under the terms of the ground lease and the Mortgage, any related insurance proceeds or condemnation award for other than a total or substantially total loss or taking will be applied either to the payment of the outstanding principal balance of and accrued interest on the Mortgage Loan or to the repair or restoration of all or part of the Mortgaged Property covered by the ground lease. The mortgagee or a trustee appointed by it will have the right to hold and disburse those proceeds as the repair or restoration progresses, except where the Mortgage Loan provides that the related borrower or its agent may hold and disburse those proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000.

         (31) Deed of Trust. With respect to any Mortgage that is a deed of trust or trust deed, a duly qualified trustee has either been properly designated and currently serves or may be substituted in accordance with applicable law. Except in connection with
                  (a) a trustee's sale after default by the borrower, or (b) the release of the Mortgaged Property following the payment of the Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller or the Transferor to the trustee under a deed of trust.

         (32) Cross-Security. The Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator or Mortgage Loan Seller other than another Mortgage Loan being sold and assigned by the Mortgage Loan Seller under the Underlying Mortgage Loan Purchase Agreement, or (b) to the Mortgage Loan Seller's knowledge, any other obligations owed to any Person other than the Mortgage Loan Seller. The related promissory note is not secured by any property other than a Mortgaged Property.

         (33) Assignment of Leases, Rents and Profits. Unless the Mortgaged Property is occupied by the borrower, the mortgage loan documents include, either in the mortgage or in a separate document, an assignment of leases, rents and profits or an assignment of assignment of leases, rents and profits. The recording of any assignment of leases, rents and profits incorporated within the Mortgage or set forth in a separate mortgage loan document creates a valid first priority assignment of, or security interest in, the right to receive all payments, if any, due under the leases.

         (34)     REMIC.

                  (a) The Mortgage Loan is principally secured by an interest in real property and either (A) the fair market value of that real property was at least 80% of the adjusted issue price of the Mortgage Loan on the date of origination or, if that Mortgage Loan has been "significantly modified" within the meaning of
                           Section 1001 of the Tax Code, on the date of the modification (unless the modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (B) substantially all of the proceeds of the Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for the Mortgage Loan;

                  (b) The Mortgage Loan contains no equity participation by the Mortgage Loan Seller, and neither the promissory note nor the Mortgage provides for any contingent or additional participation interest in the cash flow or proceeds realized on disposition of the Mortgaged Property; and

                  (c) the Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Tax Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.806G-1(a)(3).

         (35) Environmental Site Assessments (ESAs). Subject to the exceptions specified in this prospectus supplement under "Description of the Mortgage Pool-Material Characteristics of the Mortgage Pool-Environmental Risks," the ESAs, screen assessments, studies or updates prepared or obtained in connection with the origination of the Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to the Mortgaged Property, except for:

                  (a) those cases where those conditions or circumstances were investigated further and based upon the additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

                  (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and the maintenance plan was obtained or an escrow reserve established to cover the estimated costs of obtaining the maintenance plan;

                  (c) those conditions in which soil or groundwater contamination was suspected or identified and either
                           (A) that condition or circumstance was remediated or abated prior to the date of closing of the Mortgage Loan, (B) a "no further action" letter was obtained from the applicable regulatory authority, or (C) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation;

                  (d) those cases in which (A) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (B) a responsible party has been identified under applicable law, and (C) either that condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower; and

                  (e) cases in which, for small loans with an original principal balance of less than $1,000,000, the borrower has acknowledged in the Mortgage Loan Documents the existence of that condition and expressly agreed to comply with all federal, state and local statutes or regulations respecting the that condition.

         (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, screen assessments, studies or updates referred to in (35), the Mortgage Loan
                  Seller:

                  (a) has not received actual notice from any federal, state or other governmental authority of (A) any failure of the Mortgaged Property to comply with any applicable Environmental Laws, or (B) any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of Environmental Laws;

                  (b) has not received actual notice from the borrower that, except as set forth in 35(e) above, (A) the borrower has received any notice from any relevant governmental authority, (B) the Mortgaged Property fails to comply with Environmental Laws, or (C) the borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from the Mortgaged Property in violation of Environmental Laws; and

                  (c) has no actual knowledge that (A) the Mortgaged Property fails to materially comply with any applicable Environmental Law or (B) there has been any known or threatened release of Hazardous Materials on or from the Mortgaged Property where the release falls outside of exceptions (a) through (e) of (35) above.

         (37) Recourse. The Mortgage Loan Documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation, misappropriation, willful misconduct or waste (except in the case of ___ of the Mortgage Loans, representing approximately % of the Initial Pool Balance) of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The Mortgage Loan Documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws.

         (38) Leases. Prior to the origination of the Mortgage Loan, the Mortgage Loan Seller obtained tenant estoppel certificates from all tenants whose leases covered more than 10% (20% if the Mortgage Loan has an original principal balance less than or equal to $2,500,000) of the net leasable area of the Mortgaged Property; and based upon the tenant estoppel certificates, no material defaults with respect to any of those leases existed as of the date of the tenant estoppel certificate. The Mortgage Loan Seller has not received any notice of the existence of any default under any of those leases or of the existence of any condition which, but for the passage of time or the giving of notice would result in a default.

         (39) Environmental Compliance. One or more of the mortgage loan documents contains either (a) a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the Mortgaged Property any Hazardous Materials in violation of Environmental Law, or (b) an indemnity with respect to any violation of Environmental Law in favor of the Mortgage Loan Seller.

         (40) Inspection. The Mortgage Loan Seller has inspected or caused an inspection of the Mortgaged Property within the 12 months preceding the date of the Underlying Mortgage Loan Purchase Agreement.

         (41) Subordinate Debt. Except as disclosed in Schedule A, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the borrower encumbers the Mortgaged Property without the prior written consent of the mortgagee as described above in this prospectus supplement in the section titled "Description of the Mortgage Pool - Material Characteristics of the Mortgage Pool-Other Financing." Consent may be withheld in the mortgagee's sole discretion.

         (42) Common Ownership. No two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that the common ownership and the ownership structure has been specifically disclosed in Schedule A.

         (43) Operating or Financial Statement. The mortgage loan documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the borrower.

         (44) Litigation. To the knowledge of the Mortgage Loan Seller, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or the Mortgaged Property which if determined adversely to the borrower would have a material adverse effect on the value of the Mortgaged Property or the borrower's ability to continue to perform its obligations under the Mortgage Loan.

         (45) Assisted Living Loans and Nursing Home Loans. With respect to each Assisted Living Loan and each Nursing Home Loan, the Mortgage Loan Seller represents and warrants that:

                  (a) to the knowledge of the Mortgage Loan Seller, each facility operator or manager, the borrower, and the related facility comply with all federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health;

                  (b) each operator, manager, borrower and facility holds, in the name of the borrower, all requisite licenses, permits, regulatory agreements or other approvals necessary or desirable for the use and operation of the facility, and these licenses are in full force and effect, have not been transferred to any location other than the related facility, have not been pledged to secure any debt and are held free from conflicts and restrictions that would materially impair the intended use or operation of the facility;

                  (c) to the knowledge of the Mortgage Loan Seller, the facility is in compliance with all requirements for participation in Medicare and Medicaid, is in compliance with all insurance, reimbursement and cost reporting requirements and has a current provider agreement which is in full force and effect;

                  (d) to the knowledge of the Mortgage Loan Seller, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting the related operator, borrower or Mortgage Loan Seller or any participation or provider agreement, and there is no threatened or pending proceeding or investigation by any governmental agency with respect to the operator, borrower or Mortgage Loan Seller;

                  (e) to the knowledge of the Mortgage Loan Seller, no facility has committed a "Level A" or equivalent violation, no statement of charges or deficiencies has been made or penalty imposed, and no enforcement action has been undertaken by any governmental agency against the facility, operator or Mortgage Loan Seller or any of their officers, directors or stockholders, within the three years preceding the sale of the related Mortgage Loan to the Transferor;

                  (f) to the knowledge of the Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program reimbursement audits or appeals pending with respect to the facility;

                  (g) to the knowledge of the Mortgage Loan Seller, there are no current or pending Medicaid, Medicare or third-party payor's program recoupment efforts with respect to the facility;

                  (h) to the knowledge of the Mortgage Loan Seller, the borrower has not pledged any accounts receivable relating to the operations of the facility as security for any debt; and

                  (i) to the knowledge of the Mortgage Loan Seller, any existing management agreement with respect to the operation of the facility is in full force and effect and no party to any of those agreements has defaulted or evidenced intent to terminate or fail to renew that agreement. Pursuant to the terms of those agreements and the relevant statutes and regulations, if any of those agreements is terminated, the borrower, the Trustee or any other successor manager of the facility need not obtain a certificate of need prior to applying for or receiving a license to operate the facility or receiving payments from Medicare or Medicaid.

         (46) ARD Loans. If the Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that:

                  (a) The spread used in calculating its Mortgage Rate will increase by no more than 5% in connection with the passage of its Anticipated Repayment Date;


                  (b) its Anticipated Repayment Date is of the term specified in Schedule A and Schedule B following the origination of the Mortgage Loan;

                  (c) if it has not previously done so, the borrower is required to enter into a "lockbox agreement" no later than the Anticipated Repayment Date, in which all revenue from the Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and

                  (d) any cash flow from the Mortgaged Property that is applied to amortize the Mortgage Loan following its Anticipated Repayment Date shall, to the extent the net cash flow is in excess of the Monthly Payment, be net of budgeted and discretionary (servicer approved) capital expenditures.

         (47) Due-on-Sale. Subject to transfer rights allowed in accordance with the provisions set forth in the Mortgage securing the Mortgage Loan, the Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the mortgagee, the borrower transfers or sells the Mortgaged Property.

         (48) [SMMEA Qualification. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. ]



               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

         Prudential Securities Secured Financing Corporation, the Depositor, was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292, Attention: David Rodgers. Its telephone number is (212) 214-1000. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                              MORTGAGE LOAN SELLERS


         The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Transferor or the Mortgage Loan Sellers pursuant to the related Mortgage Loan Purchase Agreements.


                              [Provide information]


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [15] Classes to be designated as the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates are offered here. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

         The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the SEC within 15 days after the Closing Date. For more detailed information regarding the terms of the Pooling and Servicing Agreement and the Certificates, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement" and to the section in the prospectus titled "Description of the Certificates" and "Servicing of the Mortgage Loans."

         The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

         (1) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date);

         (2)      any REO Property;

         (3) funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any REO Account;

         (4) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans;

         (5) the Depositor's rights and remedies under the Mortgage Loan Purchase Agreement, including rights with respect to enforcement of repurchase obligations of the Mortgage Loan Sellers in connection with any breaches of representations and warranties concerning the Mortgage Loans pursuant to the Underlying Mortgage Loan Purchase Agreements; and

         (6) all of the related mortgagee's right, title and interest in the Reserve Accounts.

         The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount that the holders of that Class are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on that Class that are allocable to principal and by any Realized Losses allocated to that Class. The Class A-EC Certificates are interest only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal.

DISTRIBUTIONS

         Method, Timing and Amount. Distributions on the Regular Certificates will be made on each Distribution Date, commencing on _______________. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the Record Date. All distributions will be made in the following manner:

         (1) by wire transfer of immediately available funds to the account specified by the related Certificateholder at a bank or other entity having appropriate facilities for transfer of funds, if the Certificateholder (a) is DTC or its nominee or (b) provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates with an aggregate Certificate Balance or Notional Balance of at least $25,000; or

         (2) by check mailed to the Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of the Certificates at the location specified in the notice to the holder of the Certificates of the final distribution. The aggregate distribution to be made on the Regular Certificates on any Distribution Date will equal the Available Funds.

         Allocations of Appraisal Reductions and Realized Losses on the Distribution Date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of that Interest Accrual Period for purposes of determining any Class Interest Distribution Amount. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates will be reduced by that Class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

         Priorities. On each Distribution Date, holders of each Class of Certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority set forth below:

         (1) concurrently, to the Class A-1, Class A-2 and Class A-EC Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to each of those Classes,

         (2) to the Class A-1 and Class A-2 Certificates, in reduction of their Certificate Balances until reduced to zero, the remaining Pooled Principal Distribution Amount for that Distribution Date in sequential order based on their alphabetical class designations;

         (3) to the Class A-1 and Class A-2 Certificates, pro rata, based on the amount of unreimbursed Realized Losses previously allocated to those Classes, from remaining Available Funds;

         (4) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (5) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (6) to the Class B Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (7) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (8) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (9) to the Class C Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (10) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (11) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (12) to the Class D Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (13) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (14) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (15) to the Class E Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (16) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (17) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (18) to the Class F Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (19) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (20) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (21) to the Class G Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (22) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (23) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (24) to the Class H Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (25) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (26) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (27) to the Class J Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (28) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (29) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (30) to the Class K Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (31) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (32) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (33) to the Class L Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (34) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (35) after the Certificate Balances of the Classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (36) to the Class M Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

         (37) to the Class N Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

         (38) after the Certificate Balance of each class with an earlier alphabetical class designation has been reduced to zero, to the Class N Certificates, in reduction of its Certificate Balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

         (39) to the Class N Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class; and

         (40) any remaining funds shall be distributed to the Class R-I Certificates.

         Additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary expenses of the Trust Fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.

         Distributions of Principal After Senior Principal Distribution Cross-Over Date. Notwithstanding the foregoing, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and on the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 and A-2 Certificates will be paid to holders of those Classes of Certificates, pro rata based on their outstanding Certificate Balances immediately prior to the related Distribution Date, until the Certificate Balance of each of those Class is reduced to zero.

         Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class A-EC Certificates and all other eligible Classes based on the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of the Yield Maintenance Charges will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each Class (other than the Class A-EC Certificates) as a percentage of the principal distributed to all those Classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges allocated to those Classes will be distributed to each of those Classes. The remainder of the Yield Maintenance Charges will be distributed to the Class A-EC Certificates.

         ____________ percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to Classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each of those Class as a percentage of the amount of principal distributed to all those classes. The remainder of the Prepayment Premiums will be allocated to the Class A-EC Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-EC Certificates. For a more detailed description of Prepayment Premiums and Yield Maintenance Charges, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool-- Material Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions--Default Interest; Late Charges; and Prepayment Fees."

         Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Collection Period.

         Default Interest with Respect to Balloon Payments. Default Interest received with respect to a Mortgage Loan that is in default with respect to its Balloon Payment will be distributed on the next Distribution Date to the holders of the Class of Certificates that is entitled to distributions of principal on that Distribution Date; provided that if more than one Class of Certificates is entitled to distributions of principal on that Distribution Date, the amount of Default Interest will be allocated among those Classes pro rata, based on their respective Certificate Balances immediately prior to that Distribution Date.

         Realized Losses. Realized Losses on Mortgage Loans included in the Mortgage Pool will be allocated to the outstanding class of Certificates with the latest alphabetical class designation (other than the Residual Certificates and Class A-EC Certificates) in reverse sequential order, until its Certificate Balance is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated among the Class A-1 and Class A-2 Certificates on a pro rata basis. Realized Losses allocated to any class of Certificates other than the Residual Certificates will reduce the Class A-EC Notional Balance.

         Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto.

         Available Funds will be reduced by the aggregate amount of any indemnification payments made from amounts comprising assets of the Trust Fund to any person under the Pooling and Servicing Agreement. The reduction of amounts otherwise distributable to a Class shall be allocated first in respect of interest and second in respect of principal but shall not be reimbursable and so shall not create Class Interest Shortfalls and shall not constitute Realized Losses. For more detailed information, you should refer to the section in the prospectus titled "Servicing of the Mortgage Loans-Material Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

SCHEDULED FINAL DISTRIBUTION DATE

         The Scheduled Final Distribution Date with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Scheduled Final Distribution Date shall in each case be as follows:

                CLASS          SCHEDULED FINAL DISTRIBUTION DATE
                -----          ---------------------------------
                Class A-1
                Class A-2
                Class B
                Class C
                Class D
                Class E

         The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, upon defaults on the Mortgage Loans, the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.

         In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no Early Termination, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for any class of Certificates may be earlier, and could be substantially earlier, than the related scheduled Final Distribution Date.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

         The Residual Certificates will remain outstanding for as long as the Trust Fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions in respect of principal, interest, Prepayment Premiums, Yield Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the Certificate Balances of all other Classes of Certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any Distribution Date and any remaining assets of the REMICs.

EARLY TERMINATION

         The holder of the Class R-I Certificates representing greater than a 50% Percentage Interest of the Class R-I Certificates, and, if that holder does not exercise this option, the Master Servicer and, if the Master Servicer does not exercise this option, the Depositor, will have the option to purchase all of the Mortgage Loans and all property remaining in the Trust Fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust fund is less than 1% of the Initial Pool Balance. Any purchase of the Mortgage Loans and other property in the Trust Fund would effect an early termination of the Trust Fund and early retirement of the outstanding Certificates. The purchase price payable upon the exercise of the option on any Distribution Date will be an amount equal to the greater of:

         (1)      the sum of the following amounts:

                  (a) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding that Distribution Date (less any Advances previously made on account of principal); plus

                  (b) the fair market value of all other property included in the Trust Fund as of the last day of the preceding months, as determined by an independent appraiser no more than 30 days prior to the last day of that month; plus

                  (c) all unpaid interest accrued on the principal balance of each of those Mortgage Loans (including any REO Mortgage Loan) at the Mortgage Rate to the last day of that month (less any Advances previously made on account of interest); plus

                  (d) unreimbursed Advances with interest at the Advance Rate, unpaid servicing compensation and unpaid Trust Fund expenses;

         OR

         (2) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund on the last day of the month preceding that Distribution Date, as determined by an independent appraiser no more than 30 days prior to the last day of that month together with one month's interest at the related Mortgage Rate, plus disposition expenses.

         Under the circumstances described under "Description of the Mortgage Pool- Material Terms and Conditions of the Mortgage Loans-ARD Loans; Excess Interest," the holders of 100% of the Class N Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance plus accrued and unpaid interest and unreimbursed Advances made with respect thereto (with interest). The exercise of this option may accelerate repayment of some Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

DELIVERY, FORM AND DENOMINATION

         Book-Entry Certificates. No Person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate except under the limited circumstances described below. Absent those circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests in those Certificates will be held by the Beneficial Owners through the book-entry facilities of DTC, as described in this prospectus supplement, in denominations of $25,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess of $25,000 with respect to the Class A-1 and Class A-2 Certificates, in denominations of $50,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess of $50,000 with respect to the Class B Certificates, and in denominations of $100,000 initial Certificate Balance or Notional Balance and integral multiples of $1.00 in excess of $100,000 with respect to the Class C, Class D and Class E Certificates. One certificate of each of those Class may be issued that represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of that Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

         No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person's interest in the Book-Entry Certificates except as set forth below. Unless and until Definitive Certificates are issued to Beneficial Owners in respect of the Book-Entry Certificates under the limited circumstances described in this prospectus supplement, all references to actions taken by Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to Certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the Trustee. Under those circumstances, if a successor securities depository is not obtained, certificates are required to be printed and delivered. The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to those Certificates.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for Participants and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations and other organizations. The Rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc.
and the National Association of Securities Dealers, Inc.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Certificates except when the use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the Certificate Registrar nor the Trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

         To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry

Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as Certificateholders, as that term is used in the Pooling and Servicing Agreement, by the Trustee or any Paying Agent appointed by the Trustee. Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and other banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those Book-Entry Certificates, may be limited due to lack of a definitive Certificate for those Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence those Percentage Interests or voting rights authorize divergent action.

         Neither the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any Paying Agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. If DTC becomes insolvent, a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of those Book-Entry Certificates to obtain timely payment may be impaired. In addition, in that event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the applicable insurance coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to those Book-Entry Certificates may be impaired.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy of the information.

         Physical Certificates. Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the

Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to any Class of the Book-Entry Certificates and (b) the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, advises the Trustee and Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as Definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of representing ownership of the Certificates originally issued as Book-Entry Certificates, the registered holders of the Definitive Certificates will be recognized as Certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange the Definitive Certificates.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

REGISTRATION AND TRANSFER

         The holder of any Definitive Certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar will, within five Business Days of the request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchange Definitive Certificate or Definitive Certificates.

         No fee or service charge will be imposed by the Certificate Registrar for any registration of transfer or exchange referred to above. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with any that transfer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any Regular Certificate will depend on (1) the price at which that Certificate is purchased by an investor and (2) the rate, timing and amount of distributions on that Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things:

         (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which those amounts are to be applied in reduction of the

                  Certificate Balance (or Notional Balance) of the Class of Certificates to which that Certificate belongs;

         (2) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which those losses are allocable in reduction of the Certificate Balance (or Notional Balance) of any Class of Certificates;

         (3) with respect to any class of Certificates (other than the Class A-1, Class A-2, class B and Class C Certificates), the Weighted Average Net Mortgage Rate as in effect from time to time; and

         (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates.

         Rate and Timing of Principal Payments. The yield to holders of Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of those Certificates. The Pooled Principal Distribution Amount for each Distribution Date generally will be distributable in its entirety to each Class of Regular Certificates, sequentially in order of Class designation, in each case until the Certificate Balance of each of those Classes of Certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans.

         Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the Special Servicer has the option, subject to limitations set forth in the related Mortgage Loans, to extend the maturity of those Mortgage Loans following a default in the payment of a Balloon Payment. For more information, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" and to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans-Foreclosure."

         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the Mortgaged Properties, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the general supply and demand for those facilities (and their uses) in those areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

         The rate of prepayment on the Mortgage Pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related Mortgaged Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its Mortgage Loan. Under those circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its Mortgage Loan to "cash out" (that is, to take advantage of an increase in the market value of the Mortgaged Property).

         In addition, some borrowers may sell Mortgaged Properties in order to realize their equity in those Mortgaged Properties, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although excess cash flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of those Mortgage Loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool- Material Terms and Conditions of the Mortgage Loans-ARD Loans; Excess Interest," the holders of 100% of the Class N Certificates or the Special Servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date at a price equal to its outstanding Scheduled Principal Balance, plus accrued and unpaid interest, and unreimbursed Advances made with respect thereto, plus accrued and unpaid interest on those advances. The exercise of this option may accelerate repayment of some Certificates, but is not expected to result in repayment of all Classes on the same Distribution Date.

         If the markets for commercial and multifamily real estate should experience an overall decline in property values so that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

         Neither the Depositor, the Transferor, the Mortgage Loan Sellers nor the Trustee, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular Mortgage Loans or as to the relative importance of those factors. None of them makes any representation as to the percentage of the principal balance of the Mortgage Loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

         The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of those Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield. An investor should consider, in the case of any Certificate purchased at a premium (or the Class A-EC Certificates, which have no Certificate Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance or Notional Balance of any Regular Certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of those principal payments.

         A Mortgage Loan as to which an Appraisal Reduction Event occurs may generate collections at the same rate it had prior to that Appraisal Reduction Event. Under those circumstances, available Funds will include the principal portion of any Appraisal Reduction actually collected and the portion of the interest payments actually collected that is equal to interest accrued on unreversed Appraisal Reductions allocated to an outstanding Class at the related Pass-Through Rate. Those amounts will be distributable to the more senior outstanding Classes of Certificates, which therefore will receive collections in respect of interest or principal at an increased rate. There can be no assurance that a subsequent appraisal will reverse an Appraisal Reduction in whole or in part, that the related borrower will thereafter make payments at any particular rate or that Realized Losses will be reimbursed to any Class.

         Balloon Payments/ARD Loan Payments. ___of the Mortgage Loans representing approximately ____% of the Initial Pool Balance, are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. ________________ ___ of the Mortgage Loans, representing approximately ____% of the Initial Pool Balance, are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, will depend on a number of factors described above many of which are beyond the control of the borrowers. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.

         Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which those holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) or additional Master Servicer or Special Servicer compensation, interest on Advances, extraordinary Trust Fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

         Pass-Through Rate. The Pass-Through Rates on the Certificates other than the Class ___ and ___ Certificates, are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any Mortgage Loan (for example, as a result of a modification) will result in the Certificates accruing interest at a rate higher than the Net Mortgage Rate for the Mortgage Pool and there will not be sufficient cash flow to make all interest payments due on each of those Classes. Any interest shortfall would affect those Certificates in reverse sequential order commencing with the Class N Certificates.

         The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Certificates (other than the Class ___, Class ___, Class _ and Class _ Certificates) will be adversely affected. Accordingly, the yield on each of those Classes of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans.


         Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the _____ day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming the prices did not account for the delay).

WEIGHTED AVERAGE LIFE

         Weighted average life of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date of distribution to the investor of each dollar distributed in reduction of Principal Balance or Notional Balance of that security. The weighted average life of each class of Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during that Mortgage Loan's Lock out Period, if any, or during that Mortgage Loan's Yield Maintenance Period, if any, or during that Mortgage Loan's Defeasance Lockout Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

         The tables set forth below have been prepared on the basis of those assumptions described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under "Description of the Mortgage Pool" in this prospectus supplement and the performance of the Mortgage Loans. The tables assume, among other things, that:

         (1) as of the Closing Date the Mortgage Loans (except as set forth in this prospectus supplement) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of those Mortgage Loans using the Monthly Payments set forth in Schedule A hereto, commencing on ________________ (including Balloon Payments on the maturity dates set forth in Schedule A);

         (2) neither the Depositor, the Transferor nor the related Mortgage Loan Seller will repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the Depositor or the holders of the Class R-I Certificates will exercise its option to purchase Mortgage Loans and cause a termination of the Trust Fund;

         (3)      there are no delinquencies or Realized Losses;

         (4)      no Prepayment Premiums are paid;

         (5)      there are no Appraisal Reduction Amounts;

         (6) payments on the Certificates will be made on the ___ day of each month, commencing in ________________ (notwithstanding that the ____ day of the month is not a Business Day or is fewer than four Business Days after the related Determination
                  Date);

         (7) there are no ongoing Trust Fund expenses payable out of the Trust Fund other than Servicing Fees;

         (8)      the Regular Certificates will be purchased on the Closing
                  Date;

         (9)      no defaults occur with respect to any of the Mortgage Loans;

         (10) all of the Mortgage Loans accrue interest based upon a 360 day year composed of twelve 30 day months;

         (11) all Mortgage Loans have a maturity date on the first day of a month; and

         (12) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under the ARD Loans prior to that Anticipated Repayment Date and that, in either case, those prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

         The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between those assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the classes of Certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Certificates, and set forth the percentages of the initial Certificate Balance or Notional Balance of each class Certificates that would be outstanding after each of the Distribution Dates shown based on different prepayment speed assumptions. The weighted average life of each Class is determined as follows:

         (1) multiplying the amount of each distribution in reduction of the Certificate Balance or Notional Balance of that Class by the number of years from the date of purchase to the related Distribution Date,

         (2)      adding the results; and

         (3) dividing the sum by the aggregate distributions in reduction of Certificate Balance or Notional Balance referred to in first step above.

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                              (OR NOTIONAL BALANCE)
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO


DISTRIBUTION DATE                      CLASS [ ]                                          CLASS [ ]
-----------------                  PREPAYMENT SPEED                                   PREPAYMENT SPEED
                  -----------------------------------------------------  ---------------------------------------------------
                  0.00%    3.00%     5.00%    7.00%    10.00%    15.00%  0.00%    3.00%    5.00%    7.00%    10.00%   15.00%
                  -----    -----     -----    -----    ------    ------  -----    -----    -----    -----    ------   ------










                      MASTER SERVICER AND SPECIAL SERVICER

                              [Provide description]

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Upon written request, the Depositor will provide to a prospective or actual holder of a Certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rogers, at telephone number (212) 214-1000.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or before the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or before the

Closing Date, the Depositor will deliver to the Trustee the Trustee Mortgage File (with a copy to the Master Servicer) for each Mortgage Loan, which includes the following:

         (1) the original promissory note for the Mortgage Loan, endorsed by the applicable Mortgage Loan Seller in blank in the following form: "Pay to the order of , without recourse," which the Master Servicer or its designee is authorized to complete and which promissory note and all endorsements of the promissory note shall show a complete chain of endorsement from the originator of the Mortgage Loan to the applicable Mortgage Loan Seller, then to the Transferor and then to the Depositor;

         (2) (a) the original recorded Mortgage for the Mortgage Loan or a copy of the Mortgage certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded Assignment of Mortgage to the applicable Mortgage Loan Seller or a copy of the Assignment of Mortgage certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original Assignment of Mortgage executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

         (3) if the security agreement for the Mortgage Loan is separate from the related Mortgage, the original security agreement or a counterpart of it, and if the security agreement is not assigned under the Assignments of Mortgage described in clause
                  (2) above, the original assignment of the security agreement to the applicable Mortgage Loan Seller or a counterpart of it and the original assignment of the security agreement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

         (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property and fixtures constituting a part of the Mortgaged Property for the Mortgage Loan, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement to the applicable Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which the financing statement was filed;

         (5) the original Loan Agreement for the Mortgage Loan, if any, or a counterpart of it;

         (6) the original lender's title insurance policy (or the original pro forma title insurance policy) for the Mortgage Loan, together with any endorsements to the lender's title insurance policy;

         (7) if any Assignment of Leases, Rents and Profits for the Mortgage Loan is separate from the related Mortgage, (a) the original recorded Assignment of Leases, Rents and Profits or a copy of it certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, (b) the related original recorded reassignment of any instrument, if any, to the applicable Mortgage Loan Seller or a copy of it certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original reassignment of any instrument, if any, executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located. Any reassignments may also be included in a related Assignment of Mortgage and need not be a separate instrument;

         (8) [copies of the ESAs or similar studies or reports on the Mortgaged Property for the Mortgage Loan prepared in connection with the origination of the Mortgage Loan;]

         (9) if any related assignment of contracts is separate from the related Mortgage, the original assignment of contracts or a counterpart of it, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause
                  (2) above, the related original reassignment of any instrument to the applicable Mortgage Loan Seller or a counterpart of the reassignment and the related original reassignment of any instrument executed by the applicable Mortgage Loan Seller in blank which the Master Servicer or its designee is authorized to complete;

         (10) with respect to any Reserve Accounts for the Mortgage Loan, a copy of any separate agreement relating to the Reserve Accounts between the related borrower and the originator;

         (11) the original of any other written agreement, instrument or document securing the Mortgage Loan, including original guarantees for the Mortgage Loan or the original letter of credit, if any, for the Mortgage Loan, together with any and all amendments to the documents, including any amendment which entitles the Master Servicer to draw upon the letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for the Mortgage Loan for which possession by a secured party is necessary to the secured party's valid, perfected, first priority security interest in that Mortgage Loan, together with all assignments or endorsements necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest in that Mortgage Loan on behalf of the Trustee for the benefit of the Certificateholders;

         (12) with respect to any Reserve Accounts for the Mortgage Loan, a copy of the UCC-1 financing statements, if any, submitted for filing relating to the applicable Mortgage Loan Seller's security interest in the Reserve Accounts and all funds contained in those accounts, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement to the applicable Mortgage Loan Seller and a copy of each Form

                  UCC-2 or UCC-3 assignment, if any, of the financing statement executed by the applicable Mortgage Loan Seller in blank, which the Master Servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Mortgage Loan Seller, is in suitable form for filing in the filing office in which the financing statement was filed; and

         (13) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

         If the Depositor cannot deliver any original or certified recorded document described above on the Closing Date, the Depositor will use its best efforts to deliver (or cause to be delivered) original or certified recorded documents within 45 days from the Closing Date (subject to delays attributable to the failure of the appropriate recording office to return those documents, in which case the Depositor will deliver (or cause to be delivered) those documents promptly upon receipt of them). The Trustee is obligated to review the Trustee Mortgage File for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report to the Depositor any missing documents or defects in the Trustee Mortgage File that are required to be reported by the Trustee to the Depositor.

         The Master Servicer will hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or that come into the possession of the Master Servicer will immediately vest in the Trustee, in trust for the benefit of Certificateholders.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

         The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trust Fund, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer is required to service and administer the Mortgage Loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to the customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the Mortgage Loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each Mortgage Loan, but without regard to the following:

         (1) any other relationship that the Master Servicer, the Special Servicer, any sub-servicer, the Depositor, the Trustee, or any affiliate of any of them may have with the borrowers or any affiliate of the borrowers;

         (2) the ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate of either;

         (3) the Master Servicer's or the Trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans;

         (4) the Master Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or for any particular transaction;

         (5) the ownership, servicing or management for others by the Master Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property; or

         (6) any obligation of the Master Servicer to pay any indemnity with respect to any repurchase obligation.

         Each of the Master Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. In each of those instances, neither the Master Servicer nor the Special Servicer will be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any of the sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer nor the Special Servicer, nor any of their directors, officers, employees or agents, will have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer, the Special Servicer or any other person from:

         (1) any liability resulting from a breach of any of the Master Servicer's or the Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement;

         (2) any specific liability imposed on the Master Servicer or the Special Servicer for a breach of the servicing standards set forth in the Pooling and Servicing Agreement; or

         (3) any liability by reason of the Master Servicer's or the Special Servicer's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and to follow collection procedures as are consistent with the servicing standards under the Pooling and Servicing Agreement. Consistent with the above, the Master Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the Master Servicer and the Special Servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for that ARD Loan before (1) any acceleration of the maturity of that ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Scheduled Monthly Payment for that ARD Loan or (2) the final maturity date of that ARD Loan.

ADVANCES

         Subject to the limitations described below, the Master Servicer will be obligated to advance on the Remittance Date an amount equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding that Remittance Date or, upon a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any of those advances would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

         For any Distribution Date, the amount required to be advanced for a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction minus any Appraisal Reduction Amount for that Mortgage Loan for that Distribution Date.

         In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make Property Advances (a) to pay costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, in each case as specified in the Pooling and Servicing Agreement, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. None of the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any Mortgaged Property, and those expenses shall be borne by the Trust Fund.

         If the Trustee becomes the successor Master Servicer, the Trustee, as successor Master Servicer acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. For more detailed information, you should refer to the section below in this prospectus supplement titled "--The Trustee."

         The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan continues through the foreclosure of that Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required to make any Advance that it determines (possibly based on, among other things, an updated Appraisal), in its good faith business judgment, will not be recoverable out of related late payments, Insurance Proceeds, Liquidation Proceeds and other collections with respect to the Mortgage Loan as to which the Advance was made. To the extent that any borrower is not obligated under its Mortgage Loan Documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of the related Mortgage Loan by the Special Servicer that forgives loan payments or other amounts that the Master Servicer or the Trustee previously advanced, and the Master Servicer or the Trustee determines that no other source of payment or reimbursement for those Advances is available to it, those Advances will be deemed to be nonrecoverable. In addition, if the Master Servicer or the Trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Master Servicer or the Trustee, as applicable, will be reimbursed for the Advance, plus interest, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. The determination by the Master Servicer or the Trustee must be evidenced by an officer's certificate delivered to the Trustee (or, in the case of the Trustee, to the Depositor) setting forth its determination of nonrecoverability and the procedure and considerations of the Master Servicer or the Trustee, as applicable, forming the basis of its determination. This officer's certificate must include a copy of the Updated Appraisal or any other information or reports obtained by the Master Servicer or the Trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in the certificate.

         The Master Servicer or the Trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which the Advance was made or (2) from any other amounts from time to time on deposit in the Collection Account upon determining that the Advance is not recoverable in the manner described in the preceding paragraph.

         Except as set forth above with respect to Advances made during payment grace periods, the Master Servicer or the Trustee, as applicable, will be entitled to receive interest at the Advance Rate on its outstanding Advances. The Master Servicer or the Trustee, as applicable, will be authorized to pay itself interest on the Advances from general collections on all of the Mortgage Loans before any payments are made to holders of Certificates. If the interest on Advances is not offset by the Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.

APPRAISAL REDUCTIONS

         After an Appraisal Reduction Event has occurred for a Mortgage Loan, an Appraisal Reduction will be calculated for that Mortgage Loan. An Appraisal Reduction Event for a Mortgage Loan will occur at the earliest of:

         (1) the third anniversary of the date on which the first extension of the maturity date of that Mortgage Loan became effective as a result of a modification of that Mortgage Loan by the Special Servicer, which extension did not decrease the aggregate amount of Monthly Payments on the Mortgage Loan;

         (2)      120 days after an uncured delinquency occurs for that Mortgage
                  Loan;

         (3) the date on which a reduction in the amount of Monthly Payments on that Mortgage Loan, or a change in any other material economic term of that Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of that Mortgage Loan by the Special Servicer;

         (4)      60 days after a receiver has been appointed;

         (5) 60 days after the related borrower of that Mortgage Loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

         (6) immediately after that Mortgage Loan becomes an REO Mortgage Loan; however, an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

         The Appraisal Reduction for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of

         (1) the outstanding Scheduled Principal Balance of that Mortgage Loan over

         (2)      the excess of:

                  (a) 90% of the appraised value of the related Mortgaged Property as determined:

                           (A) by one or more appraisals, if that Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance), or

                           (B)      by either an appraisal conducted as
                                    described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if that Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over

                  (b)      the sum of

                           (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to its Mortgage Rate, plus

                           (B) all unreimbursed Advances (and interest) in respect of that Mortgage Loan, plus

                           (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to that Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee.

         If an appraisal is to be obtained as described above, the Special Servicer must obtain the appraisal within 60 days of the occurrence of the related Appraisal Reduction Event (and not more than 120 days thereafter, including within the 120-day period the passage of any time period set forth in the definition of Appraisal Reduction Event). If the appraisal is not obtained by that date or if, for any Mortgage Loan with an outstanding Scheduled Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the outstanding Scheduled Principal Balance of that Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will report to the Trustee, the Appraisal Reduction to take into account the appraisal.

         As a result of calculating an Appraisal Reduction for a Mortgage Loan, the P&I Advance for that Mortgage Loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificateholders. The Appraisal Reduction Amount for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (1) one-twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (2) the Appraisal Reduction for that Mortgage Loan. Appraisal Reductions will be allocated to the Subordinate Certificates in reverse sequential order of the Classes for purposes of determining Voting Rights. For more detailed information, you should refer to the sections in this prospectus supplement titled "--Realization Upon Mortgage Loans" and "--Voting Rights."

         With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless that Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of the Appraisal Reduction Event, unless the outstanding Scheduled Principal Balance of that Mortgage Loan is $1,000,000 or less, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Property Advance recoverable from the Trust Fund. Based upon the appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer will redetermine and report to the Master Servicer and the Trustee the amount of the Appraisal Reduction for that Mortgage Loan, and the redetermined Appraisal Reduction will replace the prior Appraisal Reduction for that Mortgage Loan. As an exception to the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation for a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal for the related Mortgaged Property during the 12-month period before the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal in calculating any Appraisal Reduction for that Mortgage Loan.

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ACCOUNTS

         Collection Account. The Master Servicer will establish and maintain a Collection Account into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

         (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

         (2) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

         (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

         (4) (a) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

         (5) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and

         (6) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including proceeds of any purchase or repurchase of a Mortgage Loan as described under the sections in this prospectus supplement titled "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement-Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination."

         The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer. To the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, will be entitled to retain any charges and fees received with respect to the Mortgage Loans. If the Master Servicer deposits into the Collection Account amounts not required to be deposited in the Collection Account, the Master Servicer may at any time withdraw those amounts from the Collection Account.

         Distribution Account. The Trustee will establish and maintain a Distribution Account in its name in trust for the benefit of the holders of Certificates. For each Distribution Date, the Master Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Pooled Available Funds as required by the Pooling and Servicing Agreement, plus the following amounts:

         (1) any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections received by the Master Servicer during the related Collection Period;

         (2) any Default Interest received with respect to any Mortgage Loan that is in default with respect to its Balloon Payment; and

         (3) amounts payable to the Trustee as compensation for its services (including, but not limited to, the Trustee Fee).

         To the extent not included in Available Funds, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. For more detailed information, you should refer to the section in this prospectus supplement titled "Description of the Certificates--Distributions."

         The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates, and the Trustee (and, in the case of the Collection Account, the Master Servicer) will be authorized to make withdrawals from those accounts. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company the short term unsecured debt obligations of which are rated [at least P-1 by Moody's and at least "A-1+" by Fitch] or, if deposits are to be held in those accounts for 30 or more days, the long term unsecured debt obligations of which (or of that institution's parent holding company) are rated [at least A22 by Moody's and at least BBB by Fitch] or (2) a segregated trust account or accounts maintained with an Eligible Bank. Amounts on deposit in the Collection Account and other accounts may be invested in Permitted Investments. For a listing of Permitted Investments, you should refer to the section in the prospectus titled "Description of the Certificates--Accounts."

WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The Master Servicer may make withdrawals from the Collection Account for the following purposes:

         (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums, Yield Maintenance Charges, Excess Interest and Appraisal Reduction Excess Collections for the related Distribution Date;

         (2) to pay or reimburse the Master Servicer or the Trustee, as applicable, for Advances made by it and interest on the Advances, but the Master Servicer's right to reimburse itself will be limited as described above in the section in this prospectus supplement titled "--Advances";

         (3) to (a) pay on or before each Remittance Date to the Master Servicer and the Special Servicer the fee portion of the servicing compensation for the related Distribution Date (provided that the Servicing Fees must be paid from interest received on the related Mortgage Loan), (b) pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in the Collection Account, (c) pay to the Master Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting additional servicing compensation;

         (4) to pay on or before each Distribution Date to the Depositor, the Transferor, the related Mortgage Loan Seller or other purchaser of each Mortgage Loan or REO Property that has previously been purchased or repurchased pursuant to the Pooling and Servicing Agreement, all amounts received on that Mortgage Loan or REO Property during the related Collection Period and after the date as of which the price of the purchase or repurchase was determined;

         (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee and/or the Depositor, as applicable, for other specified unreimbursed expenses incurred by or on behalf of those persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the Trust Fund under the Pooling and Servicing Agreement;

         (6) to pay to the Trustee amounts payable as compensation, including, but not limited to, the Trustee Fee, and amounts requested by the Trustee to pay taxes on the net income with respect to REO Properties (provided the Trustee will also have the right to withdraw funds from the Collection Account to make those payments);

         (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

         (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

         The Master Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the "due-on-sale" clause in the related Mortgage Loan Documents to accelerate the maturity of the related Mortgage Loan, unless

         (1) the "due-on-sale" provision is not enforceable under applicable law;

         (2) the enforcement of the "due-on-sale" provision is reasonably likely to result in meritorious legal action by the related borrower; or

         (3) the Master Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standards described in this prospectus supplement, determines that the enforcement of the "due-on-sale" clause is not in the best interests of the Trust Fund.

         However, if the Scheduled Principal Balance of any Mortgage Loan or a group of Mortgage Loans (1) made to a single borrower or affiliated borrowers or
(2) that is secured by any group of
cross-collateralized Mortgaged Properties equals or exceeds 5% of the Pool Balance, the Master Servicer or the Special Servicer, as applicable, will not be permitted to refrain from enforcing the Trustee's rights under the "due-on-sale" clause in that Mortgage Loan or a group of Mortgage Loans without obtaining a confirmation from each Rating Agency that forbearance will not result in the reduction, modification or withdrawal of its then current rating of any Class of Certificates.

         If :

         (1) applicable law prohibits the enforcement of a "due-on-sale" clause;

         (2) the Master Servicer or the Special Servicer is otherwise prohibited from taking that action; or

         (3) the Master Servicer or the Special Servicer has determined that enforcement of the "due-on-sale" clause is not in the best interests of the Trust Fund in accordance with the servicing standards described in this prospectus supplement and obtains confirmation from the Rating Agencies that they will not reduce, modify or withdraw their current rating of any Class of Certificates, then the Mortgage Loan in question may be assumed by a third person.

         As a result of the assumption of the Mortgage Loan by a third person:

         (1) the original borrower may be released from liability for the unpaid principal balance of the Mortgage Loan and interest on the principal balance at the applicable Mortgage Rate during the remaining term of the Mortgage Loan;

         (2) the Master Servicer may accept payments in respect of the Mortgage Loan from the new owner of the related Mortgaged Property; and

         (3) the Master Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser in which the new owner of the related Mortgaged Property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Master Servicer or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to the Mortgage Loan.

         If a Mortgage Loan is assumed as described above, the Trustee, the Master Servicer and the Special Servicer will not permit any modification of that Mortgage Loan other than as described below in the section in this prospectus supplement titled "--Amendments, Modifications and Waivers." The Master Servicer or the Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with the assumption of the Mortgage Loan. For more information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans-Enforceability of Material Provisions-Due-on-Sale Provisions." A new owner of the related Mortgaged Property may be substituted, or a junior or senior lien may be allowed on the related Mortgaged Property, without the consent of the

Master Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

         If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that that Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (2) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on that Mortgaged Property, then, for so long as that Mortgage Loan is included in the Trust Fund, and borrower creates any lien or other encumbrance, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, will enforce the "due-on-encumbrance" provision. As a result, the Master Servicer or the Special Servicer, as applicable, will accelerate the payments due on that Mortgage Loan or withhold its consent to the creation of those liens or other encumbrances, as applicable. However, the Master Servicer or the Special Servicer, as applicable, will not enforce the "due-on-encumbrance" provision if, acting in accordance with the applicable servicing standards, it determines that the enforcement would not be in the best interests of the Trust Fund and it is able to obtain the confirmation of each Rating Agency that it will not downgrade, withdraw or qualify its then current rating of any Class of Certificates as a result of forbearance from enforcement.

         A "due-on-sale" or "due-on-encumbrance" clause may, under some circumstances, be unenforceable against a borrower that is a debtor in a case under the Bankruptcy Code. In addition, as an exception to the foregoing, the Master Servicer or the Special Servicer, as applicable, may elect to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a Mortgaged Property imposed in any bankruptcy proceeding involving that Mortgaged Property.

INSPECTIONS; APPRAISALS

         The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each Mortgaged Property at the times and in the manner as are consistent with the servicing standards described in this prospectus supplement, but will in any event: (1) inspect each Mortgaged Property at least once every 12 months (or 24 months for any Mortgage Loan with a principal balance of less then $2,000,000), with the first inspection to be completed on or before ____________, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any Class of Certificates; and (2) inspect the related Mortgaged Property as soon as practicable after the Master Servicer or the Special Servicer, as applicable, has received any Financial and Lease Reporting Fees for any Mortgage Loan (unless that property has been inspected by the Master Servicer or the Special Servicer during the preceding 120-day period). In addition, if any Monthly Payment on any Mortgage Loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or Mortgage), the Special Servicer will inspect each related Mortgaged Property at its own expense as soon as practicable thereafter.

REALIZATION UPON MORTGAGE LOANS

         If a Mortgage Loan has defaulted or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property.

GENERAL STANDARDS FOR CONDUCT IN FORECLOSING OR SELLING DEFAULTED LOANS

         Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the Master Servicer as a Property Advance, unless the Master Servicer determines that the Advance would constitute a Nonrecoverable Advance.

         If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the jurisdiction in which the subject Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if (1) the laws of the jurisdiction do not permit a deficiency judgment after a non-judicial foreclosure or (2) the Special Servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and that determination is evidenced by an officer's certificate delivered to the Trustee.

         The Special Servicer, on behalf of the Trust Fund, is prohibited from obtaining title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and become the beneficial owner of a Mortgaged Property, and otherwise acquiring possession of, or taking any other action with respect to, any Mortgaged Property if, as a result of any of those actions, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of that Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the Special Servicer who regularly conducts environmental assessments, that:

         (1) that Mortgaged Property is in compliance with applicable environmental laws in all material respects or, if that Mortgaged Property is found not to be in compliance after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take those actions as are necessary to bring that Mortgaged Property in compliance with those laws; and

         (2) there are no circumstances present at that Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any hazardous materials are present for which any of those actions could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take those actions with respect to that Mortgaged Property.

         If the environmental assessment last obtained by the Special Servicer with respect to a Mortgaged Property indicates that that Mortgaged Property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish that fact, the Special Servicer will cause further environmental tests as the Special Servicer deems prudent to protect the interests of Certificateholders to be conducted by a person independent of the Special

Servicer who regularly conducts those tests. Any of those tests will be deemed part of the ESA obtained by the Special Servicer for these purposes.

         If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee (which may not be the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trust Fund. Notwithstanding any acquisition of title and cancellation of the related Mortgage Loan, that Mortgage Loan will be considered to be a Mortgage Loan held in the Trust Fund until the time the related REO Property is sold by the Trust Fund and will be reduced by Net REO Proceeds allocated to the principal.

         If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer must administer that Mortgaged Property in a manner so that it qualifies at all times as "foreclosure property" within the meaning of Tax Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that, within 90 days of the Trust Fund's acquisition of that Mortgaged Property, the Special Servicer contract with an Independent Contractor (as defined in the Pooling and Servicing Agreement) for the management and operation of that Mortgaged Property, unless the Special Servicer provides the Trustee, at the Trust Fund's expense, an opinion of counsel that the operation and management of the Mortgaged Property other than through an independent contractor will not cause that Mortgaged Property to fail to qualify as "foreclosure property."

         The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that the sale of that loan or property would be in the best economic interests of the Trust Fund. In any event, the Special Servicer will offer to sell each REO Property so that the sale of that REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any sale of a Specially Serviced Mortgaged Loan or a REO Property described above, the Special Servicer will give the Trustee at least 10 Business Days' prior written notice of its intention to sell. The Special Servicer will accept an offer from any person that is determined by the Special Servicer to be a fair price for that Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be a fair price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. Neither the Trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property and nothing in this prospectus supplement is intended to allow it. In addition, the Special Servicer may accept an offer that is not the highest offer if it determines, in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, that acceptance of that offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

         The Special Servicer will prepare an Asset Status Report for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of that Mortgage Loan is transferred to the Special Servicer. The Special Servicer will deliver each Asset Status Report to the Master Servicer and the Rating Agencies. The Special Servicer will be required to implement the courses of action detailed in the report in a commercially reasonable manner. However, the Special Servicer will not be required to take or refrain from taking any action that would cause it to violate applicable law, the Pooling and Servicing Agreement (including the servicing standards set forth in the Pooling and Servicing Agreement) or the REMIC Provisions.

         After a default in the payment of a Balloon Payment, the Special Servicer may, acting in accordance with the servicing standards set forth in the Pooling and Servicing Agreement, grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of the extensions, if shorter) on the defaulted Mortgage Loan. However, the Special Servicer may not grant any extension that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, or (2) extends the maturity date of the related Mortgage Loan beyond the Scheduled Final Distribution Date for the Class N Certificates or the date that is 10 years before the expiration of any related ground lease with respect to the Mortgaged Property securing that Mortgage Loan without the written consent of each Rating Agency.

AMENDMENTS, MODIFICATIONS AND WAIVERS

         Neither the Master Servicer nor the Special Servicer may amend, modify, waive or otherwise consent to the change of the stated maturity date of any Mortgage Loan, the payment of principal of or interest (including Default Interest) on any Mortgage Loan, or any other term of any Mortgage Loan, unless:

         (1) that amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Tax Code;

         (2) to the extent that amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Tax Code, that modification is occasioned by a default or a reasonably foreseeable default on that Mortgage Loan; or

         (3) the Master Servicer or the Special Servicer shall have received an Opinion of Counsel (at the Trust Fund's expense) that that amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status.

THE TRUSTEE

         ___________________________. will act as the Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at _____________________.

         The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. Upon notice of the Trustee's resignation, the Master Servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The Depositor or the Master Servicer may remove the Trustee if, among other things, any of the following events occur:

         (1) the Trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement;

         (2)      the Trustee at any time becomes incapable of acting;

         (3)      the Trustee is adjudged bankrupt or insolvent;

         (4)      a receiver of the Trustee or its property is appointed; or

         (5) any public officer takes charge or control of the Trustee or its property.

         The holders of Certificates representing a majority of the aggregate Voting Rights may remove the Trustee upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee. No resignation or removal of the Trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

         The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(s)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee and those for which those indemnified persons are indemnified by the Master Servicer or the Special Servicer as described in the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the Trustee's opinion, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. Each of the Master Servicer and the Special Servicer will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any losses, liabilities, damages, claims and expenses resulting from the willful misconduct, fraud, bad faith and/or negligence in the performance of the Master Servicer's or the Special Servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the Master Servicer's or the Special Servicer's respective obligations and duties under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

         The Trustee, the Master Servicer and the Special Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or this prospectus supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of those Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or any funds deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than with respect to any funds held by the Trustee.

         If no Event of Default has occurred of which the Trustee has actual knowledge or, after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the Trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

         If the Master Servicer fails to make any required Advance, the Trustee, as successor Master Servicer, will be required to make the Advance to the extent that the Advance is not deemed to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Master Servicer. For more detailed information, you should refer to the section in this prospectus supplement titled "--Advances."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to receive a monthly Servicing Fee with respect to each Mortgage Loan. The Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including Insurance Proceeds and Liquidation Proceeds) on that Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation:

         (1) investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents);

         (2) amounts collected on the Mortgage Loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges (including with respect to Specially Serviced Mortgage Loans), loan service transaction fees, extension fees, demand fees, modification fees, assumption fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest, Appraisal Reduction Excess Collections, Default Interest or other amounts required to be deposited or retained in the Collection Account);

         (3) Financial and Lease Reporting Fees relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan; and

         (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

         The Master Servicer will reimburse the Trustee for out of pocket expenses incurred by the Trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

         The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

SPECIAL SERVICING

         With respect to any Mortgage Loan that is designated a Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to perform the following functions:

         (1) receive payments on that Mortgage Loan (including amounts collected by the Special Servicer);

         (2) make calculations relating to that Mortgage Loan as required by the Pooling and Servicing Agreement; and

         (3) make remittances and prepare reports to the Trustee relating to that Mortgage Loan.

         If the related Mortgaged Property is acquired in respect of any that Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management of the Mortgaged Property. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which:

         (1) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed);

         (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

         (3) the Master Servicer has received notice that the related borrower has (a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;

         (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing that Mortgage Loan;

         (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); with the understanding that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

         (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that that Mortgage Loan is likely to be paid in full within 30 days after the borrower's failure to pay);

         (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

         (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.

A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

         (1)      with respect to the circumstances described in clauses (1) and
                  (6) above, when the related borrower has brought the Mortgage Loan current and thereafter has made three consecutive full and timely Monthly Payments on that Mortgage Loan; with the understanding that, with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout recommended by the Special Servicer;

         (2)      with respect to the circumstances described in clauses (2) and
                  (4) above, when those circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (3) and (7), when those circumstances cease to exist;

         (3) with respect to the circumstances described in clause (5) above, when the default is cured; or

         (4) with respect to the circumstances described in clause (8) above, when the Master Servicer determines that there is no longer a material risk of default by the related borrower,

provided that, in any case, no circumstance exists (as described above) at the time that would cause that Mortgage Loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

         If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing responsibilities of that Mortgage Loan to the Master Servicer.

         _______________ will be the initial Special Servicer. The Special Servicer may be removed and a successor Special Servicer may be appointed in the following manner:

         (1) first, by the holders of the majority of the aggregate Voting Rights of the Class M Certificates at the time when Realized Losses allocated to the Class N Certificates equal or exceed 75% of the initial Certificate Balance of that Class, but only until the time when Realized Losses allocated to the Class M Certificates equal or exceed 50% of the initial Certificate Balance of that Class;

         (2) second, by the holders of the majority of the aggregate Voting Rights of the Class L Certificates, but only until the time when Realized Losses allocated to the Class L Certificates equal or exceed 50% of the initial Certificate Balance of that Class; and

         (3) thereafter, by the holders of the majority of the aggregate Voting Rights of the second most subordinate Class of Certificates then outstanding, but only until the time when Realized Losses allocated to that Class equal or exceed 50% of the initial Certificate Balance of that Class.

         If any removal of the Special Servicer is made without cause, then the costs of transferring the servicing responsibilities to a successor Special Servicer will be paid by the removing Certificateholders as described in the Pooling and Servicing Agreement.

         The removal of the Special Servicer and the appointment of a successor Special Servicer will not be effective until (1) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the Trustee, and (2) each of the Rating Agencies confirms to the Trustee in writing that the appointment of and assumption by the successor Special Servicer will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any Class of Certificates.

         The Special Servicer will be entitled to the Special Servicing Fee on each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the Special Servicer will also receive, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), a Disposition Fee equal to the product of :

         (1) the excess, if any, of (a) the proceeds of the sale or liquidation of that Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees; and

         (2) (a) [___%], if the sale or liquidation occurs within 12 months after the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (b) [___%], if the sale or liquidation occurs upon or after the expiration of that 12-month period.

         Furthermore, the Special Servicer will receive, as additional servicing compensation, a Workout Fee. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to that Mortgage Loan earned from the initial modification, restructuring or workout of that Mortgage Loan will terminate, and the Special Servicer will be entitled to a new Workout Fee for that Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under that Specially Serviced Mortgage Loan. Each of the foregoing fees, along with expenses related to special servicing of a Mortgage Loan, will be payable out of funds otherwise available to pay principal and interest on the Certificates.

         The Special Servicer will also be entitled to retain as additional servicing compensation (1) all investment income earned on amounts on deposit in any REO Account and (2) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, assumption fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent those fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums, Excess Interest or Appraisal Reduction Excess Collections), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Monthly Reports. On each Distribution Date, the Trustee will mail to each Certificateholder, with copies to the Depositor, the Paying Agent, the Underwriter, the Master Servicer and each Rating Agency, a statement on the distribution to be made on that date, setting forth for each Class:

         (1) the Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

         (2) The Class Interest Distribution Amount distributable to that Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to that Class;

         (3) The amount of any P&I Advances by the Master Servicer or the Trustee included in the amounts distributed to the Certificateholders;

         (4) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on that Distribution Date;

         (5) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

         (6) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding that Distribution Date;

         (7) The number and aggregate principal balance of the Mortgage Loans (a) delinquent one month, (b) delinquent two months,
                  (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on that Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

         (8) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of that Mortgage Loan as of the date it became an REO Mortgage Loan;

         (9) As of the Due Date preceding that Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of the sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special

                  Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying that REO Property by name;

         (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

         (11) The amount of the servicing compensation paid to the Master Servicer with respect to that Distribution Date, and the amount of the additional servicing compensation that was paid to the Master Servicer with respect to that Distribution Date;

         (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to that Distribution Date;

         (13) The amount of any Appraisal Reduction allocated, and the amount of any Appraisal Reduction Excess Collections received, during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of that Distribution Date; and

         (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.

         In the case of information furnished pursuant to clauses (1), (2), (3) and (14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class, and will be expressed as a dollar amount for each Class of Certificates for a certificate having a denomination of $1,000 initial Certificate Balance or Notional Balance.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during that calendar year was a holder of a Certificate (except for a Residual Certificate) a statement containing the information set forth in clauses (1) and (2) above, aggregated for that calendar year or applicable portion of that year during which that person was a Certificateholder. The obligation of the Trustee to furnish the above information will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

         On each Distribution Date, the Trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other
Certificateholders on that Distribution Date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on that Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during that calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on that Certificate aggregated for that calendar year or applicable portion of that year during which that person was a Certificateholder. The obligation of the Trustee to furnish the above information will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

         In addition, the Trustee will provide each Certificateholder with any additional information, if any, regarding the Mortgage Loans that the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders. Also, all or a portion of the information made available in the Distribution Date Statements may be obtained by accessing a World Wide Website maintained by the Trustee at
_______________________.

         Other Available Information. The Master Servicer or the Special Servicer, if applicable, will promptly give notice to the Trustee, who will provide a copy to each Certificateholder, each Rating Agency, the Depositor, the Underwriter, the related Mortgage Loan Seller and the Master Servicer or the Special Servicer (if affecting a Special Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a Casualty or Condemnation) of all or part of the related Mortgage Loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a Mortgage Loan will not, in and of itself, be deemed to be notice under this clause (1)); and (2) any other occurrence known to it with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer determines in accordance with the servicing standards set forth in the Pooling and Servicing Agreement would have a material effect on that Mortgage Loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for the material effect on the Mortgage Loan or REO Property (with the understanding that any extension of the term of any Mortgage Loan will in any event be deemed to have a material effect).

         In addition to the other reports and information made available and distributed to the Depositor, the Underwriter, the Trustee or the Certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the Master Servicer and the Special Servicer will, in accordance with the reasonable rules and procedures as they may adopt, also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the Depositor, the Underwriter, the Trustee, the Certificateholders and any other persons to whom the Master Servicer or the Special Servicer, as the case may be, believes disclosure of the above information is appropriate, unless prohibited by applicable law or by any documents related to a Mortgage Loan. In providing additional information, the Master Servicer or the Special Servicer may, to the extent it deems necessary or appropriate, require the recipient of the information to execute an agreement governing the availability, use and disclosure of the information. The agreement to be obtained by the Master Servicer or the Special Servicer may also contain indemnification provisions for the Master Servicer or the Special Servicer, as applicable, against any liability or damage that may arise from disclosing the information.

         Upon reasonable prior written request, the Trustee will also make available during normal business hours, for review by the Depositor, the Rating Agencies, any Certificateholder, the Underwriter, any person identified to the Trustee by a Certificateholder as a prospective transferee of a Certificate and any other persons to whom the Trustee believes disclosure is appropriate, the following items:

         (1)      the Pooling and Servicing Agreement;

         (2) all monthly statements to Certificateholders delivered since the closing date;

         (3) all annual statements as to compliance delivered to the Trustee and the Depositor; and

         (4) all annual independent accountants' reports delivered to the Trustee and the Depositor.

         The Master Servicer or the Special Servicer, as appropriate, will make available at its offices during normal business hours, for review by the Depositor, the Underwriter, the Trustee, the Rating Agencies, any Certificateholder, any person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate, and any other persons to whom the Master Servicer or the Special Servicer, as applicable, believes disclosure is appropriate, the following items:

         (1) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable;

         (2) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer; and

         (3) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a Mortgage Loan.

         Each of the Master Servicer, the Special Servicer and the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any costs and expenses arising from any request of this type by a Rating Agency will be paid by the Master Servicer.

         The Master Servicer will, on behalf of the Trust Fund, prepare, sign and file with the SEC any and all reports, statements and information relating to the Trust Fund that the Master Servicer or the Trustee determines are required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each of those reports, statements and information must be filed on or before the required filing date for that report, statement or information. Notwithstanding the foregoing, the Depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

         None of the Trustee, the Master Servicer and the Special Servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the Trustee, Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. The Trustee, the Master Servicer and the Special Servicer will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from any notice, report or information described above, including any report filed with the SEC.

VOTING RIGHTS

         The voting rights assigned to each Class will be:

         (1)      0% in the case of the Residual Certificates;

         (2) in the case of any other Class of P&I Certificates, a percentage equal to the product of (a) 96% so long as the Class A-EC Notional Balance is greater than zero and 97% thereafter and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of that Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates;

         (3) in the case of the Class A-EC Certificates, 1% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter; and

         (4)      3% in the case of the Class N Certificates.

         The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of that Class in proportion to their respective Percentage Interests; however, any Certificate held or beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a property manager or a borrower or any of their affiliates will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any of those persons has been obtained (unless the consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any Class of Certificates while any of those persons is the holder of Certificates aggregating not less than 66 2/3% of the Percentage Interest of that Class).

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



         For federal income tax purposes, two separate REMIC elections will be made with respect to the Trust Fund, creating two REMICs. Upon the issuance of the Offered Certificates, Sidley & Austin or Latham & Watkins will deliver its opinion, generally to the effect that, assuming (i) compliance with all provisions of the Pooling and Servicing Agreement, (ii) the proper making of an election, (iii) the accuracy of all representations made with respect to the mortgage loans and (iv) compliance with any changes in the laws, including any amendments to the Tax Code or applicable Treasury Regulations, thereunder, (1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Tax Code, and (2) (a) the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D and Class E Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC.



         Because they represent regular interests, the Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those Classes of Certificates will be required to include in income all interest on those Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. The Offered Certificates are not expected to be treated for Federal income tax reporting purposes as having been issued with original issue discount. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate.

         Some Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any of those Classes of Certificates will be treated as holding a Certificate with bond premium will depend on that Certificateholder's purchase price. Holders of those Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize any bond premium. See "Material Federal Income Tax Consequences" in the Prospectus.


         Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) and
Section 856(c)(5)(B) of the Tax Code in the same proportion that the assets of the trust fund underlying the certificates would be so treated, except that if 95% or more of the REMIC's assets are real estate assets during a calendar quarter then the Offered Certificates would be considered "real estate assets" in their entirety for that quarter. In addition income with respect to Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Tax Code to the extent that the certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Tax Code. Offered Certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" with the meaning of
Section 7701(a)(19)(C)(xi) of the Tax Code only in the proportion that the Mortgage Loans are secured by multifamily apartment buildings. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, you should refer to the section in the prospectus titled "Federal Income Tax Consequences--REMICs."


         DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

SUMMARY

         The Subordinate Certificates may not be purchased by or transferred to:

         (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Tax Code, or a governmental plan subject to any Similar Law;

         (2) a collective investment fund in which those Plans are invested;

         (3) other persons acting on behalf of any Plan or using the assets of any Plan or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101); or

         (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of those Plans are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of those Plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the Trust Fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Tax Code or any Similar Law.

Each prospective transferee of a Certificate will be required to deliver to the Depositor, the Certificate Registrar and the Trustee either: (a) a transferee representation letter, substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement, stating that that prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or (b) an opinion of counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase and holding of that Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Tax Code or any Similar Law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Tax Code or any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation of liability (including obligations or liabilities under ERISA or Section 4975 of the Tax Code). If a prospective transferee elects to deliver the opinion of counsel referred to in (b), then that opinion of counsel will be at the expense of that prospective transferee and not the expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Depositor.

         TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF BENEFICIAL INTEREST IN THAT CERTIFICATE AND ANY TRANSFEREE OF THE BENEFICIAL INTEREST WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1), (2), (3) OR (4) ABOVE.

         None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Tax Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.

REQUIREMENTS UNDER ERISA

         General. ERISA and the Tax Code impose duties and restrictions on Plans and some persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations" in this prospectus supplement.

         Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Tax Code) prohibit one or more transactions involving the assets of a Plan and persons who have specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Tax Code). The Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Trustee or one or more of their affiliates might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of that Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Tax Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to those assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer or the Trustee or an of their affiliates either:
(1) has discretionary authority or control with respect to the investment or management of assets of that Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets pursuant to an agreement or understanding that the advice given will serve as a primary basis for investment decisions with respect to those assets and the advice will be based on the particular needs of the Plan.

         Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and some transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Tax Code. Neither ERISA nor the Tax Code define the term "plan assets."

         The United States Department of Labor has issued Plan Asset Regulations concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

         Exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance whether those exceptions may be applicable, because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

         Individual Administrative Exemptions. The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,
1997)) referred to in this prospectus supplement as the "Exemption," for some mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of some certificates, such as the Senior Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of receivables, loans and other obligations specified in the Exemption, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) The Certificates acquired by the Plan have received a rating at the time of acquisition of the Certificates that is one of the three highest generic rating categories from either Moody's Investors Service, Inc., Fitch IBCA, Inc., S&P or Duff & Phelps;

         (4) The Trustee must not be an affiliate of any member of the Restricted Group;

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust represents not more than the fair market value of those mortgage loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the 1933 Act.

In addition, the Trust must also meet the following requirements:

         (1) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (2) Certificates in other investment pools must have been rated in one of the three highest rating categories by Moody's Investors Service, Inc., Fitch IBCA, Inc., S&P or Duff & Phelps for at least one year before the Plan's acquisition of the certificates pursuant to the Exemption; and

         (3) Certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Certificates pursuant to the Exemption.

         If the conditions of the Exemption are met, the acquisition, holding and resale of Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Tax Code

(regardless of whether a Plan's assets would be considered to include an ownership interest in the Mortgage Loans in the Mortgage Pool).

         Moreover, the Exemption provides relief from some self-dealing/conflict-of-interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

         (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

         (2) fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

         (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisitions; and

         (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which that person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

         The Exemption does not apply to the purchasing or holding of Certificates by Plans sponsored by any member of the Restricted Group.

         THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH THE PURCHASE OR TRANSFER OF THOSE CERTIFICATES WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any of those exemptions will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Tax Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Tax Code to the proposed investment and the availability of the Exemption.

         THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE UNDERWRITER OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Tax Code Section 4975 but may be subject to a Similar Law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

         The purchase of a Residual Certificate by any employee benefit plan qualified under Tax Code Section 401(a) and exempt from taxation under Tax Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined in the Glossary to the Prospectus includes some tax-exempt entities not subject to Tax Code Section 511, including some governmental plans, as discussed in the section in the prospectus titled "Material Federal Income Tax Consequences." Accordingly, Plans may not purchase Residual Certificates.

                                LEGAL INVESTMENT


         The Certificates will [not] be mortgage-related securities for purposes of the SMMEA. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.


         The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

         Prudential Securities Incorporated and ___________________, as Underwriters, have agreed, severally and not jointly, pursuant to the Underwriting Agreement, to purchase from the Depositor the principal or notional balances of Certificates set forth below.

                                                  AGGREGATE INITIAL
CLASS                                             CERTIFICATE BALANCE
                                                  -------------------
Class A-1.........................
Class A-2.........................

Class B...........................
Class C...........................
Class D...........................
Class E...........................

         The Underwriter has informed the Transferor and Depositor that it proposes to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect those transactions by selling those Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Certificates for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the 1933 Act.

         The Underwriting Agreement provides that the obligations of the Underwriter are subject to conditions precedent set forth in the Underwriting Agreement and the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

         The Underwriter is an affiliate of the Transferor, and therefore will also receive an additional indirect economic benefit from this transaction (that is, an interest in the profit made by the Transferor on its sale of the Mortgage Loans to the Depositor).

         The Depositor has agreed to indemnify the Underwriter against specific liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriter may be required to make in respect of those liabilities.

         The Underwriter has advised the Depositor that it currently expects to make a market in the Certificates, although it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. For further information regarding any offer or sale of the Certificates pursuant to this prospectus supplement and the prospectus, you should refer to the section in the prospectus titled "Plan of Distribution"

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds from the sale of Certificates to pay the purchase price of the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans and to pay costs of structuring, issuing and underwriting the Certificates.

                                  LEGAL MATTERS



         Legal matters will be passed upon for the Depositor and for the Underwriter by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that each class of Offered Certificates be assigned the ratings indicated on the cover hereof by ___________________.

         The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which those prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt of Prepayment Premiums or the likelihood of collection by the Master Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what that rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

         The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                    GLOSSARY


"ARD" indicates the Anticipated Repayment Date.

"ARD AMOUNT OR ARD BALANCE" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date.

"ARD LOANS" bear interest at their respective Mortgage Rates until a specified "ANTICIPATED REPAYMENT DATE"; commencing on such Anticipated Repayment Date, each such Mortgage Loan will bear interest at a fixed annual rate (the "REVISED RATE") equal to the Mortgage Rate plus a specified percentage (generally, no more than __%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the related Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. Such deferred interest will not be added to the principal balance of the related Mortgage Loan, but will itself accrue interest at the Revised Rate to the extent such accrual is lawful. Such accrued and deferred interest, and any interest accrued thereon, is referred to herein as "EXCESS INTEREST".

"ADVANCES" means P&I Advances together with Property Advances.

"ADVANCE RATE" means the interest rate on outstanding Advances which the Master Servicer or Trustee is entitled to receive, which, except with respect to Advances made during payment grace periods, will be equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times.

"ANNUAL DEBT SERVICE" means, for any Mortgage Loan, the current annual debt service (including interest allocable to the payment of the related Servicing Fee, Trustee Fee and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no prepayments occur).

"ANTICIPATED REPAYMENT DATE" shall have the meaning set forth in the definition of ARD Loans.

"APPRAISAL REDUCTION" means, for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of

         (1) the outstanding Scheduled Principal Balance of such Mortgage Loan over

         (2)      the excess of

                  (a) 90% of the appraised value of the related Mortgaged Property as determined

                           (A) by one or more appraisals, if such Mortgage Loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional

                           Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the Master Servicer as a Property Advance) or

                           (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the Special Servicer, if such Mortgage Loan has an outstanding Scheduled Principal Balance less than $2,000,000 over

                  (b)      the sum of

                           (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,

                           (B) all unreimbursed Advances (and interest thereon) in respect of such Mortgage Loan and

                           (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee.

"APPRAISAL REDUCTION AMOUNT" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (1) one-twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and (2) the Appraisal Reduction for such Mortgage Loan.

"APPRAISAL REDUCTION EVENT" for a Mortgage Loan will occur at the earliest of:

                                    (7)      the third anniversary of the date
                                             on which the first extension of the
                                             maturity date of such Mortgage Loan
                                             became effective as a result of a
                                             modification of such Mortgage Loan
                                             by the Special Servicer, which
                                             extension did not decrease the
                                             aggregate amount of Monthly
                                             Payments on the Mortgage Loan;

                                    (8)      120 days after an uncured
                                             delinquency occurs for such
                                             Mortgage Loan;

                                    (9)      the date on which a reduction in
                                             the amount of Monthly Payments on
                                             such Mortgage Loan, or a change in
                                             any other material economic term of
                                             such Mortgage Loan (other than an
                                             extension of its maturity) becomes
                                             effective as a result of a
                                             modification of such Mortgage Loan
                                             by the Special Servicer;

                                    (10)     60 days after a receiver has been
                                             appointed;

                                    (11)     60 days after the related borrower
                                             of such Mortgage Loan declares
                                             bankruptcy or is the subject of an
                                             involuntary bankruptcy proceeding;
                                             or

immediately after such Mortgage Loan becomes an REO Mortgage Loan; provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate Certificate Balances of all Classes of Certificates other than the Senior Certificates have been reduced to zero.

"APPRAISED VALUE" means the appraised value of such property as determined by an appraisal made not more than nine months prior to the origination date of the related Mortgage Loan and reviewed by the related Mortgage Loan Seller.

"ASSET STATUS REPORT" The Special Servicer will prepare a report for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.

"ASSUMED SCHEDULED PAYMENTS" are amounts deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Distribution Date that follows its stated maturity date and (ii) in respect of each REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the scheduled payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the scheduled payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

"AVAILABLE FUNDS" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer during the related Collection Period, all P&I Advances made in respect of such Distribution Date, and all other amounts required to be placed in the Collection Account by the Master Servicer (including any Appraisal Reduction Excess Collections). "Available Funds" does not include the Following:

         (1) the Trustee Fee payable for the related Collection Period (which amount will be paid to the Trustee prior to any other allocations or distributions on each Distribution Date);

         (2) amounts used to reimburse the Master Servicer or the Trustee, as applicable, for previously unreimbursed Advances and interest thereon;

         (3) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the Master Servicer and Special Servicer with respect to each Mortgage Loan;

         (4) all amounts used to pay late fees, late charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees and similar fees, which the Master Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

         (5) all amounts representing scheduled Monthly Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

         (6) other amounts payable to the Master Servicer or Special Servicer (collectively referred to as "LIQUIDATION PROCEEDS" in respect of unpaid servicing compensation from:

                  (a) amounts received in connection with the sale or liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise;

                  (b) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation ("CONDEMNATION PROCEEDS") or

                  (c) proceeds of insurance policies to the extent not applied to the restoration of the Mortgaged Property or released to the borrower in accordance with the normal servicing procedures of the Master Servicer or the related sub-servicer and the terms and conditions of the related Mortgage and promissory note ("INSURANCE PROCEEDS")

         (7) all amounts representing reimbursable expenses of the Master Servicer, the Special Servicer or the Trustee and amounts permitted to be retained by the Master Servicer or the Special Servicer or withdrawn by the Master Servicer from the Collection Account to cover such expenses;

         (8) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

         (9) interest or investment income with respect to funds on deposit in the Collection Account, Reserve Accounts or Advance Payment Account; and

         (10) Default Interest received in the related Collection Period with respect to a Mortgage Loan that is in default with respect to its Balloon Payment.

"AVAILABLE FUNDS ALLOCATION" means the amount and order of priority of distribution on each Distribution Date to holders of each Class of Certificates, up to the amount of Available Funds.

"BALLOON/ARD LTV" means the Balloon Amount or ARD Amount for such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

"BALLOON AMOUNT" or "BALLOON BALANCE" means the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

"BALLOON LOANS" are Mortgage Loans which provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates.

"BALLOON PAYMENT" is the final payment on a Balloon Loan, together with interest for the one-month period preceding such Balloon Loan's maturity date.

"BASE INTEREST FRACTION" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Certificates is a fraction (a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on such Class of Certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on such Mortgage Loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one; if such Yield Rate is greater than or equal to the lesser of (a) the Mortgage Rate on such Mortgage Loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

"BENEFICIAL OWNERS" means investor holding beneficial interests in the Book-Entry Certificates through the book-entry facilities of DTC.

"BOOK-ENTRY CERTIFICATE" an Offered Certificate other than a Class A-EC Certificate.

"BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, ____________ or ____________ are authorized or obligated by law, executive order or governmental decree to close.

"CASH FLOW" means the NOI for the related Mortgaged Property decreased by tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

"CASUALTY" means the related Mortgage Loan Documents typically provide that in the event of damage to the related Mortgaged Property insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower.

"CERTIFICATE REGISTRAR" means the certificate registrar appointed pursuant to the Pooling and Servicing Agreement.

"CLASS A-EC NOTIONAL BALANCE" as of any date is equal to the sum of the Certificate Balances of all classes of Certificates in the Trust Fund.

"CLASS INTEREST DISTRIBUTION AMOUNT" with respect to any Distribution Date and each class of Certificates other than the Residual Certificates is the amount of interest accrued on the Certificate Balance or Notional Balance of such Class during the related Interest Accrual Period at the applicable Pass-Through Rate.

"CLASS INTEREST SHORTFALL" for any Class of Certificates on any Distribution Date means the excess, if any, of the amount of interest required to be distributed to the holders of such Class of Certificates on such Distribution Date over the amount of interest actually distributed to such holders. No interest will accrue on unpaid Class Interest Shortfalls.

"COLLECTION ACCOUNT" means the Master Servicer will establish and maintain a segregated account or into which it will be required to deposit, within two Business Days of receipt, the following payments and collections received or made by it on or with respect to the Mortgage Loans:

         (1) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

         (2) all payments on account of interest and Default Interest on the Mortgage Loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums;

         (3) any amounts required to be deposited by the Master Servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

         (4) (a) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts in respect of ARD Loans and payable to the Certificateholders and (c) all Condemnation Proceeds, Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

         (5) any amounts received from borrowers that represent recoveries of Property Advances or Appraisal Reduction Excess Collections; and

         (6) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan as described under the sections in this prospectus supplement titled "Description of the Mortgage Pool--Representations and Warranties; Repurchase," "The Pooling and Servicing Agreement-Realization Upon Mortgage Loans" and "Description of the Certificates--Early Termination."

"CORRECTED MORTGAGE LOAN" a Specially Serviced Mortgage Loan, which in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan (through workout by the Special Servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer).

"COLLECTION PERIOD" with respect to a Distribution Date, is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in ________________, on the day after the Cut-off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

"COMMISSION" means the Securities and Exchange Commission.

"CONDEMNATION" means any taking or exercise of the power of eminent domain with respect to a Mortgaged Property.

"CONDEMNATION PROCEEDS" shall have the meaning set forth in the definition of Available Funds.

"CONSTANT PREPAYMENT RATE" OR "CPR" means assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of such mortgage loans.

"CREDIT ENHANCEMENT" features of the pooling and servicing agreement designed to provide protection against losses and delays in distributions to the Class A Certificateholders, and to a lesser extent, the Class B Certificateholders [and the other certificateholders to an increasingly lesser extent].

"CUT-OFF DATE PRINCIPAL BALANCE" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

"DSCR" means the Debt Service Coverage Ratios for each Mortgage Loan.

"DEBT SERVICE COVERAGE RATIO," "UNDERWRITTEN DSCR" or "DSCR" means, (a) the Underwritten Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

"DEFAULT INTEREST" means all of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default.

"DEFAULT RATE" with respect to any Mortgage Loan, is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

"DEPOSITOR" Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation.

"DISPOSITION FEE" is a fee the Special Servicer receives in addition to the Special Servicing Fee, with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), equal to the product of (1) the excess, if any, of (a) the proceeds of the sale or liquidation of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees.

"DISTRIBUTION ACCOUNT" means a segregated account or accounts established and maintained by The Trustee in its name in trust for the benefit of the holders of Certificates.

"DISTRIBUTION DATE" refers to each of the dates on which distributions on the Regular Certificates will be made on the ____ day of each month or, if such day is not a Business Day, then on the next succeeding Business Day, commencing on _______________, provided that no such day shall be fewer than four Business Days after the related Determination Date.

"DUE DATE" means the date for Monthly Payments on the Mortgage Loans.

"DUFF & PHELPS" means Duff & Phelps Credit Rating Service.

"ESA" means an environmental site assessment a similar study, an update of a previously conducted Phase 1 ESA, an update based on information contained in an established database, or for loans with an original principal balance of less than $1,000,000, an environmental transaction screen assessment was obtained by the related Mortgage Loan Seller with respect to each of the Mortgaged Properties within 12 months of the respective dates as of which the Mortgage Loans were originated or purchased thereby.

"ELIGIBLE BANK" means a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the Trustee has been informed in writing by each Rating Agency that the maintenance of such account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

"EXCESS INTEREST" shall have the meaning set forth in the definition of ARD
Loan.

"FORM 8-K" means a Current Report on Form 8-Kwill be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificates.

"INSURANCE PROCEEDS" shall have the meaning set forth in the definition of Available Funds.

"INDIRECT PARTICIPANTS" are banks, brokers, dealers, trust companies and other institutions that have indirect access to the DTC system by clearing through or maintaining a custodial relationship with a Participant, either directly or indirectly.

"INITIAL POOL BALANCE" is the aggregate of the cut-off date principal balances of the mortgage loans, and gives effect to the deposit into the loan account for __________, principal amounts payable on its due date in __________ as if that payment were made before ____________.

"INTEREST ACCRUAL PERIOD" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

"INTERESTED PERSON" means the Depositor, the Master Servicer, the Special Servicer, the Trustee, any borrower or property manager of a Mortgaged Property, an independent contractor engaged by the Special Servicer to manage or operate an REO Property or any known affiliate of any of the foregoing.

"LIQUIDATION PROCEEDS" shall have the meaning set forth in the definition of Available Funds.

"LOAN ____ ACCOUNT" means, with respect to Mortgage Loan Control #____, an account established and funded with an amount equal to one scheduled payment thereof.

"LOAN-TO-VALUE RATIO" "APPRAISED LTV" or "LTV" means the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the related Mortgaged Property.

"LOCKOUT PERIOD" means a specified period of time after the date of origination of such Mortgage Loan during which prepayments are prohibited.

"MASTER SERVICER MORTGAGE FILE" Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan held by the Master Servicer in trust for the benefit of the Trustee on behalf of Certificateholders.

"MONTHLY PAYMENT" with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, that is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

"MORTGAGE" means one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments securing each Mortgage Loan.

"MORTGAGED PROPERTY" means a fee simple estate, an estate for years or a leasehold estate in a real property with a first lien created by a Mortgage.

"MORTGAGE LOAN PURCHASE AGREEMENT" means an agreement pursuant to which the Depositor will purchase the Mortgage Loans on or before the Closing Date from the Transferor.

"MORTGAGE RATE" means an interest rate on each of the Mortgage Loans [Each Mortgage Loan accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of interest except that ____ of the Mortgage Loans, representing approximately _____% of the Initial Pool Balance, provide that for a period of up to ____ years from origination the borrower is obligated only to pay interest accrued each month.].

"NET COLLECTIONS" means, with respect to any Corrected Mortgage Loan, an amount equal to all payments on account of principal and interest on such Mortgage Loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

"NET MORTGAGE RATE" for each Mortgage Loan is the Mortgage Rate for such Mortgage Loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the Trustee Fee Rate.

"NET OPERATING INCOME" or "NOI" means revenue derived from the use and operation of the Mortgaged Property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The Mortgage Loan Sellers have informed the Depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a Mortgaged Property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the Mortgaged Property. Expense was generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the Mortgaged Property, non-recurring items, such as capital expenditures, and refunds of security deposits. The Mortgage Loan Sellers have informed the Depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each Mortgaged Property. ["96 NOI" and "97 NOI" and "98 NOI" reflect calendar year operations for 1996 and 1997 and 1998, respectively. "99 NOI," on the other hand, reflects operations for one of three periods: (a) at least eight months, annualized, (b) the trailing 12 months beginning some month in 1999, or (c) calendar year 1999.]


"NET REO PROCEEDS" with respect to any REO Property and any related Mortgage Loan, are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

"NONRECOVERABLE ADVANCE" means an Advance which the Master Servicer determines to be nonrecoverable.

"OCCUPANCY RATE" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related Mortgage Loan Seller. The "Occupancy Percentage" and "Occupancy Date" for each Mortgage Loan are based upon rent information received by the related Mortgage Loan Seller from the related borrower or mortgage loan originator (if other than the related Mortgage Loan Seller).

"P&I ADVANCE" means an amount the Master Servicer will be obligated to advance on the Business Day preceding each Distribution Date (the "REMITTANCE DATE"), equal to the total or any portion of the Monthly Payment on any Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the Master Servicer determines that any such advance would be a Nonrecoverable Advance and delivers to the Trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

"PARTICIPANTS" means the participating organizations in DTC.

"PASS-THROUGH RATE" for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period, and is set forth under "Summary" herein.

"PAYING AGENT" means any paying agent appointed by the Trustee.

"PERMITTED INVESTMENTS" means the United States government securities and other investments as specified in the Pooling and Servicing Agreement Amounts in which the Collection Account.

"PLAN ASSET REGULATIONS" means regulations issued by The United States Department of Labor concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

"POOL BALANCE" as of any date will be the aggregate of the outstanding principal balances of the Mortgage Loans in the Mortgage Pool as of such date.

"POOLED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the sum (without duplication) of:

         (1) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due on the Mortgage Loans during the related Collection Period regardless of whether received;

         (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment regardless of whether received;

         (3) the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or an early termination of the Trust Fund as described under "Early Termination";

         (4) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

         (5) the principal component of any Balloon Payment received during the related Collection Period;

         (6) all Principal Prepayments received in the related Collection Period; and

         (7) all full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

"POOLING AND SERVICING AGREEMENT" means the Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated on or about ____________ (the by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee.

"PREPAYMENT INTEREST SHORTFALL" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment thereby made during any Collection Period relative to the amount of interest that would have accrued on the Mortgage Loan during such Collection Period in the absence of such Principal Prepayment.

"PREPAYMENT INTEREST SURPLUS" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower in respect of such Mortgage Loan during such Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan that would have been due in the absence of such Principal Prepayment.

"PREPAYMENT PREMIUMS" are payments received on a Mortgage Loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

"PRINCIPAL PREPAYMENTS" are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

"PROPERTY ADVANCES" means cash advance the Master Servicer is obligated to make
(a) to pay certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted Mortgage Loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage.

"REO ACCOUNT" means such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties.

"REO PROPERTY" means if the related Mortgaged Property is acquired in respect of any such Mortgage Loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an).

"REO MORTGAGE LOAN" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

"REALIZED LOSS" with respect to any Distribution Date will mean the amount, if any, by which (1) the aggregate Certificate Balance after giving effect to distributions made on such Distribution Date, exceeds (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs.

"RECORD DATE" means The record date for payments on the certificates is the close of business on the last business day of each month. The record date always relates to the distribution date for the following calendar month.

"REMAINING TERM TO MATURITY" means the number of Due Dates remaining from the Cut-off Date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

"REMAINING AMORTIZATION TERM" for any Mortgage Loan is calculated as the original amortization term of the related Mortgaged Loan (based upon such Mortgage Loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the Cut-off Date.

"RESTRICTED GROUP" means any of the Depositor, the Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to the Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized balance of the assets in the Trust Fund, or any affiliate of such parties.

"REVISED RATE" shall have the meaning set forth in the definition of ARD Loan.

"S&P" Standard & Poor's Rating Services, a division of the McGraw-Hill
Companies.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

"SCHEDULED PRINCIPAL BALANCE" of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment in respect of principal due on or before such Due Date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any Due Date is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Master Servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable "FINAL RECOVERY DETERMINATION" the Scheduled Principal Balance thereof will be zero.

"SCHEDULED FINAL DISTRIBUTION DATE" with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below.

"SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" will be the first Distribution Date on which the aggregate Certificate Balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all Mortgage Loans on such Distribution Date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to such classes on such Distribution Date.

"SERVICING FEE" means the monthly servicing fee which the Master Servicer is entitled to with respect to each Mortgage Loan and for each Distribution Date equal to one-twelfth (1/12) of a per annum rate (the related "SERVICING FEE RATE" ranging from ____% to ____% (in the case of the Mortgage Loans sold to the Transferor by [relevant Mortgage Seller]) and equal to [0.05%] (in the case of the Mortgage Loans sold to the Transferor by [relevant Mortgage Seller]) multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

"SERVICING FEE RATE" shall have the meaning specified in the definition of Servicing Fee.

"SINGLE-PURPOSE ENTITY" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage File, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.

"SPECIALLY SERVICED MORTGAGE LOAN" means the Pooling and Servicing Agreement will define a to include any Mortgage Loan with respect to which:

         (1) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

         (2) the related borrower has expressed to the Master Servicer its inability to pay the Mortgage Loan or a hardship in paying the Mortgage Loan in accordance with its terms;

         (3) the Master Servicer has received notice that the related borrower has (a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;

         (4) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

         (5) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders;

         (6) the related borrower has failed to make a Balloon Payment when due (unless the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default);

         (7) the Master Servicer proposes to commence foreclosure or other workout arrangements; or

         (8) the Master Servicer otherwise determines that there is a material risk of default by the related borrower.]

"SPECIAL SERVICING FEE" means fees to which the Special Servicer is entitled including a special servicing fee equal to one-twelfth of [__%] of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis.

"TAX CODE" means the Internal Revenue Code of 1986.

"TRANSFEROR" means Prudential Securities Credit Corp.

"UNDERLYING MORTGAGE LOAN PURCHASE AGREEMENTS" refers to the separate agreements, collectively, pursuant to which the Transferor will purchase ____ and ____ Mortgage Loans (representing approximately ____% and ____% of the Initial Pool Balance) from [the related Mortgage Loan Sellers], on or before the Closing Date.

"UNDERWRITER" means Prudential Securities Incorporated and ___________________.

"UNDERWRITING AGREEMENT" means the agreement, dated ________, pursuant to which the Underwriters have agreed, severally and not jointly to purchase from the Depositor specified principal or notional balances of Certificates.

"UNDERWRITTEN CASH FLOW" for the related Mortgage Loan Seller means the Underwritten NOI for such Mortgage Loan decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions. [The related Mortgage Loan Seller] calculation is also decreased by capital expenditures and other expenditures, as appropriate.

"UNDERWRITTEN NOI" means the NOI for the related Mortgaged Property on an annual basis as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties.

"UNSCHEDULED PAYMENTS" are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the Repurchase Prices of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

"VOTING RIGHTS" assigned to each Class will be:

         (1)      0% in the case of the Residual Certificates;

         (2) in the case of any other Class of [P&I CERTIFICATES], a percentage equal to the product of (a) __% so long as the Class A-EC Notional Balance is greater than zero and __% thereafter and (b) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates;

         (3) in the case of the Class A-EC Certificates, __% so long as the Class A-EC Notional Balance is greater than zero, and 0% thereafter; and __% in the case of the Class N Certificates.

"WEIGHTED AVERAGE MATURITY" means the weighted average of the Remaining Terms to Maturity of the Mortgage Loans.

"WEIGHTED AVERAGE NET MORTGAGE RATE" for any Interest Accrual Period is a per annum rate equal to the weighted average of the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates during the related Interest Accrual Period, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of such Interest Accrual Period.

"WORKOUT FEE" is an additional servicing compensation for the Special Servicer equal to the product of [___%] and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan.

"YEAR BUILT" is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies.

"YEAR RENOVATED" is based upon information contained in the appraisal of the related Mortgaged Property.




"YIELD MAINTENANCE CHARGE" will be the greater of (1) a specified Prepayment Premium or (2) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting such payments at the Yield Rate, less the amount prepaid.

"YIELD RATE" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the Master Servicer shall select a comparable publication to determine the relevant Yield Rate. With respect to Mortgage Loan Control #___, representing ____% of the Initial Pool Balance, the Yield Rate is a per annum rate calculated as described above plus a spread.

                                                                      SCHEDULE A












                                EXPLANATORY NOTES

Shaded Loans signify either single notes secured by multiple mortgages, or cross-collateralized/cross-defaulted notes and mortgages.

Crossed loans include a summation of particular loan parameters (e.g., Cut-off date balance) on the top line of the loan group, therefore some loan totals are duplicated and must be adjusted to attain portfolio totals.

Sets of Mortgage Loans that have identical numeric coding designate multiple Mortgage Loans that are cross-collateralized and cross-defaulted.

Some ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

In general for each Mortgaged Property, "Physical Occupancy Percent" was determined based on a rent roll provided by the related borrower. In some cases, "Physical Occupancy Percent" was determined based on an appraisal, operating statement or occupancy report.

"Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

"Prepayment Description" indicates prepayment provisions from the first regularly scheduled payment date, as stated in the Mortgage Loan. "YM" represents yield maintenance. "YM1", "YM2", "YM3" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent and five percent of the outstanding principal balance at that time, respectively. The stated percentages represent specified percentage Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-Off Date.

All Mortgage Loans (except for the Mortgage Loan, Control No. 256) are first liens secured by mortgages on commercial or multi-family residential properties.

NOI numbers which are blank were either not available or were obtained from a period of time that the information was not comparable.








                         THIS SCHEDULE A CONSTITUTES AN
                   INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT
                             TO WHICH IT IS ATTACHED



                                   Schedule A
                              Loan Characteristics

Shaded Mortgage Loans signify either single notes secured by multiple Mortgages, or cross-collateralized/cross-defaulted notes and Mortgages.

Crossed loans (i.e., cross-collateralized or cross-defaulted Mortgage Loans) include a summation of particular loan parameters (e.g. Cut-off Date Balance) on the top line of the loan group, therefore some loan totals are duplicated and must be adjusted to attain portfolio totals.

"___", "____", and "____" denote __________________________ and ______________, respectively, as Mortgage Loan Originators.

Some ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple Mortgaged Properties or are cross-collateralized and cross-defaulted.

"ARD" indicates the Anticipated Repayment Date.

The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those Mortgage Loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

"Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related Mortgaged Property.

YM represents yield maintenance. "YM1", "YM2", "YM3" , "YM4" and "YM5" represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at that time, respectively. The stated percentages represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

"LO" denotes that a Mortgage Loan is locked out for a period during which prepayment is not permitted.

"DEF" denotes defeasance and indicates that a loan may be defeased only during the indicated period.

Yield Maintenance Description provides a summation of the calculation of any yield Maintenance Charge. [Note that with respect to Mortgage Loan Control #___, the Yield Maintenance Charge is calculated as the Treasury Rate plus _____ basis points per annum.]

"Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the Cut-off Date.

Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other Mortgage Loans in the Mortgage Loan Pool.

Due on Sale provides a confirmation that exercises at the related lender's option with a fee payable for the option.

Fixed Loan Type identifies that interest will accrue on the balance of the related Mortgage Loan at the indicated fixed coupon during the term of the loan.

"NAP" denotes data is not applicable

Current LTV Ratio is calculated using the original appraised value and the Cut-off Date Mortgage Loan Balance.

All reserve holdback balances, monthly reserves and monthly escrows were obtained from the servicer.


[1999 NOI - Generally, 1996 and 1997 and 1998 NOI indicates a January through December calendar year. 1999 NOI may be calculated on any one of the three following methods. January through December calendar year. Trailing twelve months ending in the last six months of 1999. At least eight months annualized.]

                                   Schedule B
                         Additional Loan Characteristics







                         THIS SCHEDULE B CONSTITUTES AN
                   INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT
                             TO WHICH IT IS ATTACHED

                                   SCHEDULE C
                              Affiliated Borrowers

                          PERCENT
                          CUT-OFF    RELATIONSHIP OF   CROSS COLLATERALIZED AND
MORTGAGE LOAN CONTROL #   BALANCE    BORROWER          CROSS DEFAULTED
-----------------------   -------    --------          --------------


















                         THIS SCHEDULE C CONSTITUTES AN
                   INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT
                             TO WHICH IT IS ATTACHED

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered here in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement or the prospectus nor any sale made under the prospectus shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the depositor since date hereof.



                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES ___________

                          PRUDENTIAL SECURITIES SECURED
                              FINANCING CORPORATION

                              PROSPECTUS SUPPLEMENT


                              PRUDENTIAL SECURITIES

                               __________ __ 20__

The information contained in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    Depositor


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)



THE TRUST FUNDS-

         (1) A new trust fund will be established to issue each series of certificates.

         (2) Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial or multifamily residential properties.

THE CERTIFICATES-

         (1) will represent interests in the related trust fund and will be paid only from the related trust fund assets; and

         (2) will be issued as part of a designated series that may include one or more classes.


BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE OF THE TRANSACTION AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued are asset backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.



                                 August __, 2000

                                TABLE OF CONTENTS

                                                                         PAGE


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
         PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT...............3

WHERE YOU CAN FIND MORE INFORMATION........................................3

REPORTS....................................................................4

SUMMARY OF PROSPECTUS......................................................5

RISK FACTORS...............................................................7

THE DEPOSITOR.............................................................21

USE OF PROCEEDS...........................................................22

DESCRIPTION OF THE CERTIFICATES...........................................22

THE MORTGAGE POOLS........................................................28

SERVICING OF THE MORTGAGE LOANS...........................................32

CREDIT ENHANCEMENT........................................................41

MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS..............................45

FEDERAL INCOME TAX CONSEQUENCES...........................................64

STATE AND OTHER TAX CONSIDERATIONS........................................96

ERISA CONSIDERATIONS......................................................96

LEGAL INVESTMENT..........................................................98

PLAN OF DISTRIBUTION.....................................................100

LEGAL MATTERS............................................................101

FINANCIAL INFORMATION....................................................101

RATING...................................................................101

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                    AND THE APPLICABLE PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents: this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and the applicable prospectus supplement, which will describe the specific terms of the offered certificates.

         IF WE DESCRIBE THE TERMS OF THE SERIES OF OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS THAN WE DO IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

         We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The Table of Contents of this prospectus and the Table of Contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the Table of Contents on the preceding page.

         We have started with several introductory sections describing the trust fund and the certificates in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

         * Summary of Prospectus--gives a brief introduction to the certificates to be offered; and

         * Risk Factors--describes briefly some of the risks to investors of a purchase of the certificates.

         You can find the definitions of capitalized terms that are used in this prospectus under the caption "Glossary" beginning on page __ in this prospectus.

         Whenever we use words like "intends," anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (including this prospectus and the prospectus supplement). This prospectus and the applicable prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement.

The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Sec's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. We have determined that our financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                                     REPORTS

         You will receive statements containing information regarding principal and interest payments and the related trust fund, as described in this prospectus and the applicable prospectus supplement for each series of certificates, in connection with each payment of principal or interest and annually. Any financial information in those reports will most likely not have been examined or reported upon by an independent public accountant. For more information, you should refer to the section in this prospectus titled "Description of the Certificates-Reports to Certificateholders." The master servicer for each series of certificates will deliver periodic statements containing information relating to the mortgage loans to the related trustee, and, in addition, will deliver to the trustee on a yearly basis a statement from a firm of independent public accountants regarding the examination of documents and records relating to the servicing of the mortgage loans in the related trust fund. For more information, you should refer to the section in this prospectus titled "Servicing of the Mortgage Loans-Evidence of Compliance." Copies of the monthly and annual statements provided by the master servicer to the trustee will be delivered to certificateholders of each series of certificates upon request addressed to our principal executive offices located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                              SUMMARY OF PROSPECTUS

         This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered Certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES................. Commercial Mortgage Pass-Through
                                       Certificates, issuable in series.


DEPOSITOR............................. Prudential Securities Secured Financing
                                       Corporation, One New York Plaza, New
                                       York, New York 10292. Its telephone
                                       number is (212) 214-1000.

ISSUER................................ A separate trust fund to be established by the depositor with respect to each
                                       series of certificates


DESCRIPTION OF CERTIFICATES; RATING... The certificates of each series will be issued pursuant to a pooling and
                                       servicing agreement and may be issued in one or more classes. The certificates of each series will represent an interest in the property of the related trust fund, consisting primarily of commercial mortgage loans and collections and proceeds on those loans. Each class will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.


The applicable prospectus supplement includes important information on the trust funds, certificates, and risks, including information on the following:

                                       (1) the name of the master servicer
                                           and special servicer, the
                                           circumstances when a special
                                           servicer will be appointed and their
                                           respective obligations (if any) to
                                           make advances to cover delinquent
                                           payments on the mortgage loans,
                                           taxes, assessments or insurance
                                           premiums;

                                       (2) the assets in the trust fund,
                                           including a description of the pool
                                           of commercial mortgage loans which
                                           are secured by commercial and
                                           multifamily residential property;

                                       (3) the identity and attributes of
                                           each class within a series of
                                           certificates, including whether any
                                           credit enhancement benefits any
                                           class of a series of certificates;

                                       (4) the tax status of the certificates;
                                           and

                                       (5) whether the certificates will be
                                           eligible to be purchased by
                                           investors subject to ERISA or will
                                           be mortgage related securities for
                                           purposes of SMMEA.

                                  RISK FACTORS

         You should carefully consider the following risks and those in the applicable prospectus supplement in the section titled "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment. You can find the definitions of capitalized terms that are used in this section under the caption "Glossary" beginning on page 102 in this prospectus.

         LACK OF OR NATURE OF SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT TO RESELL YOUR CERTIFICATES AT ALL OR AT THE PRICE YOU WANT

         The absence of a secondary market for the certificates could limit your ability to resell them. There have been times in the past where there have been very few buyers of asset backed certificates (that is, there has been a lack of liquidity), and there may be those times in the future. This means that if in the future you want to sell any of the certificates, before they mature, you may not be able to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates.

         ANY SERIES OF CERTIFICATES MAY RELY ONLY ON THE ASSETS IN ITS RELATED TRUST FUND FOR PAYMENTS OF PRINCIPAL AND INTEREST AND INSUFFICIENT AMOUNT OF ASSETS IN THE TRUST FUND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The certificates will not be guaranteed by us or any of our affiliates. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. A portion of the amounts remaining in some funds or accounts may be withdrawn under conditions described in the applicable prospectus supplement. A series of certificates will have a claim against or security interest in the trust funds for another series only if specified in the applicable prospectus supplement. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates.

         SUBORDINATED CERTIFICATES MAY NOT RECEIVE FULL PAYMENT IF LOSSES OCCUR ON THE RELATED MORTGAGE LOANS

         If provided in the applicable prospectus supplement, distributions of interest and principal on one or more classes of a series of certificates may be subordinated in priority of payment to distributions of interest and principal due on one or more other classes of that series of certificates. Subordination has the effect of increasing the likelihood of payment on the senior classes of that series of certificates and decreasing the likelihood of payment on the subordinated class of certificates. If there are losses in the collection of principal of or interest on mortgage loans or shortfalls upon foreclosure on the security for the mortgage loans, the amount of those losses or shortfalls will be borne first by one or more classes of the subordinated certificates. The remaining amount of those losses or shortfalls, if any, will be borne by the remaining classes of certificates in the priority and subject to the limitations specified in the applicable prospectus supplement. In addition, any credit enhancement may be used by the certificates of a higher priority class before the principal of the lower priority classes of certificates of that series has been repaid. Therefore, the impact of significant losses in the collection of the mortgage loans and shortfalls upon foreclosure on the security for the mortgage loans may fall primarily upon those classes of certificates with a lower payment priority.

         CREDIT ENHANCEMENT WILL NOT BE PROVIDED FOR ALL CERTIFICATES; CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES SO YOU MAY NOT RECEIVE FULL PAYMENT EVEN WHERE THERE IS CREDIT ENHANCEMENT

         The prospectus supplement for a series of certificates will describe any credit enhancement in the related trust fund, such as letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support. Credit enhancement will be subject to the conditions and limitations described in this prospectus and in the applicable prospectus supplement and is not expected to cover all potential losses or risks or guarantee repayment of principal of and interest on the certificates.

         Credit enhancement cannot guarantee that losses will not be incurred on the certificates, particularly for classes of a series of certificates that may have a lower priority of payments, be subordinated to other classes, or share a limited amount of one form of credit enhancement with other series of certificates.

         SINCE MORTGAGE LOANS ARE NOT GUARANTEED, IF THERE ANY SHORTFALLS IN THE PAYMENTS UNDER THE MORTGAGE LOANS, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

         No mortgage loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality or any private mortgage insurer. No mortgage loan is insured or guaranteed by us, the transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates. As a result, if one or more borrowers default on their payment obligations on the mortgage loans, there may not be sufficient funds to make payments on the certificates and you may suffer losses on your investment.

         THE ACTUAL PREPAYMENT RATE AND ANY REPURCHASES OF MORTGAGE LOANS MAY REDUCE THE YIELD ON YOUR INVESTMENT

         In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

                  The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

                  Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

                  In addition, the master servicer or the special servicer, under the circumstances described in the prospectus supplement, may have the option to extend the maturity of the mortgage loans following a default, which would have the effect of extending the life of the certificates.

                  We will be required to repurchase a mortgage loan from the trust if we breach our representations and warranties with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

                  You bear reinvestment risk. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield. If you receive a payment of principal of the certificates prior to when you expect, you may not be able to reinvest that amount at a rate of interest equal to the interest rate on the certificates. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The certificates are thus likely to produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce fewer returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.

         For more information on principal and prepayments and their effect on the average life of related certificates, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

         RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY PROVE INEFFECTIVE AND MAY REDUCE THE YIELD ON YOUR INVESTMENT

         The restrictions on voluntary prepayments contained in a promissory note (including lockout periods, yield maintenance charges and prepayment premiums) affect the rate and timing of principal payments made on the related mortgage loan. Most of the mortgage loans provide that, with limited exceptions, a prepayment of the mortgage loans must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the mortgage loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate (if, for example, interest rates fall). An obligation to pay a yield maintenance charge or other prepayment premium may potentially be unenforceable under applicable state or federal law (including federal bankruptcy law). Even if a yield maintenance charge or prepayment premium is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to provide the yield you expect. If either event were to occur, the yield on your investment may be reduced.

         For more information about restrictions on voluntary prepayments, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Terms and Conditions of the Mortgage Loans--Prepayment Provisions."

         RATINGS ON THE CERTIFICATES DO NOT GUARANTEE THE TIMING OR PAYMENT IN FULL OF THE CERTIFICATES

         The rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of certificates of that class will receive all payments to which the holders of those certificates are entitled under the certificates. The ratings will be based on the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of any credit enhancer. The rating does not constitute an assessment of the likelihood of principal prepayments by borrowers of the loans underlying the certificates. A rating will not address the possibility of prepayment at higher rates than anticipated by an investor which may cause the investor to experience a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

         COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY CAUSE REDUCTION IN PAYMENTS ON YOUR CERTIFICATES

         Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

         (1) Larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

         (2) Many of the mortgage loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related mortgaged properties;

         (3) Commercial and multifamily property values and net operating income can be volatile;

         (4) Many of the mortgage loans are balloon loans, which principal amounts do not fully amortize but instead provide for a substantial principal payment at their stated maturity, so your investment may be exposed to additional risks associated with both the value of the related mortgaged property and the borrower's ability to obtain new financing when the balloon payment is due;

         (5) An increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

         (6) Changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a mortgaged property; and

         (7) Government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.

         AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY OF MORTGAGED PROPERTIES MAY SUBJECT BORROWERS TO ADDITIONAL EXPENSES WHICH MAY ADVERSELY AFFECT THEIR ABILITY TO PAY THEIR LOANS AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Old or poorly constructed mortgaged properties are likely to require more expenditures for maintenance, repairs and improvements. Even mortgaged properties that were well constructed and have been well maintained will require improvements in order for them to maintain their value and retain tenants and other occupants. Therefore, borrowers may from time to time be required to incur significant expenses to improve their mortgaged properties, which may adversely affect their ability to meet their obligations on the related mortgage loans. If borrowers default on their payment obligations, you may suffer losses on your certificates.

         LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE VALUE OF SOME MORTGAGED PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgaged properties would require substantial capital expenditures to convert to an alternative use. If the operation of a mortgaged property with this characteristic becomes unprofitable due to, among other factors,

         (1)      competition;

         (2)      age of the improvements;

         (3)      decreased demand; or

         (4)      zoning restrictions,

and as a result the borrower becomes unable to meet its obligations, the liquidation value of that mortgaged property may be substantially less than would be the case if that property were more readily adaptable to other uses.

         IF A LEASE EXPIRES OR IS OTHERWISE TERMINATED, IT MAY NOT BE RENEWED IN A TIMELY MANNER OR AT ALL OR IT MAY BE RENEWED FOR LOWER LEASE PAYMENTS, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         We cannot assure you that:

         (1)      leases that expire can be renewed;

         (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms; or

         (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.

If vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected, income from and the market value of the mortgaged properties would be adversely affected. If a tenant defaults, delays and costs in enforcing the lessor's rights could occur. In addition, tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions. For example, some leases provide that tenants may terminate or reduce their rents if an important tenant known as an "anchor tenant" ceases operations at the related mortgaged property. A tenant's lease may also be terminated or otherwise affected if the tenant becomes the subject of a bankruptcy proceeding.

         THE MORTGAGED PROPERTIES FACE COMPETITION FROM VARIOUS SOURCES, WHICH COULD ADVERSELY AFFECT THE NET OPERATING INCOME AND MARKET VALUES OF THE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Factors affecting the competitive position of the mortgaged properties include:

         (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

         (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the mortgaged properties; and

         (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants (for example, the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use).

         POOR MANAGEMENT OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THE OPERATION OF THOSE PROPERTIES, WHICH COULD LOWER THE CASH FLOW AND MARKET VALUE OF THOSE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The successful operation of the mortgaged properties also depends on the performance of the respective property managers of the mortgaged properties. The property managers may be responsible for:

         (1) responding to changes in local market factors such as competition and patterns of demand;

         (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

         (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.

         To the extent the property managers do not properly perform these duties, the cash flow and market value for the related mortgaged properties could suffer, which could have an adverse affect on the certificates.

         IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR IF LEASES ARE SUBORDINATED TO MORTGAGE LOANS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY CAN BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

        Some of the tenant leases, including some of the anchor tenant leases, may not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. In some states, if tenant leases do not contain attornment provisions, those leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

         In addition, some of the tenant leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or contain a provision that requires the tenant to subordinate the lease if the lender agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans, those leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

         If a foreclosure of a mortgaged property occurs in a state where leases may terminate as described above, the property could experience a further decline in value if those leases are terminated (for example, if those tenants were paying above-market rents). The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

         If the lease contains provisions inconsistent with the mortgage (for example, provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

         IF TENANT LEASES ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         If a mortgage loan is subordinate to a lease, the lender of that loan will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, which may reduce the value of the property. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

         REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED PROPERTIES, WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

         Repayments by borrowers and the market values of the mortgaged properties could be affected by:

         (1) economic conditions generally or in the regions where the borrowers and the mortgaged properties are located;

         (2) conditions in the real estate markets where the mortgaged properties are located;

         (3)      changes in governmental rules and fiscal policies;

         (4)      natural disasters; and

         (5)      other factors that are beyond the control of the borrowers.

         The economy of any state or region in which a mortgaged property is located may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in that state or region.

         IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE REDUCED, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         In general, the borrowers are prohibited from using the mortgaged property to secure other loans without the lender's approval. The pooling and servicing agreement will permit the master servicer and the special servicer to approve another loan if specified conditions are met, including approval by each rating agency rating the certificates. The absence of these conditions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

         (1) the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate loan, and the value of the mortgaged property may decline as a result;

         (2) the borrower may have an incentive (for example, because the interest rate is higher) to repay the subordinate or unsecured loan before the mortgage loan, which would reduce payments to the trust fund;


         (3) it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about the anticipated repayment date in the case of any mortgage loan structured so that, after the anticipated repayment date, the loan bears interest at a markedly higher interest rate; and


         (4) additional debt increases the risks that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings, delaying foreclosure on the mortgaged property.



         APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE SINCE THE ACTUAL VALUE OF THE PROPERTIES MAY BE DIFFERENT FROM THEIR APPRAISED VALUE

         In making your investment decision, you should not rely on appraisals and engineering reports on mortgaged properties as your only indicator of the actual value or physical characteristics of the mortgaged properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. That amount could be significantly higher than the amount received upon the sale of a mortgaged property under a distressed or liquidation sale. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

         CHANGES IN ZONING LAWS MAY REDUCE THE VALUE AND INCOME OF THE RELATED MORTGAGED PROPERTIES AND COULD LOWER THE CASH FLOW OF THOSE PROPERTIES, WHICH MAY REDUCE THE PAYMENTS ON THE CERTIFICATES

         The mortgaged properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a mortgaged property (including density, use, parking and set back requirements) are generally subject to change at any time, some improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, rebuild or utilize the premises "as is." These changes may reduce the value and income of the mortgaged property.

         A BORROWER'S COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY REDUCE ITS ABILITY TO REPAY THE MORTGAGE LOAN, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. These costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

         For more detailed information about regulatory compliance costs, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Americans With Disabilities Act."

         A TENANT'S DEFAULT ON ITS LEASE OF A SINGLE TENANT PROPERTY COULD ADVERSELY AFFECT THE BORROWER'S ABILITY TO PAY ITS LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgaged properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. If a single tenant failed to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents), that failure could reduce the mortgaged property's value and the cash flow and adversely affect the related borrower's ability to make payments on its mortgage loan.

         If a significant portion of a mortgaged property is leased to a single tenant who vacates or fails to perform its obligations, the failure of the borrower to release the portion of the mortgaged property will have a greater adverse effect on your investment than if the mortgaged property were leased to a larger number of tenants.

         For more information on risks associated with default of single tenant properties, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Tenant Matters" and in "Schedule A" to the applicable prospectus supplement.

         MOST OF THE MORTGAGE LOANS ARE BALLOON LOANS THAT ARE SUBJECT TO A GREATER RISK OF DEFAULT, AND THE FAILURE OF ANY BORROWER TO MAKE THE BALLOON PAYMENT COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Most of the mortgage loans are balloon loans. Balloon loans involve a greater risk of default than self-amortizing loans. A borrower's ability to make a balloon payment typically will depend upon its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to allow it to make the balloon payment. A number of factors will affect the borrower's ability to sell or refinance the mortgaged property, including:

         (1)      available mortgage rate levels;

         (2)      the related mortgaged property's fair market value;

         (3)      the borrower's equity in the related mortgaged property;

         (4)      the borrower's financial condition;

         (5)      the related mortgaged property's operating history;

         (6)      tax laws;

         (7)      prevailing economic conditions; and

         (8) the availability of credit for multifamily or commercial properties.

         For more information about risks of default of balloon payments, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations--Yield Considerations--Balloon Payments/ARD Loan Payments."

         DELINQUENT MORTGAGE LOANS, BY CAUSING DEFAULTS AND PREPAYMENTS, MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         If so provided in the applicable prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due and would be serviced by a special servicer. The inclusion of delinquent mortgage loans in a trust fund may increase the risk of defaults and prepayments on mortgage loans and consequently adversely affect the yield on that series of certificates. Certificates may benefit from credit enhancement if provided in the applicable prospectus supplement. However, any credit enhancement may not cover all losses related to delinquent mortgage loans.

         EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS WILL NOT ASSURE INCREASE IN THE AMOUNT OF RECEIPTS FROM THE DEFAULTED MORTGAGE LOANS AND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         To maximize recoveries on defaulted mortgage loans, a master servicer or special servicer may extend and modify mortgage loans that are in default or are likely to be in default, particularly with respect to balloon payments, within the parameters specified in the applicable prospectus supplement. A master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of those mortgage loans. Although a master servicer or special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that any extensions or modifications will increase the amount of receipts from mortgage loans that are in default or are likely to be in default.

         LOANS MADE TO NONINDIVIDUALS MAY POSE GREATER RISKS OF REDUCED CASH FLOW WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES BECAUSE THOSE BORROWERS MAY HAVE LIMITED ASSETS, MAY SEEK PROTECTION UNDER THE BANKRUPTCY LAWS AND MAY ENGAGE IN PROTRACTED LITIGATION DUE TO THEIR SOPHISTICATION

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as the trust fund, under the bankruptcy laws. Many of these entities do not have personal assets and creditworthiness at stake, unlike individuals involved in bankruptcies. The borrower's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations because a sophisticated borrower will be aware of its rights against the lender and may have more resources to make effective use of all of its defenses to payment, including filing for bankruptcy.

         BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON MORTGAGE LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the borrowers may have businesses and liabilities unrelated to the mortgaged property which may make the borrower more likely to become insolvent or the subject of a bankruptcy proceeding. In addition, a borrower, as an owner of real estate, will be subject to potential liabilities and risks which may or may not be related to ownership of the mortgaged property. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against that borrower. If this happens, the cash flow associated with the mortgage loan could be delayed, reduced or eliminated.

         For more information about risks of bankruptcy, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws."

         LITIGATION AGAINST A BORROWER MAY REDUCE ITS ABILITY TO MEET ITS MORTGAGE OBLIGATIONS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         From time to time, legal proceedings may be threatened or instituted against a borrower and its affiliates relating to their business. Litigation may reduce a borrower's ability to meet its obligations under the related mortgage loan and therefore reduce the trust fund's cash flow.

         CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOU WILL NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

         In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than if the aggregate balance of the mortgage loans in the pool was more evenly distributed. In all cases, you should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial pool balance to ensure it is subject to risks acceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate those difficulties. If this occurs, it could adversely affect payments on the mortgage loans or the value of the mortgage properties and therefore your investment.

         For more information concerning the mortgage pool and the exposure to concentration risks, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers."

         LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE AFTER A DEFAULT ON A CROSS-COLLATERALIZED MORTGAGE LOAN, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Arrangements by which some of the mortgage loans are cross-collateralized and cross-defaulted with one or more related mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the granting of a mortgage lien by a person may be voided if a court were to determine that:

         (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging mortgaged property for the equal benefit of the other related borrowers, and

         (2) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

         A lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of an affiliated borrower, or any payment on a loan of an affiliated borrower, could potentially be avoided as a fraudulent conveyance. If this were to occur, the trust fund's security in the mortgage loan and resulting cash flows may be reduced.

         NATURE OF NON-RECOURSE LOANS MAY RESULT IN INSUFFICIENT AMOUNTS TO PAY OFF THE RELATED MORTGAGE LOAN UPON DEFAULT WHICH COULD REDUCE THE PAYMENTS ON YOUR CERTIFICATES

         The majority of the mortgage loans are non-recourse loans. Under these non-recourse loans, if a borrower defaults, the trust fund may recover amounts due generally only against the specific mortgaged property securing the mortgage loan and any other assets (if any) pledged to secure the mortgage loan. As a result, the payment of each non-recourse mortgage loan depends primarily upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

         For a more detailed description of the mortgage pool, you should refer to the applicable prospectus supplement, including the section titled "Description of the Mortgage Pool--General."

         In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within our control or the control of any of the mortgage loan sellers, the transferor, the master servicer, the special servicer, the trustee or any of their affiliates. Therefore, even if there is recourse, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default or any mortgage loan.

         FORECLOSURE OF ANY MORTGAGED PROPERTY MAY SUBJECT THE TRUST FUND TO TAXES, WHICH COULD LOWER THE CASH FLOW FROM THAT PROPERTY, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         If the trust fund acquires a mortgaged property in a foreclosure or deed-in-lieu of foreclosure, the trust fund might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on a portion of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

         COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The mortgage loans will generally contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property in violation of the mortgage. The mortgage loans will also generally include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

         The courts of a state, however, may refuse to permit the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the breach or default is immaterial or does not materially adversely affect the lender's security, or if enforcement of the clause would be inequitable, unjust, or unconscionable. In that case, the lender will not be able to exercise its remedies under the mortgage loan and there may be insufficient funds to make payments on your certificates.

         TRUST FUNDS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN ALL ASSIGNMENTS OF LEASES AND RENTS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED LOANS, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The applicable prospectus supplement will describe whether and to what extent the mortgage loans will be secured by an assignment of leases and rents. Under an assignment of leases and rents, the borrower typically assigns its rights as landlord under the leases on the related mortgaged property and the related income to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests until the lender takes possession of the related mortgaged property or a receiver is appointed. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

         For a more detailed description of these issues, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans-Leases and Rents."

         THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS WHICH MAY REDUCE THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTY AND POSSIBLY RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Tenants and occupants may affect the environmental condition of a mortgaged property. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         Adverse environmental conditions subject to the trust fund to the following risks:

         (1) a diminution in the value of a mortgaged property or the inability to foreclose against that mortgaged property;

         (2) inability to lease the mortgaged property to potential tenants;

         (3) the potential that the related borrower may default on a mortgage loan due to the borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

         (4) liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property.

         Under federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. That statutory lien over a mortgage property would adversely affect its value and could make foreclosure upon it following default by the related borrower impractical. Under various federal, state and local laws, ordinances and regulations, the trust fund may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in that property. Liability for the cost of any required remediation generally is not limited under applicable laws, and could exceed the value of the property.

         For more information on the trust fund's potential environmental risks, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks" and the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Environmental Risks."

         Under federal and state laws, it is possible that the trust fund may be held liable for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property.

         For more information on the trust fund's potential liability for releases of hazardous substances, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks."

         JUNIOR MORTGAGE LOANS WILL BE PAID ONLY AFTER THE SENIOR CLAIMS ARE PAID IN FULL, SO THERE MAY NOT BE ADEQUATE FUNDS LEFT TO PAY THE JUNIOR CLAIMS IN FULL, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Some of the mortgage loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with the foreclosure to pay the debt held by the holder of the junior mortgage loan after satisfaction of all related senior liens.

         For more detailed information on the risks to holder of mortgage loans secured by junior liens, you should refer to the sections in this prospectus titled "Material Legal Aspects Of The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure."

         BANKRUPTCY OF THE DEPOSITOR COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         If we become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. We will sell the mortgage loans to the trust. However, if we become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that we effectively still owns the mortgage loans by concluding that the sale to any trust fund was not a "true sale" for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the certificates as a result of, among other things:

         (1) the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States bankruptcy code that permit substitution for collateral in certain circumstances;

         (2) certain tax or government liens on the our property (that arose prior to the transfer of mortgage loans to the trust funds) having a prior claim on collections before the collections are used to make payments on your certificates; and

         (3)      the trust funds not having a perfected security interest in
                  (a) one or more of the properties securing the related mortgage loans or (b) any cash collections held by the master servicer at the time the master servicer becomes the subject of a bankruptcy proceeding.

         See "Material Legal Aspects of the Mortgage Loans -Bankruptcy Considerations relating to the Depositor" in this prospectus.

         THE INTERESTS OF THE MASTER SERVICER OR THE SPECIAL SERVICER MAY CONFLICT WITH THOSE OF THE TRUST FUND REGARDING THE MASTER SERVICER OR SPECIAL SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF

         NON-TRUST FUND LOANS, WHICH MAY ADVERSELY AFFECT THEIR PERFORMANCE IN RESPECT OF THE TRUST FUND AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         The master servicer and/or special servicer may purchase and own certificates, including subordinate certificates. Under those circumstances, it is possible that the interests of the master servicer or special servicer, as a holder of the certificates of any class, may differ from those of the holders of certificates of any other class. The master servicer and special servicer may continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans owned by the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, borrowers and/or property managers in common with, some of the mortgage loans owned by the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicer are required, however, to service the mortgage loans owned by the trust fund in accordance with the servicing standard contained in the pooling and servicing agreements.

         ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; NONCOMPLIANCE MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

         Generally, Title I of ERISA and various sections of the Tax Code apply to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, prospective benefit plan investors that are subject to ERISA or the Tax Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series.

         For more detailed information, you should refer to the section in this prospectus titled "ERISA Considerations."


FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are residual interests may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

         Some Taxable Income of a Residual Interest can not be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a residual interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, excess inclusions--

         o    generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Certain Entities Should not Invest in Certificates Which are Residual Interests. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person under the Internal Revenue Code of 1986.


         SUBORDINATED CERTIFICATES CAN BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IN A DEFAULT SITUATION

         A holder of a certificate in a class of subordinate certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to that holder if mortgage loans were in default giving rise to delays in distributions.

         For more detailed information, you should refer to the section in this prospectus titled "Material Federal Income Tax Consequences-Taxation of Regular Certificates."

         You can find the definitions of capitalized terms that are used in the remainder of this prospectus under the caption "Glossary" beginning on page 102 in this prospectus.


                                  THE DEPOSITOR

         The Depositor will deposit the Mortgage Loans into the Trust Fund. The Depositor was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group Inc. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

         The Depositor will have no servicing obligations or responsibilities with respect to any series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, and does not expect to have, any significant assets.

         The Depositor was organized for the purposes of establishing trusts, selling interests in the trusts and acquiring and selling mortgage assets to those trusts. Neither the Depositor, its parent nor any of its affiliates will insure or guarantee collections on the Mortgage Loans or distributions on the Certificates. Unless otherwise specified in the applicable prospectus supplement, the assets of a Trust Fund will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Offered Certificates to:

         (1)      purchase the Mortgage Loans relating to that series;

         (2)      repay debt that was incurred to acquire Mortgage Loans;

         (3)      obtain credit enhancement, if any, for the series; and

         (4) pay costs of structuring, issuing and underwriting the Certificates.

         Certificates may be exchanged by the Depositor for Mortgage Loans if so specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series of Certificates and any other parties described in the applicable prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in another form as may be described in the applicable prospectus supplement. The following summaries describe general provisions of the Certificates and the Pooling and Servicing Agreement. However, the prospectus supplement for each series of Certificates will more fully describe the Certificates and the provisions of the related Pooling and Servicing Agreement, which may be different from the following summaries.

         At the time of issuance, the Offered Certificates of each series will be rated in one of the four highest categories by a nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

         Each series of Certificates will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund for that series. The Trust Fund for each series will primarily include, to the extent provided in the Pooling and Servicing Agreement:

         (1) the Mortgage Loans conveyed to the Trustee pursuant to the Pooling and Servicing Agreement;

         (2) all payments on or collections from the Mortgage Loans due after the Cut-off Date;

         (3) all REO property, as defined in the applicable prospectus supplement;

         (4)      all revenue received in respect of any REO Property;

         (5)      all insurance policies with respect to the Mortgage Loans;

         (6) all assignments of leases, rents and profits and security agreements;

         (7) all indemnities or guaranties given as additional security for the Mortgage Loans;

         (8)      the Trustee's interest in all Reserve Accounts;

         (9)      the Collection Account;

         (10)     the Distribution Account and the REO Account;

         (11)     all environmental indemnities relating to the Mortgaged
                  Properties;

         (12) all rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and

         (13) all proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent that interest belongs to the related borrower).

         In addition, the Trust Fund for a series may include mortgage pass through certificates not issued by the Depositor, certificates issued or guaranteed by the FHLMC, Fannie Mae and GNMA, as well as various forms of Credit Enhancement. See "Credit Enhancement."

         If so specified in the applicable prospectus supplement, Certificates of a given series may be issued in several classes. The classes may:

         (1)      pay interest at different rates,

         (2) represent different allocations of the right to receive principal and interest payments, such as subordination,

         (3) be structured to receive principal payments in sequence by class (each class in a group of sequential pay classes would be entitled to be paid in full before the next class in the group is entitled to receive any principal payments), or

         (4) provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of Certificates may be offered in the same prospectus supplement as the senior Certificates of that series or may be offered in a separate offering document.

         Each class of Certificates will be issued in the minimum denominations specified in the applicable prospectus supplement.

         The prospectus supplement for each series will contain a description of their characteristics and specific risk factors, including, as applicable, the following:

         (1) mortgage principal prepayment effects on the weighted average lives of classes;

         (2) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

         (3) the degree to which an investor's yield is sensitive to principal prepayments.

         The Offered Certificates of each series will be freely transferable and exchangeable at the office specified in the related Pooling and Servicing Agreement and prospectus supplement. Some classes of Certificates, however, may be subject to transfer restrictions described in the applicable prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

         The Trustee (or a paying agent that may be identified in the applicable prospectus supplement) will distribute to the Certificateholders amounts described in the applicable prospectus supplement on the related Distribution Date. These distributions will begin on the date specified in the applicable prospectus supplement following the establishment of the related Trust Fund. In general, the distributions will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer after the related Cut-off Date and prior to the date specified in the applicable prospectus supplement for each Distribution Date. The Trustee shall mail checks for the distributions to the address of the person entitled to the payment as it appears on the certificate register maintained by the Trustee (or wire transfer those funds if so specified in the applicable prospectus supplement). The final distribution in retirement of the Certificates of each series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of the final distribution.

ACCOUNTS

         The Master Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders for each Series of Certificates. The Master Servicer generally will be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to withdraw amounts from the Collection Account to, among other things:

         (1) transfer designated amounts for the related Distribution Date into the Distribution Account;

         (2) pay Property Protection Expenses, taxes, assessments and insurance premiums and designated third-party expenses;

         (3) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and

         (4) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for designated expenses and indemnify the Depositor, the Master Servicer and the Special Servicer.

         The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

         The Trustee will establish a Distribution Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to transfer to the Distribution Account amounts held in the Collection Account to make distributions to Certificateholders for a given Distribution Date. On each Distribution Date, the Trustee will use amounts on deposit in the Distribution Account to distribute interest and principal to the Certificateholders in the manner described in the applicable prospectus supplement.

         The amount in the Collection Account or the Distribution Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the next Master Servicer Remittance Date, in the case of the Collection Account, or the business day before the next Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit to the Distribution Account on or before the Master Servicer Remittance Date amounts on deposit in the Collection Account that are required for distribution to Certificateholders. The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will be paid to the Master Servicer as additional servicing compensation, and the Master Servicer will bear the risk of loss of funds in the Collection Account and the Distribution Account resulting from these investments. The Master Servicer will be required to deposit the amount of any loss in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

         The Master Servicer or the Special Servicer generally will establish and maintain a REO Account to be used in connection with REO Properties and other Mortgaged Properties specified in the applicable prospectus supplement, if any. To the extent set forth in the Pooling and Servicing Agreement, withdrawals from the REO Account will be made to, among other things,

         (1)      make remittances to the Collection Account;

         (2) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and those Mortgaged Properties and designated third-party expenses; and

         (3) provide for the reimbursement of specific expenses in respect of the REO Properties and those Mortgaged Properties.

         The amount in the REO Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the day on which those amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be paid to the Master Servicer, or the Special Servicer, if applicable, as additional servicing compensation, and the Master Servicer or the Special Servicer, as applicable, will bear the risk of loss of funds in the REO Account resulting from those investments. The Master Servicer or the Special Servicer, as applicable, will be required to deposit the amount of any loss in the REO Account promptly as realized.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

         Generally, the Pooling and Servicing Agreement for each series may be amended from time to time by the parties thereto without the consent of any of the Certificateholders to:

         (1)      cure any ambiguity,

         (2) correct or supplement any provisions that may be inconsistent with any other provisions,

         (3) amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each of the classes of Certificates by each Rating Agency, or

         (4) address other matters or questions arising under the Pooling and Servicing Agreement that will not (a) be inconsistent with the provisions of the Pooling and Servicing Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

         Each Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the holders of each of the classes of Certificates representing at least a percentage specified in the related Pooling and Servicing Agreement of each class of Certificates affected by the amendment. However, no amendment shall:

         (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate, without the consent of each affected Certificateholder;

         (2) change the percentage of Certificates required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the holders of all outstanding Certificates; or

         (3) alter the obligations of the Master Servicer or the Trustee to make an advance, without the consent of the holders of all Certificates representing all of the Voting Rights of the class or classes affected by that amendment.

         Further, the Pooling and Servicing Agreement for each series may provide that the parties, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to the extent necessary or helpful to maintain the qualification of any REMIC related to the series or to prevent the imposition of any additional material state or local taxes, while any of the Certificates are outstanding. However, those actions, as evidenced by an opinion of counsel, must not adversely affect in any material respect the interest of any Certificateholder.

         The applicable prospectus supplement will specify the method for allocating Voting Rights among holders of Certificates of a class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, any borrower, the Trustee or any of their respective affiliates will be deemed not to be outstanding. However, Certificates beneficially owned by the Master Servicer, the Special Servicer, or any of their affiliates will be deemed to be outstanding in connection with any required consent to an amendment of the Pooling and Servicing Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any class while the Master Servicer, the Special

Servicer, or any of their affiliates owns at least a percentage of that class specified in the related Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement relating to each series may provide that no amendment to the Pooling and Servicing Agreement will be made unless there has been delivered in accordance with the Pooling and Servicing Agreement an opinion of counsel to the effect that that amendment will not cause that series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Pooling and Servicing Agreement required by the Rating Agencies rating Certificates of that series.

TERMINATION OF POOLING AND SERVICING AGREEMENT

         The obligations of the parties to the Pooling and Servicing Agreement for each series will terminate upon:

         (1) the purchase of all of the assets of the related Trust Fund, as described in the applicable prospectus supplement;

         (2) the later of (a) the distribution to Certificateholders of that series of the final payment on the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Pooling and Servicing Agreement;

         (3) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Pooling and Servicing Agreement; or

         (4)      the mutual consent of the parties and all Certificateholders.

         For each series, the Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution for each series, the Trustee (or a paying agent identified in the applicable prospectus supplement) will forward to each Certificateholder a statement setting forth information relating to the distribution as specified in the Pooling and Servicing Agreement and described in the applicable prospectus supplement.

THE TRUSTEE

         The Depositor will select a bank or trust company to act as Trustee under the Pooling and Servicing Agreement for each series and the Trustee will be identified, and its obligations under that Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. The Rating Agencies rating Certificates of a series may require the appointment of a Fiscal Agent to guarantee one or more obligations of the Trustee who would be a party to the Pooling and Servicing Agreement. In that event, the

Fiscal Agent will be identified, and its obligations under the Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. See "Servicing of the Mortgage Loan-Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

GENERAL


         Each Mortgage Pool will consist of mortgage loans secured by first or junior Mortgages on, or Installment Contracts for the sale of, fee simple or leasehold interests in Mortgaged Properties consisting of properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties.


         All Mortgage Loans will be of one or more of the following types:

         (1)      Mortgage Loans with fixed interest rates;

         (2)      Mortgage Loans with adjustable interest rates;

         (3) Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

         (4) Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan (commonly known as balloon loans);

         (5) Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

         (6) Mortgage Loans that provide for recourse against the other assets of the related borrowers.

         Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related Note assigns its right, title and interest as landlord under each lease and the income derived from that lease to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. For more detailed information, you should refer to the section in this prospectus titled "Material Legal Aspects Of The Mortgage Loans-Leases and Rents."

         If specified in the applicable prospectus supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors, however, the principal balance of mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a series. If the Mortgage Pool securing Certificates for any series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of related obligors representing 10% or more, but less than 45%, of the principal amount of those Certificates, the prospectus supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

         Unless otherwise specified in the prospectus supplement, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

         The applicable prospectus supplement relating to each series will specify (1) the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include REITs, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and
(2) the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from series to series. The prospectus supplement relating to each series also will provide specific information regarding the characteristics of the Mortgage Loans as of the Cut-off Date, including:

         (1)      the aggregate principal balance of the Mortgage Loans;

         (2) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property;

         (3)      the interest rate or range of interest rates of the Mortgage
                  Loans;

         (4) the origination dates and the original and, for seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans;

         (5) the loan-to-value ratios at origination and, for seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;

         (6) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;

         (7) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans;

         (8)      the debt service coverage ratios relating to the Mortgage
                  Loans; and

         (9)      payment delinquencies, if any, relating to the Mortgage Loans.

On the Closing Date, not more than 5% of the aggregate principal balances of the Mortgage Loans will be Mortgage Loans not described in the related prospectus supplement.

The applicable prospectus supplement will also specify any materially inadequate documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each series. If specified in the applicable prospectus supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the applicable prospectus supplement) as part of the structure of the payments of principal and interest on the Certificates of a series. In that case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

         The Depositor will file a current report on Form 8-K with the SEC within 15 days after the Closing Date of each series of Certificates, as specified in the applicable prospectus supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a series as of the related

Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates of each series, the Depositor will assign to the Trustee the Mortgage Loans, together with all scheduled payments of interest and principal due after the Cut-off Date (regardless whether received prior to the Cut-off Date) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in the Mortgage Loan Schedule appearing as an exhibit to the Pooling and Servicing Agreement for the related series. The Mortgage Loan Schedule will contain information on each Mortgage Loan, including the outstanding principal balance as of the close of business on the Cut-off Date, the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

         In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee:

         (1) the Note, endorsed to the order of the Trustee without recourse;

         (2) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Pooling and Servicing Agreement;

         (3) any assumption, modification or substitution agreements relating to the Mortgage Loan;

         (4) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; and

         (5) other relevant documents described in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES

         The Mortgage Loan Seller will make representations and warranties in the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. The Mortgage Loan Seller may be an affiliate of the Depositor. The representations and warranties will generally include:

         (1) that title insurance (or in the case of Mortgaged Properties located in areas where title insurance is generally not available, an attorney's opinion of title) and any required hazard insurance on the related Mortgaged Property was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller,

         (2) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each Mortgage Loan,

         (3) that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);

         (4) that there were no delinquent tax or assessment liens against the Mortgaged Property; and

         (5)      that all required payments were current for each Mortgage
                  Loan.

Each prospectus supplement will specify the representations and warranties being made by the Mortgage Loan Seller.

         All of the representations and warranties of a Mortgage Loan Seller about a Mortgage Loan generally will be made as of the date the Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The applicable prospectus supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between that date and the date of the initial issuance of the series of Certificates evidencing an interest in that Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to that obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the its attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller about the Mortgage Loan will not be accurate and complete in all material respects as of the related Cut-off Date. If specified in the applicable prospectus supplement, the Depositor will make representations and warranties about a Mortgage Loan for the benefit of Certificateholders of a series as of the date of sale of that Mortgage Loan to the Depositor.

         Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller about a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series, the Mortgage Loan Seller generally will be obligated to repurchase that Mortgage Loan. The purchase price for that Mortgage Loan will generally equal the unpaid principal balance of that Mortgage Loan at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at a price that avoids a tax on a prohibited transaction, as described in Section 860F(a) of the Tax Code, in each case together with accrued interest at the interest rate for that Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of the Mortgage Loan, together with interest on that advanced amount at the reimbursement rate. The Master Servicer must enforce the repurchase obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of a series for a breach of a representation or warranty by a Mortgage Loan Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any breach of that sort. The applicable prospectus supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

         If specified in the applicable prospectus supplement, the Mortgage Loan Seller may be permitted to substitute alternate Mortgage Loans upon the occurrence of the following:

         (1) Mortgage Loans initially included in a Trust Fund do not conform to their description in the applicable prospectus supplement; or

         (2) a breach of a representation or warranty by the Mortgage Loan Seller that materially and adversely affects the interests of the Certificateholders is discovered or a document in the related Mortgage Loan File is materially defective.

The Mortgage Loan Seller may substitute alternate Mortgage Loans by delivering replacement Mortgage Loans to the Trustee within a specified period of time after the issuance of that series of Certificates. The applicable prospectus supplement will describe any required characteristics of substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor. Each prospectus supplement will provide information about the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Pooling and Servicing Agreement for the related series. To the extent described in the applicable prospectus supplement, one or more Special Servicers may be a party to the Pooling and Servicing Agreement or may be appointed by holders of designated classes of Regular Certificates or by another specified party. Information about the Special Servicer will be set forth in the applicable prospectus supplement.

         A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of that series. A Special Servicer may be entitled to any of the rights and subject to any of the obligations of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or Specially Serviced Mortgage Loans, including instituting foreclosures, negotiating work-outs and asset management activities with respect to any REO Property. The applicable prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided that specified conditions are met. A sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

         The Master Servicer and the Special Servicer will each use reasonable efforts to collect all payments under the Mortgage Loans and will follow collection procedures as it deems necessary or desirable. Unless otherwise specified in the applicable prospectus supplement, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if specified in the applicable prospectus supplement, may extend the due dates for payments due on a Mortgage Loan.

         The Master Servicer will establish and maintain an Escrow Account in which the Master Servicer must deposit amounts received from each borrower, if required by the terms of the related Mortgage Loan documents, to provide for the Escrow Payments. The Special Servicer must remit amounts received for that purpose on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account if required for servicing of those Mortgage Loans. Withdrawals from the Escrow Account generally may be made to:

         (1) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items;

         (2) transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance, with interest, relating to Escrow Payments;

         (3)      restore or repair the Mortgaged Properties;

         (4)      clear and terminate that account;

         (5) pay interest and other amounts to borrowers on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law; and

         (6)      remove amounts not required to be deposited in the Escrow
                  Account.

The applicable prospectus supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to borrowers by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

         The Master Servicer will use its reasonable efforts to require each borrower to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

         (1) the full replacement cost of the improvements and equipment securing the Mortgage Loan; or

         (2) the outstanding principal balance owing on the Mortgage Loan or the amount necessary to prevent any reduction in the policy by reason of the application of co-insurance and to prevent the Trustee under the Mortgage Loan from being deemed to be a co-insurer, in each case with a replacement cost rider.

The Master Servicer will also use reasonable efforts to require each borrower to maintain the following insurance:

         (1) insurance providing coverage against 12 months of rent interruptions; and

         (2) any other insurance required by the related Mortgage Loan documents.

Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Pooling and Servicing Agreement waive the requirement of a Mortgage Loan that the related borrower maintain earthquake insurance on the related Mortgaged Property.

         If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will use reasonable efforts to require the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable for the Mortgage Loan. The related Pooling and Servicing Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of insurance maintained by the Master Servicer will be advanced by the Master Servicer.

         The Master Servicer or the Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment on that REO Property. The cost of insurance with respect to an REO

Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer or the Special Servicer. The Master Servicer or the Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer will maintain for each REO Property:

         (1)      public liability insurance;

         (2)      loss of rent endorsements; and

         (3) any other insurance required in the related Mortgage Loan documents.

Any insurance that is required to be maintained on any REO Property will only be required to the extent available at commercially reasonable rates.

         The related Pooling and Servicing Agreement will provide that the Master Servicer or Special Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of hazard insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (that is, not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited but for that clause to the extent any deductible exceeds:

         (1) the deductible limitation that pertained to the related Mortgage Loan, or

         (2) in the absence of any deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Pooling and Servicing Agreement.

         In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, they will not contain identical terms and conditions. Their most significant terms, however, generally will be determined by state law and conditions. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list merely indicates some types of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

         The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the Mortgaged Property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the "co-insurance" clause will provide that the insurer's liability upon a partial loss will not exceed the greater of:

         (1) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed; and

         (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the related Pooling and Servicing Agreement.

         Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the applicable prospectus supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take those steps as are reasonably necessary to keep the FHA insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS

         The Master Servicer and the Special Servicer are generally required to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer may self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer so long as the criteria set forth in the related Pooling and Servicing Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series will be a "Servicing Fee" (as defined in the applicable prospectus supplement) with respect to each Mortgage Loan. The exact amount and calculation of the Servicing Fee will be established in the prospectus supplement and Pooling and Servicing Agreement for the related series. Because the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize. In addition, the Master Servicer may be entitled to receive, as additional compensation, (1) Prepayment Premiums, late fees and other fees collected from borrowers and (2) all income earned on funds deposited in the Collection Account and Distribution Account (as described under "Description of the Certificates-Accounts") and, except to the extent the income on those funds is required to be paid to the related borrowers, the Escrow Account. The Master Servicer will generally pay the fees and expenses of the Trustee. The amount and calculation of the Special Servicing Fee will be described in the prospectus supplement and Pooling and Servicing Agreement for the related series. In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the applicable prospectus supplement) may retain, or be entitled to the reimbursement of, other amounts and expenses as described in the applicable prospectus supplement.

ADVANCES

         The applicable prospectus supplement will describe any obligations of the Master Servicer and the Special Servicer to make any advances for delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any advances will be made in the form and manner described in the prospectus supplement and Pooling and Servicing Agreement for the related series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

         The Master Servicer or the Special Servicer will have the discretion to modify, waive or amend a some of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to conditions that are listed in the Pooling and Servicing Agreement, including the condition that any modification, waiver or amendment will not result in the Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer is required to monitor any Loan which is not a mortgage participation certificate, pass-through certificate or other mortgage-backed security (a "Whole Loan") which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time.

         Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the sum of the unpaid principal balance of the Whole Loan, plus unpaid accrued interest on the Whole Loan at the related Mortgage Rate from the date as to which interest was last paid to the due date in the Prepayment period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer (the "Purchase Price").

         Unless otherwise specified in the related prospectus supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person, including itself, an affiliate of the Master Servicer or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

              (1) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

              (2) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

         Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

         o the Internal Revenue Service grants an extension of time to sell such property, or

         o the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Tax Code at any time that any Certificate is outstanding.

         Subject to the foregoing, the Master Servicer will be required to--

         o solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

         o accept the first and, if multiple bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

         Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Tax Code at all times.

         If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property.

         In general, the Master Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner consistent with the Servicing Standard. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine, particularly in the case of REO Properties that are hotels, that it would not be consistent with the Servicing Standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Tax Code or a tax on "prohibited transactions" under Section 860F of the Tax Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

         o "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

         o "prohibited transactions", such income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

         Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences".

         The limitations imposed by the related Agreement and, if applicable, the REMIC provisions of the Tax Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

         If recovery on a defaulted Whole Loan under any related instrument of Credit Enhancement is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         Unless otherwise provided in the related Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Enhancement, if any, the Master Servicer is not required to expend its own funds to restore the damaged property.

         As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Enhancement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Enhancement with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Insurance" and "Credit Enhancement".


EVIDENCE OF COMPLIANCE

         A firm of independent certified public accountants will provide the related Trustee with a report, on or before a specified date of each year beginning a specified time after the Cut-off Date, stating that:

         (1) it has obtained a letter of representation from an officer of the Master Servicer or Special Servicer, which includes an assertion that the Master Servicer or Special Servicer has complied with the minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and

         (2) on the basis of an examination conducted by that firm in accordance with standards established by the American Institute of Certified Public Accountants, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in its opinion, those standards require it to report.

         In rendering its report the accounting firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examination of those sub-servicers conducted in accordance with the same standards (rendered within one year of its report). The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         In addition, the Master Servicer and the Special Servicer generally will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of that officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout that year or, if there has been a default in the fulfillment of any its obligation, specifying each default known to that officer.

MATERIAL MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

         The Pooling and Servicing Agreement for each series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, or any general or limited partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Depositor, the Master Servicer, the Special Servicer nor any partner, director, officer, employee or agent of any of them will be protected against:

         (1) any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement; and

         (2) any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Pooling and Servicing Agreement) in the performance of its duties or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, and any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, will be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement. Any loss resulting from indemnification by the Trust Fund will reduce amounts distributable to Certificateholders. The prospectus supplement will specify any variations to the foregoing required by the Rating Agencies rating a series of Certificates.

         In addition, the Pooling and Servicing Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, or any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any obligation to appear in, prosecute or defend any legal action that is not related to its duties under the Pooling and Servicing Agreement and which, in its opinion, may cause it to incur any expense or liability. The Master Servicer or the Special Servicer may, in its discretion, undertake any action that is related to its obligations under the Pooling and Servicing Agreement and that it deems necessary or desirable. In that event, the legal expenses of that action and any resulting liability (except any liability related to the Master Servicer's or the Special Servicer's obligations to service the Mortgage Loans in accordance with the servicing standard under the Pooling and Servicing Agreement) will be expenses of the Trust Fund, and the Master Servicer or Special Servicer will be entitled to be reimbursed therefor.

         Under the Pooling and Servicing Agreement, there may be a successor to the Master Servicer or the Special Servicer, subject to the following restrictions:

         (1) each of the Rating Agencies must confirm in writing that any merger or consolidation and succession of the Master Servicer or the Special Servicer will not result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of the Certificates; and

         (2) any additional restrictions on merger or consolidation of the Master Servicer or the Special Servicer described in the applicable prospectus supplement must be satisfied.

         A successor of the Master Servicer or the Special Servicer may be:

         (1) any person into which the Master Servicer or the Special Servicer may be merged or consolidated, or

         (2) any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party, or

         (3) any person succeeding to the business of the Master Servicer or the Special Servicer.

The successor will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         Generally, the Master Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio provided that specified conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that the assignment and delegation by the Master Servicer or the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of Certificates. The applicable prospectus supplement will describe any additional restrictions on assignments of Master Servicer or the Special Servicer's obligations.

         The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer may not resign from its obligations and duties as Master Servicer or Special Servicer under the Pooling and Servicing Agreement, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that the determination is evidenced by an opinion of counsel delivered to the Trustee. No resignation or removal will become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

         The Trustee for each Pooling and Servicing Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and/or any of their respective affiliates.

         The Trustee can resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or becomes insolvent, at which time the Depositor will appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

         The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

         Events of Default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series will consist of:

         (1) any failure by the Master Servicer or the Special Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be remitted pursuant to the Pooling and Servicing Agreement;

         (2) any failure by the Master Servicer or Special Servicer to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer with respect to any Mortgage Loan) which in each case continues unremedied for 30 days after the giving of written notice of that failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, by the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class;

         (3) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed;

         (4) events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by, on behalf of or against the Master Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or

         (5)      any failure by the Master Servicer to make a required advance.

The applicable prospectus supplement may provide for other Events of Default to the extent required by the Rating Agencies rating a series of Certificates.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates representing 25% of the aggregate Voting Rights of all Certificates will, terminate all the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances (plus interest on advances) as provided in the Pooling and Servicing Agreement.

         The holders of Certificates representing at least 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement. Upon any waiver of a past default, that default will cease to exist, and any Event of Default arising from that default will be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No waiver will impair Certificateholder's rights with respect to subsequent defaults.

         On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. The Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and that is either Fannie Mae or FHLMC approved (the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or the Special Servicer, as applicable, if:

         (1)      the Trustee is unwilling or unable to act in that capacity;

         (2) the holders of Certificates representing a majority of the aggregate Voting Rights request;

         (3) the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies; or

         (4)      the Trustee is not approved as a servicer by the Rating
                  Agencies.

The Trustee will be obligated to act as Master Servicer or Special Servicer as applicable until a successor is appointed. The Trustee and any successor may agree upon the servicing compensation to be paid, which cannot be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

         No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless:

         (1) the holder has given the Trustee a written notice of a default under the Pooling and Servicing Agreement and of the continuance of the default;

         (2) the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected class have made written request of the Trustee to institute the proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity as it may require against the related costs, expenses and liabilities; and

         (3) the Trustee, for 30 days after its receipt of the notice, request and offer of indemnity described above, has neglected or refused to institute the requested proceeding.

         The Trustee will have no obligation to institute, conduct or defend any litigation under or related to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless the holders of Certificates have offered to the Trustee reasonable security or indemnity against the related costs, expenses and liabilities which may be incurred by the Trustee by taking those actions.

                               CREDIT ENHANCEMENT

GENERAL

         The amounts, types and provider of Credit Enhancement for one or more classes of a series of Certificates or the related Mortgage Loans, if any, will be specified in the applicable prospectus supplement. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of the Certificates of a series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the applicable prospectus supplement, or any combination of the foregoing.

         It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest on the Certificates. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of losses. See "Risk Factors-Credit enhancement Limitations will not be provided for all certificates; credit enhancement will not cover all losses so you may not receive full payment even where there is credit enhancement."

ENHANCEMENT LIMITATION

If Credit Enhancement is provided with respect to a series or the related Mortgage Loans, we will provide the following information prior to the date of the applicable prospectus supplement:

         (1)      the amount payable under the Credit Enhancement;

         (2) any conditions to payment of Credit Enhancement not described in this prospectus;

         (3) the conditions (if any) under which the amount payable under the Credit Enhancement may be reduced and under which the Credit Enhancement may be terminated or replaced; and

         (4) the material provisions of any agreement relating to the Credit Enhancement.

Additionally, prior to the date of the applicable prospectus supplement, we will provide the information set forth below with respect to the issuer of any third-party Credit Enhancement, including:

         (1)      a brief description of its principal business activities;

         (2) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business;

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         (4) its total assets and stockholders' or policyholders' surplus, if applicable, as of the date specified in that prospectus supplement.

If the holders of any Certificates of any series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K on or prior to the date of the applicable prospectus supplement, which will include any material information regarding the issuer of any third party Credit Enhancement for those Certificates, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

         If so specified in the applicable prospectus supplement, one or more classes of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates to receive distributions of principal and interest to the extent specified in the applicable prospectus supplement. In addition, subordination may be affected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of those Certificates until the principal balance of those Certificates is reduced to zero before any losses are allocated to Senior Certificates. The Pooling and Servicing Agreement may require a separate trustee other than the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

         A series may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other classes designated as being senior thereto. A series may also include one or more classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to other classes of Certificates designated as being senior thereto. If so specified in the applicable prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

         The applicable prospectus supplement will describe any subordination in greater detail and provide, to the extent applicable, information concerning:

         (1) the amount of subordination of a class or classes of Subordinate Certificates in a series,

         (2)      the circumstances in which subordination will be applicable,

         (3) the manner, if any, in which the amount of subordination will decrease over time,

         (4)      the manner of funding any related reserve fund,

         (5) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund, and

         (6) if one or more classes of Subordinate Certificates of a series are Offered Certificates, the sensitivity of distributions on those Certificates based on default assumptions described in the prospectus supplement (see "Risk Factors-Subordinated Certificates may not receive full payment if losses occur on the related mortgage loans" in this prospectus).

RESERVE FUNDS

         If so specified in the applicable prospectus supplement, one or more Reserve Funds may be established with respect to one or more classes of the Certificates of a series, in which cash, a letter of credit, Permitted Investments or a combination of any of the foregoing, in the amounts specified in the applicable prospectus supplement will be deposited. The Reserve Funds may also be funded over time by the deposit of a specified amount of the distributions received on the applicable Mortgage Loans if specified in the applicable prospectus supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the applicable prospectus supplement.

         Amounts on deposit in any Reserve Fund for one or more classes of Certificates of a series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the applicable prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of a series by any Rating Agency. Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in amounts as will be specified in the applicable prospectus supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained in that account may be released from the Reserve Fund under the conditions and to the extent specified in the applicable prospectus supplement and will not be available for further application by the Trustee.

         Moneys deposited in any Reserve Fund generally will be invested in Permitted Investments. Generally, any reinvestment income or other gain from investments will be credited to the related Reserve Fund for a series, and any loss resulting from investments will be charged to the Reserve Fund. If specified in the applicable prospectus supplement, income or other gain from investments made with the moneys in the Reserve Fund may be payable to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation, and any loss resulting from those investments will be borne by the Master Servicer or Special Servicer, as applicable. The Reserve Fund for a series will be a part of the Trust Fund only if the applicable prospectus supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

         Additional information concerning any Reserve Fund will be set forth in the applicable prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

         If the Mortgage Pool for a series is divided into separate Mortgage Loan Groups, each securing a separate class or classes of a series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The applicable prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

         If so specified in the applicable prospectus supplement, certificate guarantee insurance with respect to a series of Certificates may be provided by one or more insurance companies. Certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the applicable prospectus supplement. Certificate guarantee insurance may also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the SEC as an exhibit to the Form 8-K to be filed with the SEC within 15 days of issuance of the Certificates of the applicable series.

LIMITED GUARANTEE

         If so specified in the prospectus supplement with respect to a series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Credit Enhancement.

LETTER OF CREDIT

         If so specified in the prospectus supplement with respect to a series of a Certificate, Credit Enhancement may be provided by a letter of credit issued by a bank or financial institution named in the Credit Enhancement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more classes of Certificates of a series will be set forth in the applicable prospectus supplement.

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the prospectus supplement relating to a series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any coverage will be set forth in the prospectus supplement.

         If so specified in the applicable prospectus supplement, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount and with terms set forth in that prospectus supplement for each series of Certificates as to which a pool insurance policy is provided. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by those types of hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.

SURETY BONDS

         If so specified in the prospectus supplement relating to a series of Certificates, Credit Enhancement with respect to one or more classes of Certificates of a series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company named in the Credit Enhancement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the prospectus supplement relating to that series.

FRAUD COVERAGE

         If so specified in the applicable prospectus supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by

         (1) representations and warranties to the effect that no fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans had occurred;

         (2)      a Reserve Fund;

         (3)      a letter of credit; or

         (4)      some other method.

         The amount and terms of any fraud coverage will be set forth in the applicable prospectus supplement.

BORROWER BANKRUPTCY BOND

         If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a borrower or obligor affecting the Mortgage Loans in a Trust Fund with respect to a series of Certificates may be covered under a borrower bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a series by any of the Rating Agencies that rated any Certificates of that series). Any borrower bankruptcy bond or other instrument will provide for coverage in an amount and with terms meeting the criteria of the Rating Agencies rating any Certificates of the related series as described in the applicable prospectus supplement.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains general summaries of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used in this prospectus, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property. The priority of the lien or title interest created by each mortgage will depend on:

         (1)      the terms of the mortgage;

         (2) the existence of any separate contractual arrangements with others holding interests in the mortgaged property;

         (3) the order of recordation of the mortgage in the appropriate public recording office; and

         (4) the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property.

Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of environmental conditions identified by those states. See "Environmental Risks." In addition, the Tax Code provides priority to some tax liens over the lien of the mortgage. The borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.



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

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties: a borrower (the borrower and usually the owner of the subject property) and a mortgagee (the lender).

         A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a borrower), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness.

         A deed to secure debt is a two party instrument in which the grantor (the equivalent of a borrower) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until the time the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note.

         As used in this prospectus, unless the context otherwise requires, the term "borrower" includes a borrower under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the beneficiary's and trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, federal laws and, in some cases, with respect to a trustee in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

         The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by that lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest, in the mortgage or in a separate agreement with the landlord or other party to that instrument, to protect the mortgagee against termination of that interest before the mortgage is paid.

PERSONALTY

         Some types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and therefore, would not be subject to the lien of a mortgage. Those types of properties are generally pledged or assigned as security to the mortgagee under the UCC. To perfect its security interest in those types of properties, the mortgagee generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

         The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (the mortgagee) retains legal title to the property and enters into an agreement with the purchaser (the borrower) for the payment of the purchase price plus interest, over the term of that Installment Contract. Only after full performance by the borrower of the Installment Contract is the mortgagee obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally


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

responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower's equitable interest in the property is forfeited. The mortgagee in that situation does not have to foreclose to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary.

         In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the borrower and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

         Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In those cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to:

         (1) receive rents, hazard insurance proceeds and condemnation proceeds; and

         (2) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, which would extinguish the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts the Trust Fund's subordinate interest in the related property in the foreclosure of the senior mortgage (to the extent permitted by state law) or satisfies the defaulted senior loan.

As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

         The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage in the order the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property (or any part of the property) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance


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

proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of some states may provide that unless the security of the mortgagee has been materially impaired, the borrower must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

         The form of mortgage used by many institutional lenders typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the borrower by the mortgagee are to be secured by the mortgage. The "future advance" clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance and that the mortgagee had actual knowledge of those intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any intervening junior mortgages or other liens, the advance may be subordinate to the intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage used by many institutional lenders obligates the borrower:

         (1) to pay all taxes and assessments affecting the property before delinquency;

         (2) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage;

         (3)      to provide and maintain hazard insurance on the property;

         (4) to maintain and repair the property and not to commit or permit any waste of the property; and

         (5) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

Upon a failure of the borrower to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith (which typically become part of the indebtedness secured by the mortgage).

         The form of mortgage used by many institutional lenders also typically requires the borrower to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, among others:

         (1) all leasing activities (including new leases and termination or modification of existing leases),

         (2) any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property, and



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

         (3) all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements).

Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant a non-disturbance agreement and as a result the value of the mortgaged property may be diminished.

FORECLOSURE

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage and, by reason of any default, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any foreclosure sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, the purchaser will only acquire that leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

JUDICIAL FORECLOSURE

         A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. Since a judicial foreclosure is a lawsuit, it is subject to all of the procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. These sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE

         In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the borrower under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by some states are:



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

         (1) that notices of both the borrower's default and the mortgagee's acceleration of the debt be provided to the borrower;

         (2) that the trustee record a notice of default and send a copy of the notice to the borrower, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the borrower and to other persons identified by those states;

         (3) that the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in some states, allowed costs and expenses incurred by the mortgagee in connection with the default; and

         (4) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale.

Foreclosure of a deed to secure debt is generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON MORTGAGEE'S RIGHTS

         Courts may apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents to the extent the legal effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain the property adequately or executing a second mortgage affecting the property.

         Even if a foreclosure is allowed, a third party may be unwilling to purchase the property at the foreclosure sale for a variety of reasons, including the difficulty of determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings. Some states require the mortgagee to disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale, which may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price of the mortgaged property. A 1980 decision of the United States Court of Appeals for the Fifth Circuit (Durrett v. Washington National Insurance Company) suggested that even a non-collusive, regularly conducted foreclosure sale could be a fraudulent transfer under the Bankruptcy Code if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year before the filing of the bankruptcy petition; and (2) the price paid for the foreclosed property did not represent "fair consideration." In 1994, the United States Supreme Court rejected that interpretation of the Bankruptcy Code. However, the reasoning in the Durrett case could nonetheless be persuasive to courts interpreting state fraudulent conveyance law with provisions similar to the Bankruptcy Code provisions construed in Durrett.

         For the reasons discussed in the prior paragraph, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to or less than the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure to extinguish the secured debt. A mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. The mortgagee also assumes the burdens of ownership and management of the property (frequently through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run these operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of those operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.


         Under the REMIC Regulations and the related Pooling and Servicing Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property which could result in significantly greater costs than direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans-Collections and Other Servicing Procedures."

RIGHTS OF REDEMPTION

         The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay a specified portion of costs of that action. Persons having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale and is not waivable by the borrower.

         In contrast to the common law doctrine of equity of redemption, in some states, the borrower and foreclosed junior lienors are given a statutory period
(1) prior to the foreclosure sale, in which to reinstate the mortgage in good standing by paying past due amounts and a portion of costs of the mortgage determined by those states and (2) after the completion of the foreclosure sale, in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property (or to depress the price received by the mortgagee at the foreclosure sale). The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee after a foreclosure sale.

         Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Some states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right if the mortgagee waives its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (a) an extension from the IRS or (b) an opinion of counsel to the effect that holding the property for that period is permissible under the REMIC Regulations.

         Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

         Some of the Mortgage Loans will be nonrecourse loans where recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the borrower's other assets in the event of default by a borrower. Even if a mortgage by its terms provides for recourse against the borrower, some states have imposed prohibitions against or limitations upon exercising that recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some states, the mortgagee has the option of bringing a personal action against the borrower on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue that kind of action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids, or the absence of bids, at the judicial sale.

LEASEHOLD RISKS

         Some of the Mortgage Loans may be secured by a mortgage encumbering the borrower's leasehold interest under a ground lease. Leasehold mortgages are subject to risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.

Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, to minimize that risk are:

         (1) the right of the mortgagee to receive notices from the ground lessor of any defaults by the borrower;

         (2)      the right to cure any defaults, with adequate cure periods;

         (3) if a default is not susceptible to cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease;

         (4) the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities under the ground lease;

         (5) the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination of the old ground lease; and

         (6) provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property.

In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of this type of assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease, so if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of these protective provisions will be obtained in connection with any particular Mortgage Loan.

BANKRUPTCY LAWS

         Borrowers often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences caused by an automatic stay can be significant. A particular borrower may become subject to the Bankruptcy Code either by voluntary or involuntary petition or by virtue of the doctrine of "substantive consolidation" by an affiliate of the borrower becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under some circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between the then current value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) before the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         Federal bankruptcy law may interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a borrower, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any assignment of rents and leases or security interest. The legal proceedings necessary to resolve a situation like that can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost:

         (1) if the assignment or security interest is not fully documented or perfected under state law before commencement of the bankruptcy proceeding;

         (2) to the extent rents or hotel revenues are used by the borrower to maintain the mortgaged property or for other court authorized expenses;

         (3) to the extent other collateral may be substituted for the rents or hotel revenues; and

         (4) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

         To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, the borrower's ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, accelerated rent, damages or a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition.

         In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Those remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an


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unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. There may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of some payments made by the borrower under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then some payments by the guarantor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

         A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In some circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or of equal priority with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

         A trustee in bankruptcy or a debtor in possession also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for items such as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

         A trustee in bankruptcy or a debtor in possession also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor or a bona fide purchaser of real estate could have done so outside of bankruptcy. Generally, in circumstances involving some defect in the language, execution or recording of the mortgage loan documents.

BANKRUPTCY CONSIDERATIONS RELATING TO THE DEPOSITOR

         The Depositor will warrant in the Pooling and Servicing Agreement that the sale of the Mortgage Loans by it to the Trust Fund is a valid sale. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case a court could take the position that the sale of the Mortgage Loans to the Trust Fund should instead be treated as a pledge of the Mortgage Loans to secure a borrowing of such debtor. If a court were to reach those conclusions, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of the Mortgage Loans to the Trust Fund is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of any Mortgage Loan to the Trust Fund may have priority over the Trust Fund's interest in that Mortgage Loan.



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         In addition, cash collections on the Mortgage Loans may be commingled with the funds of the Master Servicer and, in the event of the bankruptcy of the Master Servicer, the Trust Fund may not have a perfected interest in those cash collections.

ENVIRONMENTAL RISKS

         Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous materials on, under, adjacent to, or in that property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of the properties. Mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants pose particular concerns. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         A mortgagee may be exposed to risks related to environmental conditions including:

         (1)      a diminution in the value of a mortgaged property;

         (2) potential default on a mortgage loan due to the borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

         (3) in some circumstances as more fully described below, liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property or the unpaid balance of the related mortgage loan; or

         (4) the inability to sell the related Mortgage Loan in the secondary market. In some circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

         A mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure), which may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and would as a result decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

         In some states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Under federal law and the laws of some states, the owner's failure to perform remedial actions required under environmental laws may in some circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states this lien has priority over the lien of an existing mortgage against the property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.



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CERCLA AND RELATED LAWS

         Under some circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each series. Under the laws of some states and under CERCLA, strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability described above is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

         CERCLA's definition of "owner" or "operator" excludes persons "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." The Lender Liability Act clarifies CERCLA's secured creditor exemption. Under the Lender Liability Act, a secured lender who is "participating in management" by exercising control over operational aspects of the facility will be liable, but a number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest are not construed as participating in management and will not trigger liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may not provide a secured creditor exemption.

         CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, before foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed to qualify for the defense.

         Beyond statute-based environmental liability, hazardous environmental conditions on a property may also be subject to common law causes of action (for example, causes of actions arising from death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

         The related Pooling and Servicing Agreement contains provisions restricting the ability of the Master Servicer or the Special Servicer, if any, to acquire title to any Mortgaged Property or take over its operation unless a satisfactory phase I or other specified environmental assessment has been obtained. Enforcement of the security for the related Note is precluded until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.



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         If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but those persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that these costs could become a liability of the Trust Fund and become a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Pooling and Servicing Agreement for the related series.

OTHER ENVIRONMENTAL RISKS

         Other environmental laws may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

         Some federal, state and local laws, regulations and ordinances govern the handling of ACMs in the event of the remodeling, renovation or demolition of a building. These laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed before 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

         The EPA has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed specified limits.

         The Lead Paint Act requires federal agencies to promulgate regulations that will require owners of residential housing constructed before 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and in December of 1996 for owners of one to four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where those circumstances exist may be held liable for those injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

         Underground storage tanks are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require underground storage tanks used for the storage of fuel or hazardous substances and waste to meet standards designed to prevent releases from the underground storage tanks into the environment. Underground storage tanks installed before the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking underground storage tanks.



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ENFORCEABILITY OF MATERIAL PROVISIONS

Default Interest; Late Charges; and Prepayment Fees.

         Some of the Mortgage Loans may contain provisions requiring the borrower to pay late charges or additional interest if required payments are not made on time. In some states there may be limitations upon the enforceability of these provisions, and no assurance can be given that any of these provisions in any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any prepayment. Even if enforceable, a requirement for prepayment fees may not deter borrowers from prepaying their Mortgage Loans. Although some states will allow the enforcement of these provisions upon a voluntary prepayment of a mortgage loan, other states may not allow these provisions after a mortgage loan has been outstanding for a specified number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (that is, to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In some states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the borrower or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of these provisions related to a mortgage loan will be enforceable under those circumstances. The applicable laws of some states may also treat some prepayment fees as usurious if in excess of statutory limits. See "Applicability of Usury Laws."

Due-on-Sale Provisions.

         The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and their enforceability has been limited or denied in some cases, usually involving single family residential mortgage transactions. Due-on-sale provisions typically provide that: (1) the mortgage loan will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property or (2) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer. The Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their right to regulate these clauses with respect to mortgage loans that were: (1) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (2) originated by lenders other than national banks, federal savings institutions or federal credit unions.

         The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition of due-on-sale clauses with respect to one or more categories of loans that were originated or assumed during the "window period" applicable to that state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

         The Pooling and Servicing Agreement for each series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, then for so long as the Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, will take the actions it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.



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         In addition, under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Acceleration on Default.

         It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in other states, the defaulted amounts plus the costs and attorneys' fees incurred by the mortgagee in collecting the defaulted payments.

         State courts are also known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

SOLDIERS' AND SAILORS' RELIEF ACT

         Under the terms of the Relief Act, unless a mortgagee obtains a court order to the contrary, a borrower who enters military service after the origination of the borrower's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status. For purposes of the Relief Act, persons entered into military service include members of the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan, and officers of the U.S. Public Health Service assigned to duty with the military. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under some circumstances, during an additional three months thereafter. Thus, if the affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to foreclose the Mortgaged Property in a timely fashion. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the borrower is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

         State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If the amount


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charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial.

         Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. For example, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the borrower and any penalty owed by the mortgagee. A second, more severe type of statute results in the invalidation of the transaction. Under this second type of statute, the borrower may have the recorded mortgage or deed of trust canceled without any payment and the mortgagee is prohibited from foreclosing.

         Under Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, some types of residential (including multifamily, but not other commercial) first mortgage loans may be exempted from state usury limitations. However, until April 1, 1983, states were allowed to adopt laws or constitutional provisions expressly rejecting Title V and even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have rejected Title V and/or taken action to limit discount points or other charges.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act.

         Title VIII provides that, notwithstanding any state law to the contrary:

         (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the [Comptroller of the Currency] with respect to origination of alternative mortgage instruments by national banks;

         (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the NCUA with respect to origination of alternative mortgage instruments by federal credit unions; and

         (3) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject that mortgage loan to state restrictions that would not otherwise be applicable.



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LEASES AND RENTS

         Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the borrower typically assigns to the mortgagee the borrower's right, title and interest as landlord under each lease and the income derived from that lease, while retaining a right to collect the rents for so long as there is no default under the mortgage loan documentation. Upon a default, the mortgagee may be entitled to collect rents. However, a mortgagee's failure to take necessary steps to "perfect" its interest in rents may result in the mortgagee's inability to collect all or a portion of the rents. In order to "perfect" an interest in rents, some state laws require not only proper recording of the assignment of leases and rents, but also require the mortgagee to take possession of the property and/or obtain judicial appointment of a receiver before the mortgagee is entitled to collect rents. Mortgagees taking possession of property may incur potentially substantial risks attendant to that possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may also be adversely affected.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

         If a borrower encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following:

         (1) the borrower may have difficulty servicing and repaying multiple loans and if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those due on the senior loan;

         (2) acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee (for example, if the borrower and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the borrower is additionally burdened);

         (3) if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in some circumstances even prevent the taking of action by the senior mortgagee; and

         (4) the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

         Some of the Mortgage Loans may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may contain a "Due-on-Encumbrance" clause which: (1) provides that the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (2) requires the consent of the related mortgagee to the creation of any the lien or other encumbrance on the related Mortgaged Property. However, the "Due-on-Encumbrance" clauses may be unenforceable in some jurisdictions under some circumstances.



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         The Pooling and Servicing Agreement for each series will generally provide that if any Mortgage Loan contains a "Due-on-Encumbrance" clause, then for so long as the Mortgage Loan is included in a given Trust Fund, the Master Servicer, or the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), will, in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement, exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the Mortgage Loan to (1) accelerate the payments on the Mortgage Loan; or (2) withhold its consent to the creation of any lien or other encumbrance.

TYPE OF MORTGAGED PROPERTY

         A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee because (1) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator, and (2) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

CRIMINAL FORFEITURES

         Various federal and state laws provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of those illegal acts. Even though these laws were originally intended as tools to fight organized crime and drug related crimes, there is a current trend toward expanding the scope of these laws. Some laws (such as the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for defenses for "innocent lienholders." However, given the uncertain scope of these laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of any law of this type with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under those laws, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation so that those modified accommodations are accessible and usable by disabled individuals. Modifications must be undertaken to the extent "readily achievable." The "readily achievable" standard takes into account the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, those laws may also impose these requirements on a foreclosing mortgagee who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the borrower of complying with the requirements of those laws may be subject to more stringent requirements than those to which the borrower is subject.



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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. In addition, the following discussion represents an interpretation of the law at the time of this prospectus, and does not represent an opinion of Latham & Watkins or Sidley & Austin, counsel to the Depositor, except with respect to the first paragraph under "--REMICs--Classification of REMICs" and the first paragraph under "--REMICs--Tiered REMIC Structures" in this prospectus.

         Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice--

         o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". It is recommended that Certificateholders consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

         The following discussion addresses securities of two general types:

         o Certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion of a Trust Fund, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Tax Code; and

         o interests ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made.

         The prospectus supplement for each series of Certificates will indicate whether a REMIC election, or elections, will be made for the related Trust Fund and, if such an election, or elections, is to be made, will identify all "regular interests" ("Regular Certificates") and "residual interests"
("Residual Certificates") in the REMIC.

         For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets,


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


including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement.

         Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Tax Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         Classification of REMICs. Upon the issuance of each series of REMIC Certificates, Latham & Watkins or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund, or each applicable portion of the Trust Fund, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of Regular Certificates or Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Tax Code for such status during any taxable year, the Tax Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Tax Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The related Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code and assets described in Section 7701(a)(19)(C) of the Tax Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the Regular Certificates and income allocated to the Residual Certificates will be interest described in Section 856(c)(3)(B) of the Tax Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Tax Code. In addition, the Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Tax Code and "permitted assets" under Section 860L(c)(1)(G). The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Tax Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Tax Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Tax Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Latham & Watkins or Sidley & Austin, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Tax Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Tax Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Certificate Owners of Regular Certificates.

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

         Original Issue Discount. Some Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Tax Code. Any holders of Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Tax Code generally addressing the treatment of debt instruments issued with original issue discount. In addition, Section 1272(a)(6) of the Tax Code provides special rules applicable to Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Tax Code, however, do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the REMIC Certificates. Prospective holders of REMIC Certificates are recommended to consult with their tax advisors concerning the treatment of their certificates.

         The Tax Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" a combination of a single fixed rate and one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Regular Certificate.

         In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount, and the timing of the inclusion of that original issue discount, will vary according to the characteristics of such Regular Certificates. If the original issue discount rules apply to such Certificates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

         Some classes of the Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date, and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular, by multiplying--

         o the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the Prepayment Assumption, by

         o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Regular Certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of--

         o    the total amount of such de minimis original issue discount, and

         o a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate.

The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Certificate Owners of Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

         Unless otherwise stated in the related prospectus supplement, the "accrual period" is the period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, or in the case of the first such period, begins on the Closing Date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o    the sum of--

              1. the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods, and

              2. the distributions made on such Regular Certificate during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of such Regular Certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding paragraph will be calculated:

         o assuming that distributions on the Regular Certificate will be received in future periods based on the Mortgage Loans



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


              being prepaid at a rate equal to the Prepayment Assumption;

         o using a discount rate equal to the original yield to maturity of the Certificate; and

         o taking into account events, including actual repayments, that have occurred before the close of the accrual period.

         For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.

         The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal to--

         o    the issue price of such Certificate, increased by

         o the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by

         o the amount of any distributions made on such Regular Certificate in prior accrual periods of amounts included in the stated redemption price.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Regular Certificate that purchases such Certificate at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of such Certificate at the beginning of the accrual period which includes such day; and

         o the daily portions of original issue discount for all days during such accrual period prior to such day.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a Regular Certificate, the amount of original issue discount accrued for that accrual period will be zero. A holder of a Regular Certificate may not deduct the negative amount currently. Instead a holder of a Regular Certificate will only be permitted to offset it against future positive original issue discount, if any, attributable to the Certificate. Although not free from doubt, it is possible that a holder of a Regular Certificate may be permitted to recognize a loss to the extent their basis in the certificate exceeds the maximum amount of payments that they could ever receive with respect to the Regular Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionaly small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

         Market Discount. A Certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Tax Code, such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Certificate Owners of Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Tax Code if such market discount is less than 0.25% of the remaining stated redemption price of such Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Tax Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, various rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the Certificateholder's option:

         o    on the basis of a constant yield method;

         o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

         o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

         To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Tax Code a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


         Premium. A Regular Certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price, will be considered to be purchased at a premium. The Certificateholder of such a Regular Certificate may elect under Section 171 of the Tax Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the Certificateholder owns or subsequently acquires. An amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Certificate Owners of Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Tax Code.

         Realized Losses. Under Section 166 of the Tax Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate Certificateholder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Tax Code until such holder's Certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the Certificateholder in such period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Certificate Owners of Residual Certificates.

         General. A REMIC generally is not subject to entity-level taxation, except as mentioned below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the Residual Certificates. As residual interests, the Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Tax Code on the deductibility of "passive losses".

         A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds such Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a Residual Certificateholder that purchased such Residual Certificate from a prior holder of such Certificate at a price greater than or less than, as the case may be, the adjusted basis (as defined below) such Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income Residual Certificateholders will be required to report, or the tax liability associated with such income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the Residual Certificateholders until subsequent tax years and, then, may not be completely offset due to changes in the Tax Code, tax rates or character of the income or loss. Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal:

         o    the income from the Mortgage Loans and other assets of the REMIC;
              plus

         o any cancellation of indebtedness income due to the allocation of realized losses to Regular Certificates, less the following items--

              1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on the Regular Certificates, whether offered or not,

              2. amortization of any premium on the Mortgage Loans held by the REMIC,

              3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

              4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all the related REMIC Certificates or, if one or more classes of those REMIC Certificates is not sold initially, their fair market values. Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of Regular Certificates, which is under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Certificate Owners of Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount, or premium to the extent that the REMIC's basis in the Mortgage Loan, determined as described in the preceding paragraph, is less or greater, as the case may be, than its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Tax Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

         A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that section, will not apply.

         If a class of Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Tax Code, which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Tax Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a Residual Certificate will be equal to the amount paid for such Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to such Residual Certificateholder.

         A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its Residual Certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Tax Code, as to which Residual Certificateholders should consult their tax advisors.

         Any distribution on a Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Residual Certificate. To the extent a distribution on a Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Residual Certificate. Holders of some Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such Residual Certificates will initially equal the amount paid for such Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the Residual Certificateholders. To the extent such Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their Residual Certificates.

         The effect of these rules is that a Residual Certificateholder may not amortize its basis in a Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a Residual Certificate other than an original holder in order to reflect any difference between the cost of such Residual Certificate to such Residual Certificateholder and the adjusted basis such Residual Certificate would have in the hands of an original Certificateholder see "--Taxation of Certificate Owners of Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a Residual Certificate for any calendar quarter will be the excess, if any, of--

         o the daily portions of REMIC taxable income allocable to such Residual Certificate, over



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


         o the sum of the "daily accruals" (as defined below) for each day during such quarter that such Residual Certificate was held by such Residual Certificateholder.

         The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to such Residual Certificate before the beginning of such quarter. The issue price of a Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the Residual Certificates are considered not to have "significant value".

         For Residual Certificateholders, excess inclusions--

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Tax Code, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic Residual Certificates. Under the REMIC Regulations, transfers of noneconomic Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such noneconomic Residual Certificate. The REMIC Regulations provide that a Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents--

         o the present value of the expected future distributions, discounted using the applicable Federal rate, on the Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive distributions with respect to the Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.



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


The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate, and which rate is computed and published monthly by the IRS.

         Accordingly, all transfers of Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of--

         o the present value of any consideration given to the transferee to acquire the interest,

         o the present value of the expected future distributions on the interest, and

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an "applicable Federal rate", except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.

         Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related prospectus supplement will disclose whether offered Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a Residual Certificate will not be considered "noneconomic" will be based upon various assumptions, and the Depositor will make no representation that a Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--Residual Certificates" below for additional restrictions applicable to transfers of some Residual Certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Tax Code require that a securities dealer mark to market securities held for sale to customers (the "Mark-to-Market Regulations"). This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security for purposes of
Section 475 of the Tax Code. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related Residual Certificates in their entirety and not to the holders of the related Regular Certificates.

         With respect to Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if the holder of any such Certificates is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts--

         o an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder, and

         o such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Tax Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Tax Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over such amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Tax Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a Regular Certificate generally will equal--

         o the cost of such Regular Certificate to such Certificateholder, increased by

         o income reported by such Certificateholder with respect to such Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o distributions on such Regular Certificate received by such Certificateholder and by any amortized premium.

The adjusted basis of a Residual Certificate will be determined as described under "--Taxation of Certificate Owners of Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset, generally, property held for investment, within the meaning of Section 1221 of the Tax Code.

         In addition to the recognition of gain or loss on actual sales, the Tax Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Regular Certificates meet this exception, Section 1259 will not apply to most Regular Certificates. However, Regular Certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Tax Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of--

         o the amount that would have been includible in the seller's income with respect to such Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate", which is generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, and is computed and published monthly by the IRS, determined as of the date of purchase of such Regular Certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased such Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Certificate Owners of Regular Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Tax Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Tax Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Tax Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Tax Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Tax Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or the gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each related Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally


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means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under some circumstances, the Master Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Master Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstances will the Master Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Tax Code.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         The Clinton Administration recently proposed in its budget, certain amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         Tax and Restrictions on Transfers of Residual Certificates to Certain Organizations. If a Residual Certificate is transferred to a "disqualified organization" (as defined below) a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of--

         o the present value, as discounted using the "applicable Federal rate", of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

The "applicable Federal rate" is the rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate, which rate is computed and published monthly by the IRS.

         The anticipated excess inclusions must be determined as of the date that the Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         o residual interests in such entity are not held by disqualified organizations, and

         o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of Residual Certificates and other provisions that are intended to meet this requirement will be included in each Agreement, and will be discussed in any prospectus supplement relating to the offering of any Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of--

         o the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization, and


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         o    the highest marginal federal income tax rate imposed on
              corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity--

         o such Certificateholder's social security number and a statement under penalties of perjury that such social security number is that of the record Certificateholder, or

         o a statement under penalties of perjury that such record Certificateholder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Tax Code. An exception to this tax, otherwise available to a pass-through entity that is furnished affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means--

         o the United States, any State or political subdivision of any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Tax Code or the Federal Home Loan Mortgage Corporation,

         o any organization, other than a cooperative described in Section 521 of the Tax Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Tax Code, or

         o    any organization described in Section 1381(a)(2)(C) of the Tax
              Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Tax Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Tax Code.

         Foreigners Holding Residual Certificates. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule applies to non-United States Persons (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to withholding tax. A transfer of a Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     o the transferor reasonable expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-United States Person transfers the Residual Certificate to a United States Person, after accrual of excess inclusions but prior to the tax being withheld, the transfer will be disregarded and the foreign transferor will continue to be as the owner unless arrangements are so made that the transfer does not have the effect of allowing the avoidance of withholding tax on accrued excess inclusions.

         The related prospectus supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a United States Person or may describe the circumstances and restrictions pursuant to which a transfer to a non-United States Person may be made.

         Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder's


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adjusted basis in such, such Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Tax Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to various notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Tax Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Certificateholder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Certificate Owners of Regular Certificates--Market Discount".

         Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Tax Code at a rate of 31% if recipients of such payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A Regular Certificateholder or a Residual Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the


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United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Tax Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more underlying mortgagors.

         Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         In addition, on October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations, as modified by Treasury Decision 8856, will generally be effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Unless otherwise stated in the related prospectus supplement, transfers of Residual Certificates to investors that:

         o    are not United States Persons; or

         o are United States Persons and classified as partnerships under the Tax Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related Agreement.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Tax Code and not as a partnership or an association taxable as a corporation. Accordingly, each Certificateholder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest". A Grantor Trust Certificate representing ownership of all or a portion of the difference between--

         o interest paid on the Mortgage Loans constituting the related Grantor Trust Fund, net of normal administration fees, and

         o the sum of (1) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund and (2) normal administration fees,

will be referred to as a "Grantor Trust Strip Certificate".

         A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.


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         Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in--

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Tax Code;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Tax Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code.

In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Tax Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Tax Code, "real estate assets" the meaning of Section 856(c)(5)(B) of the Tax Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Tax Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections, namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein), which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Tax Code.

Taxation of Certificate Owners of Grantor Trust Fractional Interest
Certificates.

         General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Tax Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Certificateholder's miscellaneous itemized deductions exceeds two percent of such Certificateholder's adjusted gross income. In addition, Section 68 of the Tax Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over such amount, or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by Certificateholders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Tax Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Tax Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if--


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         o    a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates, or

         o the Depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on a Mortgage Asset.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established various "safe harbors." The servicing fees paid with respect to the Mortgage Loans for some series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Tax Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Tax Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such , other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of--

         o such holder's adjusted basis in such Grantor Trust Fractional Interest at the beginning of such month, as described under "--Sales of Grantor Trust Certificates" below, and

         o the yield of such Grantor Trust Fractional Interest to such holder.

Such yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Tax Code requires--

         o the use of a reasonable prepayment assumption in accruing original issue discount, and

         o adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to various categories of debt instruments.

Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayment. The precise application of the legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.


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


         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease, respectively, such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o there is no original issue discount, or only a de minimis amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price", see "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Tax Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional


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


Interest. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of such Mortgage Loan at the beginning of the accrual period that includes such day, and

         o the daily portions of original issue discount for all days during such accrual period prior to such day.

The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Tax Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above) or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the Certificateholder generally will be required to include in income in each month the amount of such discount that has accrued, under the rules described in the next paragraph, through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by or, in the case of accrual basis Certificateholders, due to, the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the Certificate to such holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Certificate Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Tax Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, various rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option:

         o    on the basis of a constant yield method;

         o in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total


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


              remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period; or

         o in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under legislation enacted in 1997, Section 1272(a)(6) of the Tax Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related prospectus supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Certificate Owners of Regular Certificates--Original Issue Discount" above within the exception that it is less like that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

         Further, under the rules described in "--REMICs--Taxation of Certificate Owners of Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Tax Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Tax Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

         Taxation of Certificate Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Tax Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Tax Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Tax Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Certificate Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Tax Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to various categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip , the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. A Grantor Trust Certificateholder will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that Certificate. Although not free from doubt, it is possible that, as a Grantor Trust Certificateholder, you may be permitted to deduct a loss to the extent your basis in the Certificate exceeds the maximum amount of payment you could ever receive with respect to that Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions, except as provided under Section 582(c) of the Tax Code. The adjusted basis of a Grantor Trust Certificate generally will equal--

         o    its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Tax Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Tax Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Tax Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Grantor Trust Certificates meet this exception, this Section will not apply to most grantor trusts. However, certain Grantor Trust Certificates have no, or a disproportionately small, amount of principal and these Certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish reporting rules for interests in "widely held fixed investment trusts" similar to those applicable to regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name. These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Tax Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                              ERISA CONSIDERATIONS

         ERISA imposes various requirements on ERISA Plans and prohibits some transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of those Plans. Section 4975 of the Tax Code prohibits a similar set of transactions between Tax Code Plans and persons who are "disqualified persons" (as defined in the Tax Code) with respect to Tax Code Plans. Some employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Tax Code) are not subject to the requirements of ERISA or Section 4975 of the Tax Code, and assets of those plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401 (a) of the Tax Code and exempt from taxation under Section 501(a) of the Tax Code is subject to the prohibited transaction rules set forth in Section 503 of the Tax Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. ERISA Plan fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

         Section 406 of ERISA and Section 4975 of the Tax Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Tax Code Plans from engaging in specified transactions involving the Plans or "plan assets" of those Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Tax Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on some persons that engage or participate in those prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or any of their affiliates may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of the Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Tax Code, unless an exemption is available. Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," some transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Tax Code. Neither ERISA nor Section 4975 of the Tax Code defines the term "plan assets."

         Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to those assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or any of their affiliates either (a) has discretionary authority or control with respect to the investment or management of those assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets pursuant to an agreement or understanding that that advice will serve as a primary basis for investment decisions with respect to those assets and that that advice will be based on the particular needs of the Plan.

         The Department has issued Plan Asset Regulations concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

         Some exceptions are provided in the Plan Asset Regulations pursuant to which an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance that the exceptions may be applicable, because of the factual nature of some of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Tax Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restrictions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

         Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of that Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any series or class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any series or class by a Plan-for example, PTCE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts some transactions effected on behalf of a Plan by a "qualified professional asset manager."

         There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment. Also, the Department has issued Underwriter's Exemptions. An Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the applicable prospectus supplement will refer to the possibility. Further, the applicable prospectus supplement may provide that one or more classes or series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

         Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Tax Code of any acquisition and ownership of those Certificates.

UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

         The purchase of a Certificate evidencing an interest in the Residual Interest in a series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Tax Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes some tax-exempt entities not subject to Tax Code Section 511, such as some governmental plans, as discussed above under "Material Federal Income Tax Consequences--Taxation of Holders of Residual Certificates" and "-Restrictions on Ownership and Transfer of Residual Certificates."

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Tax Code Plans consult with their counsel regarding the consequences under ERISA and/or the Tax Code of their acquisition and ownership of Certificates. The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.



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

                                LEGAL INVESTMENT

SECONDARY MORTGAGE ENHANCEMENT ACT OF 1984

         The applicable prospectus supplement specifies the Offered Certificates that are "mortgage related securities" for purposes of SMMEA. Non-SMMEA Certificates are subject to various legal investment restrictions which prohibit some investors from purchasing the Non-SMMEA Certificates. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

         Generally, the only classes of Offered Certificates that will be "mortgage related securities" for purposes of SMMEA are as follows:

         (1) Certificates rated in one of the two highest rating categories by one or more Rating Agencies;

         (2) Certificates that are part of a series evidencing interests in a Trust Fund consisting of loans originated by various types of Originators as specified in SMMEA; and

         (3) Certificates that are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on either:

                  (a) a single parcel of real estate with a residential and/or mixed residential and commercial structure, or

                  (b) one or more parcels of real estate with one or more commercial structures.

         Under SMMEA, a number of states enacted legislation on or before October 3, 1991 limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states may enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by this legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in this legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows (subject in each case to regulations the applicable federal regulatory authority may prescribe):

         (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by those securities;

         (2) federal credit unions may invest in mortgage related securities; and

         (3) national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
                  Section 24 (Seventh).



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


         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with various general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), various "Type IV securities," (defined in 12 C.F.R. Section 1.2 (1) to include various "commercial mortgage-related securities" and "residential mortgage-related securities"). As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.


         Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5
(f)-(k), which prohibit federal credit unions from investing in various mortgage related securities (including securities such as some classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under some limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

OTHER RESTRICTIONS

         All depository institutions considering an investment in the Offered Certificates should review the "Policy Statement of the FFEIC. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with some modifications), prohibits depository institutions from investing in some "high-risk mortgage securities" (including securities such as some classes of the Offered Certificates), except under limited circumstances, and sets forth various investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed 1997 Statement which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal or state authorities before purchasing any class of the Offered Certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not


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

limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Other than specifying which Offered Certificates are "mortgage related securities," we make no representations as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

         We may sell the Certificates in series either directly or through underwriters or dealers. The applicable prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price of each class of Certificates of that series is to be determined, and the net proceeds to the Depositor from the sale.

         If we use underwriters in the sale of any Certificates the underwriters will acquire the Certificates for their own account and may resell the Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligations of the underwriters to purchase the Certificates will be subject to conditions set forth in the relevant agreement. The underwriters generally will be obligated to purchase all of the Certificates of a series offered by a prospectus supplement if any of those Certificates are purchased. The underwriters may sell debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

         The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the applicable prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. We will identify any underwriters and describe their compensation in a prospectus supplement.

         We also may sell Certificates directly to purchasers without the involvement of underwriters in which case the applicable prospectus supplement will contain information regarding the terms of that offering and any agreements entered into in connection with that offering.

         Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer and sale of the Certificates.

                                  LEGAL MATTERS


         Legal matters relating to the Certificates will be passed upon for the Depositor by Sidley & Austin, New York, New York, or Latham & Watkins, New York, New York and for the Underwriters as specified in the applicable prospectus supplement.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the applicable prospectus supplement.

                                     RATING

         It is a condition of issuance that a Rating Agency rate the Offered Certificates as investment grade, that is, in one of the four highest rating categories.

         Ratings on the Offered Certificates address the likelihood of all payments to certificateholders pursuant to the terms of the Certificates. The ratings of the Offered Certificates will be based on the structural, legal and issuer-related aspects associated with those Certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers of the loans underlying the Offered Certificates and ratings do not represent the degree by which any actual prepayments might differ from anticipated prepayments. As a result, holders of the Certificates may suffer a lower than anticipated yield.

         A rating is not a recommendation to buy, sell or hold the related Offering Certificates. There is no assurance that a rating of the Offered Certificates will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

                                    GLOSSARY


"1986 ACT" means the Tax Reform Act of 1986.

"1997 STATEMENT" means the FFEIC proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities", which would replace the Policy Statement.

"ACMS" means asbestos-containing materials.

"ADA" means Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder.

"BANKRUPTCY CODE" means the federal Bankruptcy Code, as amended from time to time (11 U.S.C.).

"BENEFIT PLAN INVESTORS" which are defined as ERISA Plans, Tax Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA.

"CERTIFICATEHOLDERS" means registered holders of Certificates.

"CLOSING DATE" means the date of the initial issuance of each series of Certificates.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COLLECTION ACCOUNT" means the master servicer will establish and maintain a collection account on behalf of the certificateholders. Generally, payments received on the mortgage loans will be deposited into the collection account.

"COMPOUND INTEREST CERTIFICATES" means Certificates on which interest is not currently paid.

"CREDIT ENHANCEMENT" means certain classes of a series of certificates may have the benefit of credit enhancement intended to increase the likelihood of payments on those certificates. Credit enhancement may be in the form of a letter of credit, a liquidity facility, the subordination of one or more other classes of a series of certificates, reserve funds, overcollateralization, surety bonds, certificate guarantee insurance, or other types of credit support. It is unlikely that credit enhancement will protect against all risks of loss. Credit enhancement cannot guarantee that losses will not be incurred on the certificates. The applicable prospectus supplement will describe the amount and types of credit enhancement, the identity of any entity providing credit enhancement, the limitations of credit enhancement and other information relating to any credit enhancement.

"DEFECTIVE OBLIGATION" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

"DEPARTMENT" means the U.S. Department of Labor.

"DEPOSITOR" means Prudential Securities Financing Corp.

"DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (not including an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Tax Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Tax Code Section
521) that is exempt from taxation under the Tax Code unless such organization is subject to the tax on unrelated business income imposed by Tax Code Section 511.

"DISTRIBUTION ACCOUNT" means the trustee will establish and maintain a distribution account on behalf of the certificateholders. The master servicer generally will deposit into the distribution account amounts held in the collection account to pay principal and interest on the certificates in the manner described in the related prospectus supplement.

"DISTRIBUTION DATE" means a day specified in a prospectus supplement upon which distributions are to be made to the related Certificateholders.

"EQUITY OF REDEMPTION" refers to a doctrine that provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.

"ERISA PLANS" means employee benefit plans subject to ERISA.

"ESCROW ACCOUNT" means an escrow account established and maintained by the Master Servicer in which the Master Servicer must deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("ESCROW PAYMENTS").

"ESCROW PAYMENTS" shall have the meaning ascribed to that term in the definition of Escrow Account.

"EVENT OF DEFAULT" means an event of default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series.

"EXCESS SERVICING" means payment of a servicing fee to the Master Servicer which is in excess of reasonable compensation.

"FFEIC" means Federal Financial Institutions Examination Council.

"FHLMC" means the Federal Home Loan Mortgage Corporation.

"FORFEITURE LAWS" means the various federal and state laws, collectively, which provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of such illegal acts.

"FORM 8-K" means the Securities and Exchange Commission Form 8-K pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934.

"GARN-ST. GERMAIN ACT" means the Garn-St. Germain Depository Institutions Act of 1982.

"HAZARDOUS MATERIALS" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, among others, those so identified in CERCLA or any other environmental laws now existing, including, among others, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or a similar classification that would, if classified as unusable, be included in the foregoing definition.

"INSTALLMENT CONTRACTS" means installment contracts for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "MORTGAGED PROPERTY").

"LEAD PAINT ACT" means the Residential Lead-Based Paint Hazard Reduction Act of 1992.

"LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996.

"MBS" means mortgage backed securities.

"MARK TO MARKET REGULATIONS" means regulations issued by the Service under Tax Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.

"MASTER SERVICER" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement". The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor.

"MASTER SERVICER REMITTANCE DATE" means the business day before a Distribution Date upon which the Master Servicer is required to remit to the Distribution Account amounts on deposit in the Collection Account that are required for distribution to Certificateholders.

"MORTGAGE" means a mortgage loan secured by first or junior mortgages, deeds of trust or similar instruments.

"MORTGAGE LOAN" means each mortgage loan, Installment Contract, certificate, or collateralized mortgage obligation in a Mortgage Pool.

"MORTGAGE LOAN GROUPS" means groups of Mortgage Loans segregated by the Depositor as more fully described in the related prospectus supplement.

"MORTGAGE LOAN SCHEDULE means a schedule appearing as an exhibit to a Pooling and Servicing


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

Agreement and listing the Mortgage Loans for the related series.

"MORTGAGE LOAN SELLER means the seller of a Mortgage Loan to the Depositor.


"MORTGAGE POOL" means a pool of mortgage loans, mortgage pass-through or collateralized mortgage obligation certificates not issued by the Depositor, installment contracts and certificates issued or guaranteed by certain United States governmental agencies. Each mortgage loan will constitute the obligation of one or more persons to repay a specified sum with interest and will be secured by first or junior mortgages, deed of trust or similar security instruments on, or installment contracts for the sale of, commercial or multifamily residential property. Commercial or multifamily residential property may include fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties, each of which may be located in any or all states and the U.S. Virgin Islands. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The prospectus supplement will indicate whether the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or other person. All mortgage loans will have been purchased, either directly or indirectly, by the depositor on or before the initial issuance date of the related series of certificates.


"MORTGAGED PROPERTY" shall have the meaning assigned to such term in the definition of "Installment Contracts".

"MORTGAGEE" unless the context otherwise requires, includes a mortgagee under a mortgage, a beneficiary under a deed of trust, and a grantee under a deed to secure debt seller under an Installment Contract.

"MORTGAGOR" unless the context otherwise requires, includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt purchaser under an Installment Contract.

"NCUN" means the National Credit Union Administration.

"NONECONOMIC RESIDUAL INTEREST" means a residual interest in a REMIC (including a residual interest with a positive value at issuance) unless, at the time of the transfer of such residual interest, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after he time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

"NON-SMMEA CERTIFICATES" means Certificates not qualifying as "mortgage related securities" under SMMEA.

"NON-U.S. PERSON" means any person who is not a U.S. Person.

"NOTE" means the promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument related to an assignment of leases and rents.



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

"OCC" means Office of the Comptroller of the Currency.

"OFFERED CERTIFICATES" means certificates offered by this prospectus and the accompanying prospectus supplement.

"OID REGULATIONS" means the temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 under Tax Code Sections 1271 through 1273 and 1275.

"PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

"PERMITTED INVESTMENTS" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a series require other or additional investments:

         (1) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

         (2) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations
                  only);

         (3) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances or repurchase obligations issued by, any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates, provided, in each case, the maturity is not more than 365 days;

         (4) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates in its highest short-term unsecured rating category;

         (5) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency rating the Certificates as Permitted Investments;

         (6) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment as may be acceptable to each Rating Agency rating the Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and



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

         (7) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates; provided, however, that (a) if S&P is rating the Certificates, none of the obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except for units of money market funds pursuant to clause (5) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except for units of money market funds pursuant to clause (5) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (3) -(6) above are not rated by each Rating Agency rating the Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating the Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Tax Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (a) such instrument or security evidences a right to receive only interest payments or (b) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.

"PLANS" means Tax Code Plans together with ERISA Plans.

"PLAN ASSET REGULATIONS" means regulations issued by the Department concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code, if the Plan acquires an "equity interest" in an entity.

"POLICY STATEMENT" means the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the FFIEC.

"POOLING AND SERVICING AGREEMENT" means an agreement pursuant to which a series of Certificates is issued and which is entered into among the Depositor, the master servicer (the "MASTER SERVICER"), the special servicer (the "SPECIAL SERVICER"),if any, and the Trustee for that series of Certificates and any other parties described in the related prospectus supplement.

"PREPAYMENT ASSUMPTION" means the assumed rate of prepayment of the Mortgage Loans.

"PTCE" means Prohibited Transaction Class Exemption.

"PROPERTY PROTECTION EXPENSES" means certain costs and expenses incurred in connection with defaulted Mortgage Loans, the acquisition of title to, or management of, REO Property, or the sale of defaulted Mortgage Loans or REO Properties. The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

"RATING AGENCY" means each nationally recognized statistical rating organization specified in a prospectus supplement as rating Offered Certificates.



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"REMIC CERTIFICATES" means Certificates of a series as to which one or more
REMIC elections are made.

"REMIC POOL" means a Trust Fund or portion thereof as to which a REMIC election is made.

"REMIC REGULATIONS" mean regulations promulgated by the U.S. Department of Treasury (regarding REMICs).

"REO ACCOUNT" means an account established and maintained by the Master Servicer or Special Servicer to be used in connection with REO Properties and any other Mortgaged Properties specified in the related prospectus supplement.

"RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

"REGULAR CERTIFICATEHOLDER" means the holder of a Regular Certificate.

"RESERVE ACCOUNT" means any reserve or escrow account established pursuant to any of the Mortgage Loan documents.

"RESERVE FUND" means each of one or more reserve funds which may be established with respect to one or more classes of the Certificates of a series if so specified in the related prospectus supplement, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts specified in the related prospectus supplement will be deposited.

"RESIDUAL CERTIFICATEHOLDERS" means holders of Residual Certificates.

"SBJPA OF 1996" means the Small Business Job Protection Act of 1996.

"SMMEA means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"SENIOR CERTIFICATES" means the senior Certificates in any series which includes Subordinate Certificates.

"SERVICE" means the Internal Revenue Service.

"SERVICING FEE" means the Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series; the exact amount and calculation of which is established in the prospectus supplement and Pooling and Servicing Agreement for the related series.

"SPECIAL SERVICING FEE" means the fee for the servicing of Specially Serviced Mortgage Loans.

"SPECIALLY SERVICED MORTGAGE LOANS" means defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing.

"SPECIAL SERVICER" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement".

"STANDARD CERTIFICATES" means any series of Certificates that is not designated as Stripped Certificates.

"STANDARD CERTIFICATEHOLDER" means the holder of a Standard Certificate.

"STARTUP DAY" means the date of issuance of the REMIC Certificates.

"STRIPPED CERTIFICATE" means Certificates subject to Tax Code Section 1286, which provides that the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"; Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" as to which no REMIC election is made.

"STRIPPED CERTIFICATEHOLDER" means a holder of a Stripped Certificate.

"SUBORDINATE CERTIFICATES" means one or more subordinate classes of a series if so specified in the related prospectus supplement.

"TAX CODE PLANS" means employee benefit plans subject to Section 4975 of the Tax Code.

"TITLE V" means Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.

"TITLE VIII" means Title VIII of the Garn-St. Germain Act.

"TREASURY" means the U.S. Department of Treasury.

"TRUST FUND" for a series means the trust fund created pursuant that series' Pooling and Servicing Agreement.

"TRUSTEE" means the bank or trust company which the Depositor selects to act as trustee under a given Pooling and Servicing Agreement.

 "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (a) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (b) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

"USTS" means Underground storage tanks.

"UNDERWRITER'S EXEMPTION" means an individual administrative exemption from application of certain prohibited transaction restrictions of ERISA and the Tax Code, issued by the Department to an underwriters of mortgage-backed securities.

"VOTING RIGHTS" means the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or any similar means of allocating decision-making under the related Pooling and Servicing Agreement specified in the related prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Offered Certificates, other than underwriting discounts and commissions:



         SEC Registration Fee                          $  442,400
         Engraving Fee                                 $  200,000
         Legal Fees and Expenses                       $  200,000
         Accounting Fees and Expenses                  $  220,000
         Trustee Fees and Expenses                     $   40,000
         Blue Sky Qualification Fees and Expenses      $   10,000
         Rating Agency Fees (Two Agencies)             $1,400,000
         Miscellaneous                                 $   14,950
                                                       ----------
         Total                                         $2,527,350




ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 5 of the proposed Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements may provide that no director, officer employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties; provided, however, that the Pooling and Servicing Agreements may provide that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling and Servicing Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling and Servicing Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law.

ITEM 16  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:

                  All financial statements, schedules and historical financial information of the Registrant have been omitted as they are not applicable.

         (b)      Exhibits:


         1.1      Form of Underwriting Agreement

         4.1      Form of Pooling and Servicing Agreement

         5.1 Opinion of Sidley & Austin as to legality of the Certificates


         5.2      Opinion of Latham & Watkins as to legality of the certificates


         8.1      Opinion of Sidley & Austin as to certain tax matters


         8.2      Opinion of Latham & Watkins as to certain tax matters


         23.1 Consent of Sidley & Austin (included in Exhibits 5.1 and 8.1 hereto)


         23.2 Consent of Latham & Watkins (included in Exhibits 5.2 and 8.2 hereto)

         24.1     Power of Attorney*

ITEM 17  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment


---------------
* Included on page II-4
         thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of August, 2000.



                              PRUDENTIAL SECURITIES
                          SECURED FINANCING CORPORATION


                                         By: /s/ Vincent T. Pica II
                                            -----------------------------------
                                             Name: Vincent T. Pica II
                                             Title: President



         KNOW ALL PEOPLE THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent T. Pica II his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of August 2, 2000, by the following persons in the capacities indicated:



         /s/ Kathy A. Jones                      Chairman of the Board
         ---------------------------------
         Kathy A. Jones


         /s/ Vincent T. Pica II                  Director and President
         ---------------------------------       (Principal Executive Officer)
         Vincent T. Pica II


         /s/ P. Carter Rise                      Director
         ---------------------------------
         P. Carter Rise


         /s/ William Horan                       Chief Financial Officer
         ---------------------------------
         William Horan


         /s/ Robert Troiano                      Treasurer
         ---------------------------------       (Principal Accounting Officer)
         Robert Troiano

EXHIBIT
NUMBER   DESCRIPTION


1.1      Form of Underwriting Agreement

4.1      Form of Pooling and Servicing Agreement

5.1      Opinion of Sidley & Austin as to legality of the Certificates


5.2      Opinion of Latham & Watkins as to legality of the certificates


8.1      Opinion of Sidley & Austin as to certain tax matters


8.2      Opinion of Latham & Watkins as to certain tax matters


23.1     Consent of Sidley & Austin (included in Exhibits 5.1 and 8.1 hereto)


23.2     Consent of Latham & Watkins (included in Exhibits 5.2 and 8.2 hereto)

24.1     Power of Attorney*












* Included on page II-4